Filed Pursuant to Rule 424(h)
Registration No. 333-232590

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED SEPTEMBER 9, 2021

PROSPECTUS

$1,250,000,000
Mercedes-Benz Auto Receivables Trust 2021-1
Issuer
(CIK: 0001878122)

$332,500,000	0.00%	Class A-1 Asset Backed Notes(1)
$560,000,000	________%	Class A-2 Asset Backed Notes
$560,000,000	________%	Class A-3 Asset Backed Notes
$130,000,000	________%	Class A-4 Asset Backed Notes

(1)	The Class A-1 Notes are not offered hereby and will be retained by the Depositor or one or more of its affiliates.

Daimler Retail Receivables LLC Depositor (CIK: 0001463814)	Mercedes-Benz Financial Services USA LLC Sponsor, Servicer and Administrator (CIK: 0001540252)

The underwriters are offering the following classes of Notes pursuant to this prospectus:

	Price to Public		Underwriting Discounts and Commissions		Net Proceeds to the Depositor(1)
Class A‑2 Asset Backed Notes	$______________	_________%	$______________	_________%	$______________	_________%
Class A‑3 Asset Backed Notes	$______________	_________%	$______________	_________%	$______________	_________%
Class A‑4 Asset Backed Notes	$______________	_________%	$______________	_________%	$______________	_________%
Total	$______________		$______________		$______________

(1)	The net proceeds to the Depositor exclude expenses, estimated at $1,000,000.

The price of the offered Notes will also include accrued interest, if any, from the date of initial issuance.  Distributions on the Notes will generally be made monthly on the 15th day of each month or, if not a business day, on the next business day, beginning October 15, 2021.  The main sources for payment of the Notes are a pool of motor vehicle receivables, certain payments under the receivables and monies on deposit in a reserve fund as described herein.  Credit enhancement will consist of overcollateralization, excess interest collections on the receivables and a reserve fund.

The Notes will represent obligations of the issuer only and will not represent obligations of Daimler Retail Receivables LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

All or a portion of one or more classes of the offered Notes may be retained by the Depositor or one or more of its affiliates.

Before you purchase any offered Notes, be sure you understand the structure and the risks.  You should read carefully the risk factors on page 19 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about September 22, 2021.

Joint Bookrunners

Mizuho Securities	Santander	TD Securities

Co-Managers
Barclays	Deutsche Bank Securities
September __, 2021

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Asset Backed Notes	$1,250,000,000	100%	$1,250,000,000	$136,375

(1)	Estimated solely for the purpose of calculating the registration fee.

Reading This Prospectus

This prospectus contains information about the Issuer and the terms of the Notes.

We suggest you read this prospectus in its entirety.  We include cross-references to sections in this document where you can find further related discussions.  Refer to the Table of Contents in this prospectus to locate the referenced sections.  Capitalized terms used in this prospectus are defined in the “Glossary of Terms.”

You should rely only on information on the Notes provided in this prospectus.  Neither we nor the underwriters have authorized anyone to provide you with different information.  We and the underwriters are making offers to sell the Notes offered by this prospectus only in places where offers and sales are permitted.

This prospectus may contain forward-looking statements, including without limitation statistical information based on assumed facts.  Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as may be required under applicable federal securities laws.

In this prospectus, the terms “we,” “us” and “our” refer to Daimler Retail Receivables LLC.

Available Information

Daimler Retail Receivables LLC, as the Depositor for the Issuer, has filed a Registration Statement on Form SF-3 (file no. 333-232590) with the SEC under the Securities Act relating to the offering of the offered Notes.  This prospectus is part of the Registration Statement but the Registration Statement includes additional information.  In connection with the offering of the offered Notes under the Registration Statement, the Depositor has met the registrant requirements of Section I.A.1 of the General Instructions to Form SF-3.

The Registration Statement and any other materials filed by the Depositor or the Issuer with the SEC will be available for viewing at the SEC’s website, www.sec.gov, where you can also find reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  Filings by the Depositor or the Issuer can be found under the Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR) on the SEC’s website using the Depositor’s or Issuer’s CIK number.  Central Index Key or CIK numbers are the identifying numbers assigned by the SEC to each filer on EDGAR.  The CIK numbers of the Issuer, the Depositor and Mercedes-Benz Financial Services USA LLC are set forth on the cover page of this prospectus.

Mercedes-Benz Financial Services USA LLC, as the Servicer, will file for the Issuer annual reports on Form 10-K, distribution reports on Form 10-D and reports on Form ABS-EE, any current reports on Form 8-K and amendments to those reports with the SEC.  A copy of each such report may be obtained by any noteholder by request to the Indenture Trustee or the Depositor.  See “Description of the Transaction Documents—Reports to be Filed with the SEC.” The Indenture Trustee will make each monthly investor report available to the holders of the Notes through the Indenture Trustee’s internet website.  See “Description of the Transaction Documents—Statements to Noteholders.”

Notice to Investors: European Economic Area

Prohibition on Sales to EU Retail Investors

The offered Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any EU Retail Investor in the EEA.  Consequently, no key information document required by the EU PRIIPS Regulation for offering or selling the offered Notes or otherwise making them available to EU Retail Investors in the EEA has been prepared; and therefore offering or selling the offered Notes or otherwise making them available to any EU Retail Investor in the EEA may be unlawful under the EU PRIIPS Regulation.

Other EEA Offering Restrictions

This prospectus is not a prospectus for the purposes of the EU Prospectus Regulation.  This prospectus has been prepared on the basis that any offer of offered Notes in the EEA will only be made to a legal entity which is an EU Qualified Investor.  Accordingly any person making or intending to make an offer in the EEA of offered Notes which are the subject of the offering contemplated in this prospectus may only do so with respect to EU Qualified Investors.  None of the Issuer, the Depositor or the underwriters have authorized, nor do they authorize, the making of any offer of offered Notes in the EEA other than to EU Qualified Investors.

MiFID II Product Governance

Any distributor subject to MiFID II that is offering, selling or recommending the offered Notes is responsible for undertaking its own target market assessment in respect of the offered Notes and determining appropriate distribution channels for the purposes of the MiFID II product governance rules under the Delegated Directive.  None of the Issuer, the Depositor, or any underwriter make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Investors: United Kingdom

Prohibition on Sales to UK Retail Investors

The offered Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any UK Retail Investor in the United Kingdom.  Consequently, no key information document required by the UK PRIIPS Regulation for offering or selling the offered Notes or otherwise making them available to UK Retail Investors in the United Kingdom has been prepared; and therefore offering or selling the offered Notes or otherwise making them available to any UK Retail Investor in the United Kingdom may be unlawful under the UK PRIIPS Regulation.

Other United Kingdom Offering Restrictions

This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.  This prospectus has been prepared on the basis that any offer of offered Notes in the United Kingdom will only be made to a legal entity which is a UK Qualified Investor.  Accordingly any person making or intending to make an offer in the United Kingdom of offered Notes which are the subject of the offering contemplated in this prospectus may only do so with respect to UK Qualified Investors.  None of the Issuer, the Depositor or the underwriters have authorized, nor do they authorize, the making of any offer of offered Notes in the United Kingdom other than to UK Qualified Investors.

UK MiFIR Product Governance

Any distributor subject to the UK MiFIR Product Governance Rules that is offering, selling or recommending the offered Notes is responsible for undertaking its own target market assessment in respect of the offered Notes and determining appropriate distribution channels.  None of the Issuer, the Depositor, or any underwriter make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

Other United Kingdom Regulatory Restrictions

In the United Kingdom, this prospectus is only being distributed to, and is only directed at, persons known as “Relevant Persons” that are (1) persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, known as the “Order”, (2) persons falling within Article 49(2)(a) to (d) of the Order or (3) any other person to whom this prospectus may otherwise lawfully be communicated or caused to be communicated in accordance with the Order.  This prospectus and any of its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom.  Any investment or investment activity to which this prospectus relates is available in the United Kingdom only to Relevant Persons and will, in the United Kingdom, be engaged in only with Relevant Persons.  Any person in the United Kingdom that is not a Relevant Person must not act or rely on this prospectus or any of its contents.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” certain information that we file with the SEC.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference into this prospectus any distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report we file with the SEC prior to the termination of the offering of the notes offered by this prospectus.  These periodic and current reports will be filed under the name of the Issuer.  In addition, the disclosures filed as exhibits to each Form ABS-EE filed by the Issuer with the SEC by the date of filing of this prospectus are incorporated by reference into this prospectus.  You may locate these materials on the SEC’s website as described under “Available Information.”

The Depositor will provide without charge to each person, including any beneficial owner of notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus.  Requests for such copies should be directed to:

Daimler Retail Receivables LLC
35555 W. Twelve Mile Road, Suite 100
Farmington Hills, MI  48331
(248) 991-6700

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.

Summary of Transaction

This chart provides only a simplified overview of the structure of this securitization transaction and the credit enhancement available for the Notes.  Refer to this prospectus for a further description.

(1)	The Class A-1 Notes will be retained by the Depositor or one or more of its affiliates. Some or all of one or more of the other classes of the Notes may be retained by the Depositor or its affiliates.
(2)
The Certificates will represent the residual interest that will be held initially by the Depositor and represent the right to all funds not needed to make monthly payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Fund.  The Certificates are not being offered by this prospectus.  The Depositor will hold the Certificates as described under “Credit Risk Retention.”

(3)	The Reserve Fund will be funded on the Closing Date at 0.25% of the Cutoff Date Adjusted Pool Balance.
(4)
Overcollateralization will be the amount by which the Adjusted Pool Balance exceeds the Note Balance of the Notes.  Initially, the overcollateralization for the Notes will be approximately 2.50% of the Cutoff Date Adjusted Pool Balance.

(5)
The Target Overcollateralization Amount will be 2.50% of the Cutoff Date Adjusted Pool Balance and will be calculated as described under “Description of the Notes—Credit Enhancement—Overcollateralization.”

(6)
Excess spread will be available, as a portion of Available Funds, to make required principal payments on the Notes and, as a result, will provide a source of funds to absorb losses on the Receivables and to maintain overcollateralization at the Target Overcollateralization Amount, as further described under “Description of the Notes—Credit Enhancement—Excess Spread.”

(7)
Approximates the present value of the amount by which future scheduled payments on Receivables with Contract Rates less than the Required Rate are less than future payments would be on such Receivables if their Contract Rates were at least equal to the Required Rate, as described under “Description of the Notes—Credit Enhancement—Yield Supplement Overcollateralization Amount.”

Transaction Credit Enhancement Diagram

This diagram is a simplified overview of the credit enhancement available for the Notes on the Closing Date for this securitization transaction and how credit enhancement is used to absorb losses on the Receivables.  You should read this prospectus completely for more details about the credit enhancement available for the Notes.

(1)	On the Closing Date, the Reserve Fund will be funded at 0.25% of the Cutoff Date Adjusted Pool Balance.
(2)
Excess spread will be available as a portion of Available Funds to make required principal payments on the Notes and, as a result, will provide a source of funds to absorb losses on the Receivables and to maintain overcollateralization at the Target Overcollateralization Amount.

(3)
Overcollateralization will be the amount by which the Adjusted Pool Balance exceeds the Note Balance of the Notes.  Initially, the overcollateralization for the Notes will be approximately 2.50% of the Cutoff Date Adjusted Pool Balance.  The Adjusted Pool Balance on any date will equal the Pool Balance minus the Yield Supplement Overcollateralization Amount for such date.

Transaction Documents Diagram

 This diagram shows the role of each transaction document in this securitization transaction.  Forms of the transaction documents are exhibits to the registration statement filed with the SEC that includes this prospectus.

Summary of Terms

This summary describes the main terms of the issuance of and payments on the notes, the assets of the issuer, the cash flows in this securitization transaction and the credit enhancement available for the notes.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offering of the notes, you will need to read this prospectus in its entirety.

Principal Parties

Issuer

Mercedes-Benz Auto Receivables Trust 2021-1, a Delaware statutory trust, will be governed by an amended and restated trust agreement between the depositor and the owner trustee.  The issuer will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuer of a pool of receivables consisting of motor vehicle installment sales contracts and installment loans that the depositor purchased from Mercedes-Benz Financial Services USA LLC.  The issuer will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes.  The issuer will be solely liable for the payment of the notes.

The notes will be obligations of the issuer secured by the assets of the issuer.  The notes will not represent obligations of Daimler Retail Receivables LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

Sponsor, Servicer and Administrator

Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company, will be the sponsor of the securitization, will be the administrator for the issuer and will be responsible for servicing the receivables.

MBFS USA’s principal executive offices are located at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.

Depositor

Daimler Retail Receivables LLC, a Delaware limited liability company, will transfer the receivables and related property to the issuer.

Daimler Retail Receivables LLC’s principal executive offices are located at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.
Owner Trustee

Wilmington Trust, National Association, a national banking association, will act as owner trustee of the issuer.

Indenture Trustee

U.S. Bank National Association, a national banking association, will act as indenture trustee with respect to the notes.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as asset representations reviewer.

Terms of the Securities

The Notes

The following classes of notes, referred to herein as the “notes,” are being issued by the issuer in an aggregate principal amount of $1,582,500,000:

Note Class	Initial Note Balance	Interest Rate Per Annum
A-1	$332,500,000	0.00%
A-2	$560,000,000	_.___%
A-3	$560,000,000	_.___%
A-4	$130,000,000	_.___%

The class A-1 notes are not offered by this prospectus and will be retained by the depositor or one or more of its affiliates.  The information in this prospectus relating to the class A-1 notes is presented solely to provide you with a better understanding of the notes offered hereby.

The offered notes will bear interest at the rates set forth above and interest will be calculated in the manner described under “—Interest Accrual.”  The class A-1 notes will not bear interest.

The offered notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

In addition to the class A-1 notes, the depositor or its affiliates may initially retain some or all of one or more classes of the notes offered hereby.

The Certificates

The issuer will issue Mercedes-Benz Auto Receivables Trust 2021-1 certificates to the depositor.  The certificates, which will reflect the residual interest in the issuer, are not being offered by this prospectus.  The certificates will not have a principal balance and will not bear interest.  All distributions in respect of the certificates will be subordinated to payments on the notes.  Any information in this prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.

The depositor will initially retain the certificates to satisfy the risk retention obligations of the sponsor.  See “Credit Risk Retention” for more information.

Important Dates

Cutoff Date

The cutoff date is the close of business on July 31, 2021.

Unless otherwise indicated, the statistical information presented in this prospectus is presented as of the cutoff date.

Closing Date

The closing date will be on or about September 22, 2021.

Collection Periods

For any payment date, the month immediately preceding the month in which the related payment date occurs (or, in the case of the first collection period, the period from but excluding the cutoff date to and including the last day of the month immediately preceding the month in which the first payment date occurs).
Payment Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day).  The first payment date will be October 15, 2021.

Final Scheduled Payment Dates

The final principal payment for each class of notes is due and payable on the final scheduled payment date listed below:

Note Class	Final Scheduled Payment Date
A-1	September 15, 2022
A-2	July 15, 2024
A-3	June 15, 2026
A-4	December 15, 2027

Record Dates

On each payment date, the issuer will make payments to the holders of the notes as of the related record date.  So long as the notes are in book-entry form, the record date will be the business day immediately preceding such payment date or, with respect to any notes that have been issued in fully registered, certificated form, the last day of the month preceding the payment date.

Interest Accrual

Class A-1 Notes

The class A-1 notes will not bear interest.

Class A-2 Notes, Class A-3 Notes and

Class A-4 Notes

“30/360,” accrued from and including the 15th day of the prior calendar month (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

Interest Payments

On each payment date, to the extent that funds are available, the holders of each interest-bearing class of notes will receive accrued interest at the interest rate for that class.  Interest payments on each class of notes will have the same priority.  Interest accrued but not paid on any payment date will be due on the immediately succeeding payment date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

If the notes are accelerated following the occurrence of an event of default under the indenture, fees and expenses of the trustees and the asset representations reviewer will be payable in an unlimited amount prior to the payment of interest on the notes as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” and “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

Principal Payments

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (4) and (6) under “Priority of Distributions,” the issuer will pay principal of the notes in the following order of priority:

(1)	to the class A‑1 notes until they have been paid in full;

(2)	to the class A‑2 notes until they have been paid in full;

(3)	to the class A‑3 notes until they have been paid in full; and

(4)	to the class A‑4 notes until they have been paid in full.

If a payment date is a final scheduled payment date for one or more classes of notes, as specified under “—Terms of the Securities—The Notes,” all principal and interest with respect to such class of notes will be payable in full (if not previously paid).

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuer will pay principal to the class A‑1 notes until the class A-1 notes have been paid in full, then to the class A‑2 notes, the class A‑3 notes and the class A‑4 notes, pro rata, until all classes of notes have been paid in full.

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal,” “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” and “—Rights Upon Event of Default” and “Application of Available Funds.”
Priority of Distributions

On each payment date prior to the occurrence of an event of default under the indenture and acceleration of the maturity of the notes, from available collections received on or in respect of the receivables during the related collection period and, with respect to the distributions described in clauses (1) through (4), amounts available for withdrawal from the reserve fund, the issuer will distribute the following amounts in the following order of priority:

(1)	the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances to the servicer;

(2)
if not previously paid, the fees, expenses and indemnified amounts of the trustees and the asset representations reviewer for the related collection period, plus any overdue fees, expenses or indemnified amounts for one or more prior collection periods will be paid to such parties pro rata; provided, however, that such fees, expenses and indemnified amounts may not exceed, in the aggregate, $250,000 per annum;

(3)	the interest distributable amount for the interest-bearing notes, ratably to the holders of the interest-bearing notes;

(4)
principal of the notes in an amount equal to the excess, if any, of (a) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on that payment date) over (b) the adjusted pool balance (which equals the aggregate principal balance of the receivables as of the last day of the related collection period, less the yield supplement overcollateralization amount, described under “—Credit Enhancement—Overcollateralization”), to the holders of the notes; provided, that on and after the final scheduled payment date for any class of notes, the amount distributable under this clause shall be not less than the amount necessary to reduce the outstanding principal balance of such class of notes to zero;

(5)	the amount, if any, necessary to fund the reserve fund up to the required amount, into the reserve fund;

(6)
principal of the notes in an amount equal to (i) the excess, if any, of (a) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on that payment date) over (b) the adjusted pool balance minus the target overcollateralization amount, described under “—Credit Enhancement—Overcollateralization,” less (ii) any amounts allocated to pay principal as described in clause (4), to the holders of the notes;

(7)
if a successor servicer has replaced MBFS USA as the servicer, any unpaid transition expenses due in respect of the transfer of servicing and any additional servicing fees for the related collection period to the successor servicer;

(8)	any fees, expenses and indemnified amounts due to the trustees and the asset representations reviewer, pro rata, that have not been paid as described in clause (2); and

(9)	any remaining amounts to the certificateholders.

For purposes of these distributions, on any payment date the principal amount of a class of notes will be calculated as of the immediately preceding payment date after giving effect to all payments made on such preceding payment date, or, in the case of the first payment date, as of the closing date.

All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under “—Principal Payments.”

In addition, if the sum of the amounts on deposit in the collection account and the reserve fund on any payment date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the servicer, the trustees and the asset representations reviewer, all such amounts will be applied up to the amounts necessary to retire the notes and pay all amounts due to the servicer, the trustees and the asset representations reviewer.

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuer will pay principal of and interest on the notes and fees of the trustees, the asset representations reviewer and the servicer as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, see “Description of the Notes” and “Application of Available Funds—Priority of Distributions.”
Credit Enhancement

General

Credit enhancement is intended to provide you protection against losses and delays in payments on your notes by absorbing credit losses on the receivables and other shortfalls in cash flows.  The available credit enhancement will be limited.  Losses on the receivables in excess of available credit enhancement will not result in a write down of the principal amounts of the notes.  Instead, if losses on the receivables exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

Credit enhancement for the notes generally will include the following:

Overcollateralization

Overcollateralization will represent the amount by which the aggregate principal balance of the receivables minus the yield supplement overcollateralization amount exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any.

The initial amount of overcollateralization will be approximately 2.50% of the aggregate principal balance of the receivables minus the yield supplement overcollateralization amount in effect on the cutoff date, which will equal approximately $40,578,961.98.

The application of funds as described in clause (6) of “—Priority of Distributions” is designed to maintain the amount of overcollateralization as of any payment date at a target amount.  The amount of target overcollateralization for each payment date will be 2.50% of the adjusted pool balance as of the cutoff date.

Yield Supplement Overcollateralization Amount
For a substantial number of receivables, the contract rate is less than 4.30% (referred to herein as the “required rate”).  The yield supplement overcollateralization amount for each payment date will approximate the present value of the amount by which future scheduled payments on receivables with contract rates below the required rate are less than future payments would be on those receivables if their contract rates were equal to the required rate.  The required rate has been set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the initial ratings on the notes.  Applying the yield supplement overcollateralization amount to the pool balance will have the effect of supplementing interest collections on receivables with low contract rates with principal collections.  The yield supplement overcollateralization amount will not be included as part of, and will therefore be in addition to, the overcollateralization amount.

For a more detailed description of the use of the yield supplement overcollateralization amount as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Yield Supplement Overcollateralization Amount.”

Excess Spread

Excess spread will generally equal (1) the sum of interest collections on the receivables during the related collection period plus principal collections attributable to the reduction in the yield supplement overcollateralization amount from the prior payment date minus (2) the sum of fees and expenses of the issuer, including the servicing fee, nonrecoverable advances, fees and expenses of the trustees and the asset representations reviewer, interest payments on the notes, and the amount, if any, required to be deposited into the reserve fund so that the reserve fund is fully funded.  Any excess spread will be applied on each payment date to make payments of principal on the notes to the extent necessary to maintain the targeted amount of overcollateralization.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Spread.”

Reserve Fund

On the closing date, the servicer will establish with the securities intermediary, in the name of the issuer, a reserve fund into which certain amounts on the closing date and, to the extent necessary thereafter, certain excess collections on or in respect of the receivables will be deposited.  The reserve fund will afford noteholders limited protection against losses on the receivables.  The reserve fund will be fully funded on the closing date with a deposit by the depositor of an amount equal to $4,057,697.40, which is 0.25% of the adjusted pool balance as of the cutoff date.
The amount required to be on deposit in the reserve fund on any payment date will be $4,057,697.40, or 0.25% of the adjusted pool balance as of the cutoff date; provided, that the required amount may not be greater than the aggregate principal amount of the notes.

On each payment date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period that are not used on that payment date to make required payments to the servicer, the trustees, the asset representations reviewer and the noteholders, the amount, if any, by which (i) the amount required to be on deposit in the reserve fund on that payment date exceeds (ii) the amount on deposit in the reserve fund on that payment date.

Amounts on deposit in the reserve fund will be available to, among other things, (i) pay shortfalls in interest and certain principal payments required to be paid on the notes and (ii) reduce the principal amount of a class of notes to zero on or after its final scheduled payment date.

On each payment date, the indenture trustee will withdraw (or cause to be withdrawn) funds from the reserve fund, up to the amount on deposit therein, to the extent needed (after giving effect to the distribution of available collections received on or in respect of the receivables during the related collection period as set forth under “Priority of Distributions”) to make the following payments:

(1)	to the servicer, the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances;

(2)
to the trustees and the asset representations reviewer, all fees, expenses and indemnified amounts for the related collection period plus any overdue fees, expenses or indemnified amounts for one or more prior collection periods, so long as the notes have not been accelerated following an event of default under the indenture, in an amount not to exceed $250,000 per annum;

(3)
to the noteholders, monthly interest and the amounts allocated to pay principal described in clause (4) under “Priority of Distributions,” if any, required to be paid on the interest-bearing notes on that payment date plus any overdue monthly interest due to any class of notes for the previous payment date; and

(4)	to the noteholders, principal payments required to reduce the principal amount of a class of notes to zero on or after its final scheduled payment date.

For a more detailed description of the deposits to and withdrawals from the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund.”

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuer.  Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions” or following the occurrence of an event of default under the indenture, set forth under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”  To the extent available collections and certain funds available from credit enhancement are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

Optional Purchase of Receivables

The servicer will have the option to purchase the receivables on any payment date following the last day of a collection period as of which the aggregate principal balance of the receivables is 5% or less of the aggregate principal balance of the receivables as of the cutoff date.  The purchase price will equal the aggregate principal balance of the receivables plus accrued and unpaid interest thereon; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the notes, accrued and unpaid interest thereon and amounts due to the servicer, the asset representations reviewer and the trustees.  The issuer will apply the payment of such purchase price to the payment of the notes in full and to pay amounts due to the servicer, the asset representations reviewer and the trustees.

For a more detailed description of this optional purchase right, see “Description of the Transaction Documents—Optional Purchase.”

Events of Default

The events of default under the indenture will consist of the following:
•	a default in the payment of interest on the notes of any class for five or more days;

•	a default in the payment of the principal of any note on the related final scheduled payment date;

•
a default in the observance or performance of any other material covenant or agreement of the issuer made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the issuer by the depositor or the indenture trustee or to the issuer, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes;

•
any representation or warranty made by the issuer in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuer by the depositor or the indenture trustee or to the issuer, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes; and

•	certain events (which, if involuntary, remain unstayed for 60 days or more) of bankruptcy, insolvency, receivership or liquidation of the issuer or its property as specified in the indenture.

For a more detailed description of the events of default under the indenture and the related remedies, see “Description of the Notes—Events of Default” and “—Rights Upon Event of Default.”

Property of the Issuer

The property of the issuer will include the following:

•
a pool of simple interest motor vehicle installment sales contracts and installment loans purchased by MBFS USA from motor vehicle dealers in the ordinary course of business in connection with the sale of new and pre-owned Mercedes‑Benz and smart automobiles or originated by MBFS USA in the ordinary course of business in connection with the purchase of Mercedes-Benz or smart vehicles;

•	amounts received after the cutoff date on or in respect of the receivables;

•	security interests in the vehicles financed under the receivables;

•	any proceeds from claims on insurance policies relating to the financed vehicles or the related obligors;

•	the receivable files;

•	funds on deposit in the collection account, the note payment account and the reserve fund;

•
all rights under the receivables purchase agreement with MBFS USA, including the right to cause MBFS USA to repurchase from the depositor receivables affected materially and adversely by breaches of its representations and warranties made in the receivables purchase agreement;

•
all rights under the sale and servicing agreement, including the right to cause the servicer to purchase receivables affected materially and adversely by breaches of certain of its servicing covenants made in the sale and servicing agreement; and

•	any and all proceeds relating to the above.

The principal balance of the receivables as of the cutoff date was $1,657,814,898.58 and the composition of the receivables as of the cutoff date was as follows:

Number of Receivables:	44,343
Average Principal Balance:	$37,386.17
Average Original Principal Balance:	$45,688.08
Weighted Average Contract Rate:	3.59%
Contract Rate (Range):	0.00% to 11.09%
Weighted Average Original Term(1):	65.32 months
Original Term (Range) (1):	12 months to 72 months
Weighted Average Remaining Term(2):	55.46 months
Remaining Term (Range)(2):	3 months to 71 months
Weighted Average FICO®(3) Score(4):	770.05
FICO®(3) Scores (Range)(4):	600 to 899

(1)	Based on the number of scheduled monthly payments at origination.
(2)	Based on the number of monthly payments remaining as of the cutoff date.
(3)	FICO® is a registered trademark of Fair Isaac & Co.
(4)	The FICO® score with respect to any receivable with co-obligors is the highest of each obligor’s FICO® score at the time of application.

For a more detailed description of the receivables, including the criteria they must meet in order to be transferred to the issuer, and the other property supporting the notes, see “The Receivables Pool.”

Repurchases of Receivables

Purchase of Receivables for Servicer Actions

If the servicer (1) materially impairs the rights of the issuer or the indenture trustee in a receivable or (2) makes certain specific modifications to a receivable, including if it grants payment extensions resulting in the final maturity date of the receivable being later than the last day of the collection period immediately preceding the final scheduled payment date of the class A-4 notes or modifies the principal balance or the contract rate of the receivable, it will be required to repurchase from the issuer the related receivable.

Repurchase of Receivables for Breach of Representations

MBFS USA will be obligated to repurchase any receivable transferred to the issuer, if:

•	any of its representations or warranties are breached with respect to that receivable;

•	the interests of the issuer or the noteholders in that receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to MBFS USA of the breach.

For more information regarding the representations and warranties made by MBFS USA and the obligation of MBFS USA to repurchase and in its capacity as the servicer to purchase, receivables, see “Description of the Transaction Documents—Sale and Assignment of Receivables” and “—Servicing Procedures.”

Servicing and Servicer Compensation

MBFS USA’s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables.  In return for its services, the issuer will be required to pay the servicer a servicing fee on each payment date for the related collection period equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first payment date) and the aggregate principal balance of the receivables as of the first day of the related collection period (or as of the cutoff date in the case of the first payment date).

The servicer will have the right to delegate any or all of its servicing duties to any of its affiliates or other third parties; provided, however, that it will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

In addition, as supplemental servicing compensation, the servicer will be entitled to retain any and all fees and charges collected in connection with the receivables, including, among other things, extension fees, administration fees and charges, late payment fees, prepayment fees, returned instrument or automatic clearing house transaction charges, purchase option fees, service fees, disposition fees, termination fees and any similar charges received with respect to any receivables.  For more detailed information about additional servicing compensation, see “Description of the Transaction Documents—Servicing Compensation and Expenses.”

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.  A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  A rating agency rating the notes may, in its discretion, lower or withdraw its rating in the future as to any class of notes.  None of the sponsor, the depositor, the indenture trustee, the owner trustee or any of their respective affiliates will be required to monitor any changes to the ratings on these notes.

Tax Status

Opinions of Counsel

In the opinion of Sidley Austin llp, assuming compliance with all of the provisions of the applicable transaction documents, for United States federal income tax purposes the notes (other than the class A- 1 notes) will be characterized as debt if held by persons other than the beneficial owner of the equity in the issuer or an affiliate of such beneficial owner for such purposes, and the issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.
Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for United States federal income tax purposes.  You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences.”

ERISA Considerations

The offered notes may generally be purchased by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “Certain ERISA Considerations.”  Each investing employee benefit or other benefit plan subject to ERISA or Section 4975 of the Internal Revenue Code, and each person investing on behalf of or with plan assets of such plans, will be deemed to make certain representations.

For a more detailed description of certain ERISA considerations applicable to a purchase of the notes, see “Certain ERISA Considerations.”

Certain Investment Company Act Considerations

The issuer is not registered as an “investment company” under the Investment Company Act.  In making this determination, the issuer is relying on the exemption in Section 3(c)(5) of the Investment Company Act, although other exclusions or exemptions may also be available to the issuer.

Certain Legal Investment Considerations

The issuer is structured so as not to constitute a “covered fund” for purposes of the regulations commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Summary of Risk Factors

There are risks involved in any investment in the notes.  Before you invest in any of the notes, you should be sure you understand the structure and the risks.  The following is a summary of the risks that are described in more detail under “Risk Factors” beginning on page 21.  To understand these risks fully, you should read the “Risk Factors” in their entirety.

Risks Relating to the Characteristics of the Notes and Transaction Structure

•	An adequate secondary market in the notes may not develop.

•	The notes are obligations solely of the issuer. Only the limited assets of the issuer will be available to make payments on the notes.

•	As asset backed securities, the rate of principal payments on the notes cannot be predicted.

•	The reserve fund provides credit enhancement for the notes but the amount on deposit in the reserve fund is limited and subject to depletion.

•	A failure to pay principal on a class of notes based on the funds available to the issuer will not be an event of default until the final scheduled payment date.

•	Principal on the notes will generally be paid sequentially and higher numerical class designations are generally expected to be outstanding longer and are therefore more exposed to risk of loss.

•	Following an event of default, the liquidation of the issuer’s assets may not be sufficient to pay the notes in full.

•
The hired rating agencies could lower, qualify or withdraw their ratings of the notes and unsolicited ratings could also be assigned.  An evaluation of the notes, including the creditworthiness of the receivables and credit enhancement, should be made independently of the ratings.

•
The depositor or one of its affiliates will retain the class A-1 notes and may retain some or all of one or more of the classes of offered notes which could adversely affect the market value or ability to resell those notes.

Risks Relating to the Receivables

•	The performance of the receivables is dependent on a number of factors and cannot be predicted with accuracy.

•	Vehicle recalls could occur with regard to the models represented by the receivables which could adversely affect collections on those receivables.

•	The geographic concentration of the receivables means that the notes will be more sensitive to adverse economic changes in those states where concentration exists.

•	The proceeds from the sale after repossession of the financed vehicle securing a defaulted receivable may not be sufficient to pay the amounts owing under the related receivable.

•	Various factors could adversely affect the pricing of pre-owned vehicles and therefore the resale value of financed vehicles that are repossessed.

•	Excessive prepayments and defaults on receivables bearing interest at higher annual percentage rates could result in reduced available interest collections supporting the notes.

Risks Relating to MBFS USA

•	The total amount paid for servicing the receivables declines as the pool pays down which could make it more difficult to obtain a successor servicer should it become necessary to replace MBFS USA.

•
To the extent that collections on the receivables are commingled with the servicer’s own funds, noteholders could be adversely affected if the servicer is unable to make payments of those collections to the issuer on or before the related payment date.

•	If a servicer default occurs, the replacement of MBFS USA with another servicer could create additional costs for the issuer and disrupt servicing.

•	Daimler AG and its subsidiaries, including MBFS USA, are subject to legal proceedings, claims as well as government investigations and orders on a number of topics.

Legal and Regulatory Risks

•	A bankruptcy of MBFS USA or the depositor could result in challenges to the issuer’s ownership of the receivables or its rights to collections on the receivables.

•	Liens or other interests in the receivables or financed vehicles in favor of third parties could adversely affect the servicer’s ability to realize on the financed vehicles securing the receivables.

•
The receviables must comply with numerous federal and state consumer protection and related laws and any failure to so could create liabilities for the issuer and defenses against enforcing the receivables.

•	Financial regulatory reforms can impose costs and constraints on MBFS USA’s servicing and other activities that affect the notes.

General Risks

•
The COVID-19 pandemic has created significant uncertainty and could adversely affect the performance of the receivables as well as MBFS USA’s performance of its obligations under the transaction documents.

•	Economic downturns and financial market disruptions can adversely affect the notes

•	Armed conflicts and terrorist activities could have a material adverse impact on the notes.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the notes.  The following risk factors describe the principal risk factors of an investment in the notes:

Risks Relating to the Characteristics of the Notes and Transaction Structure

The notes are not suitable investments for all investors

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes and/or obtaining your desired price

There may be no secondary market for the notes.  The underwriters may participate in making a secondary market in the offered notes, but are under no obligation to do so.  We cannot assure you that a secondary market will develop or, if it does develop, that such market will provide noteholders with sufficient liquidity of investment at any time during the period for which your notes are outstanding.  Each investor in the notes must be prepared to hold its notes for an indefinite period of time or until the related final scheduled payment date or alternatively such investor may only be able to sell its notes at a discount to its original purchase price of those notes.

There have been other times in the past where there have been very few buyers of asset backed notes and thus there has been a lack of liquidity in the secondary market.  The COVID-19 pandemic has caused disruptions and volatility in global financial markets.  The continuation of COVID-19 pandemic (in addition to or in combination with other future events) could result in a similar lack of liquidity in the secondary market in the future.  As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

The issuer’s assets are limited
and only the assets of the issuer
are available to make payments
on your notes and you may
experience a loss if losses on the
receivables exceed the available
credit enhancement

The notes represent indebtedness of the issuer and will not be insured or guaranteed by MBFS USA, the depositor, the servicer, any of their respective affiliates or any other person or entity.  The only source of payment on your notes will be payments received on the receivables and the other credit enhancement described herein.  The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity.  Therefore, you must rely solely on the assets of the issuer for repayment of your notes.  If these assets are insufficient, you may suffer losses on your notes.

Prepayments on the receivables may adversely affect the average life of and rate of return on your notes

All receivables, by their terms, may be prepaid at any time.  Prepayments include:

•      prepayments in whole or in part by the obligor;

•      liquidations due to default;

•      partial payments with proceeds from amounts received as a result of rebates of extended warranty protection plan costs, insurance premiums and physical damage, theft, credit life and disability insurance policies;

•      required purchases of receivables by the servicer or repurchases of receivables by MBFS USA for specified breaches of their respective representations, warranties or covenants; and

•      an optional purchase of the receivables by the servicer when their aggregate principal balance is 5% or less of the initial aggregate principal balance.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to its final scheduled payment date.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the notes, see “Maturity and Prepayment Considerations.”

Amounts on deposit in the reserve fund will be limited and subject to depletion

The amount on deposit in the reserve fund will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each payment date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make such payments.  There can be no assurances, however, that the amounts on deposit in the reserve fund will be sufficient on any payment date to assure payment of your notes.  If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund on the closing date, the actual amount on deposit in the reserve fund on any payment date may be less than projected.  If on any payment date, available collections and amounts in the reserve fund are not sufficient to pay in full the monthly interest and distributions of principal due on the notes, you may experience payment delays with respect to your notes.  If on subsequent payment dates the amount of that insufficiency is not offset by excess collections on or in respect of the receivables, amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables and any other available credit or cash flow enhancement for the issuer described in this prospectus and identified as applying to the notes, you will experience losses with respect to your notes.

Failure to pay principal on your notes will not constitute an event of default until maturity

The amount of principal required to be paid to noteholders on any payment date will be limited to amounts available for that purpose in the collection account (and the reserve fund).  Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding notes

Under certain circumstances described in this prospectus, the receivables of the issuer may be sold after the occurrence of an event of default under the indenture.  The noteholders will suffer losses if the issuer sells the receivables for less than the total amount due on the notes.  We cannot assure you that sufficient funds would be available to repay the noteholders in full.

Payment priorities increase risk of loss or delay in payment to certain classes of notes

Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  In addition, because the principal of each class of notes generally will be paid sequentially, classes of notes that have higher numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, available funds will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the other classes of notes based upon the outstanding principal amount of each such class.  As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3 notes and the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses.

If the actual rate and amount of losses exceeds historical levels, and if the available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest” and “—Payments of Principal.”

Prepayments and potential losses following an indenture event of default could adversely affect your investment

If the notes have been accelerated following the occurrence of an event of default under the indenture, principal will then be paid first to the class A‑1 notes until they have been paid in full and then pro rata to the other classes of notes based upon the outstanding principal amount of each such class.

If the maturity dates of the notes have been accelerated following the occurrence of an event of default arising from a payment default, the indenture trustee may, or acting at the direction of the holders of 51% of the aggregate principal amount of the notes, shall, sell the receivables and prepay the notes.  In addition, in the case of an event of default not arising from a payment default, the indenture trustee may sell the receivables and prepay the notes if (1) it obtains the consent of the holders of 100% of the aggregate principal amount of notes, (2) it obtains the consent of the holders of 51% of the aggregate principal amount of the notes to such sale and the proceeds of such sale are sufficient to cover all outstanding principal and interest on the notes or (3) the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and obtains the consent of the holders of 66⅔% of the aggregate principal amount of the notes to the sale.  If principal is repaid to any holder of notes earlier than expected, such holder may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on such holder’s notes.  A holder of notes also may not be paid the full principal amount of such holder’s notes if the assets of the issuer are insufficient to pay the principal amount of such holder’s notes.

For more information on events of default, the rights of the noteholders following the occurrence of an event of default and payments after an acceleration of the notes following the occurrence of an event of default, see “Description of the Notes—Events of Default,” “—Rights Upon Event of Default,” and “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

Ratings of the notes are limited and may be reduced or withdrawn

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor.  The ratings of the notes address the assigning rating agency’s assessment of the likelihood of the payment of principal and interest on the notes according to their terms.  We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor or the depositor to rate the notes, may nonetheless provide a rating for the notes that will be lower than any rating assigned by a hired rating agency.  In addition, in the event that a rating with respect to any notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such notes.  A reduction, withdrawal or qualification of a note’s rating would adversely affect its value.

The sponsor will not hire any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.

An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their respective affiliates will have any obligation to inform you of any unsolicited ratings assigned on or after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, the depositor, the indenture trustee, the owner trustee or any of their respective affiliates will be required to monitor any changes to the ratings on these notes.  Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuer pays the fee charged by the rating agency for its rating services.

Retention of notes could adversely affect the market value of your notes and/or limit your ability to resell your notes

The depositor or one of its affiliates will retain the class A-1 notes and the certificates and may retain some or all of one or more of the offered classes of notes.  As a result, the market for a retained class of notes may be less liquid than would otherwise be the case and, if retained notes are later sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Risks Relating to the Receivables

Performance of the receivables is uncertain

The performance of the receivables will depend on a number of factors, including general economic conditions, unemployment levels, the effects of the continuing COVID-19 pandemic, the circumstances of individual obligors, the underwriting standards of MBFS USA at origination and the success of the servicer’s servicing and collection strategies.  Consequently, the performance of the receivables cannot be predicted with accuracy based on FICO® scores or other similar measures and may result in losses on your notes.

Vehicle recalls could adversely affect the performance of the pool assets

Obligors on receivables secured by vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables.  Significant increases in the inventory of pre-owned vehicles subject to a recall may also depress the prices at which repossessed vehicles may be sold or delay the timing of those sales.  If the default rate on the receivables increases and the price at which the related financed vehicles may be sold declines, you may experience losses with respect to your notes.  If any of these events materially affect collections on the receivables, you may experience delays in payments or losses on your investment.

Losses on the receivables may be affected disproportionately because of geographic concentration of the receivables

The servicer’s records indicate that, as of the cutoff date, 19.32%, 11.85%, 10.80% and 7.24% of the aggregate principal balance of the receivables are related to obligors with mailing addresses in California, Texas, Florida and New York, respectively.  As of that date, no other state accounted for more than 5.00% of the aggregate principal balance of the receivables.  If California, Texas, Florida or New York experiences adverse economic changes, including as a result of the COVID-19 pandemic, any future epidemic or pandemic or for other reasons, such as an increase in the unemployment rate, obligors in those states may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes.

Further, the effect of extreme weather conditions or other natural disasters, such as hurricanes, floods and largescale wildfires, on the performance of the receivables is unclear, but extreme weather conditions or other natural disasters could cause substantial business disruptions, economic losses, unemployment, declines in consumer confidence and an economic downturn.  Adverse impacts from the COVID-19 pandemic in those states where there is a concentration of obligors could worsen the effects of the pandemic on the receivables pool and the notes.  We cannot predict whether adverse economic changes, extreme weather conditions or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

The sale of the financed vehicle securing a defaulted receivable may not result in complete recovery of the amounts due

The servicer generally exercises its right to sell a vehicle securing a defaulted receivable after repossession.  There is no assurance that the amount of proceeds received by the servicer from the sale of the financed vehicle will be equal to or greater than the outstanding principal balance of the defaulted receivable.  The rate at which the value of a financed vehicle depreciates cannot be predicted and may exceed the rate at which the principal balance of the receivable amortizes.  As a result, the amount owed on a receivable could exceed the amount that could be obtained by the servicer from the repossession and sale of the related financed vehicle following an event of default by the obligor.  The risk is increased because, as set forth under “MBFS USA—Underwriting,” the maximum advance rate guidelines used in originating the receivables may result in a receivable having an initial principal balance in excess of the retail price or book value of the related financed vehicle.  This increases the risk that, following a default by the obligor, the amount realized on the sale of the financed vehicle will be less than the outstanding principal balance of the receivable.  This risk is further increased by the effects of the COVID-19 pandemic which could adversely affect pre-owned vehicle prices and the ability of the servicer to conduct normal collection, repossession and sale activities.  If financed vehicles are repossessed by the servicer at a time when auction markets are not functioning fully, or in the event of other factors such as the possible liquidation of the rental fleet of one or more car rental companies, the resulting sale proceeds are likely to be lower than expected, which could result in increased losses on defaulted receivables.  As a result, you may suffer losses on your investment if available credit enhancement for losses on the receivables is insufficient.

Market factors may reduce the value of pre-owned vehicles, which could result in increased losses on the receivables

Vehicles that are repossessed are typically sold at vehicle auctions as pre-owned vehicles.  The pricing of pre-owned vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, such as the introduction of new vehicle sales incentives, legislation relating to emissions and fuel efficiency and the possibility of vehicle recalls affecting the related vehicle models or brands.  Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect pre-owned vehicle prices, particularly those for the same or similar models.  Adverse conditions affecting one or more automotive manufacturers, including any that could result from a continuation of the COVID-19 pandemic and recalls, may negatively affect pre-owned vehicle prices for vehicles manufactured by that company.  In addition, the introduction of discount pricing incentives or other marketing incentive programs to encourage the purchase of new vehicles could result in reducing the demand for, and value of, pre-owned vehicles.  A decrease in demand for pre-owned vehicles may adversely affect the resale value of repossessed vehicles, which in turn could result in increased losses on the related receivables.

Excessive prepayments and defaults on receivables with higher annual percentage rates may adversely affect your notes

Interest collections that are in excess of the required interest payments on the notes and required payments to the servicer, the asset representations reviewer and the trustees could be used to cover realized losses on defaulted receivables.  Interest collections depend among other things on the annual percentage rate of a receivable.  The receivables have a range of annual percentage rates.  Excessive prepayments and defaults on the receivables with relatively higher annual percentage rates may adversely affect your notes by reducing such available interest collections in the future.

Risks Relating to MBFS USA

Paying the servicer a fee based on a percentage of the aggregate principal balance of the receivables may result in the inability to obtain a successor servicer

Because the servicer will be paid its base servicing fee based on a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining receivables.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period which could delay payments and reports to noteholders, adversely affect collections and ultimately lead to losses or delays in payments on your notes.

You may suffer a loss on your notes because the servicer may commingle collections on the receivables with its own funds

The servicer, so long as it continues to satisfy certain requirements, will be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the issuer until the day prior to the date on which the related distributions are made on the notes.  During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds.  If the servicer is unable to pay these amounts to the issuer on or before the related payment date, you might incur a delay in payment or a loss on your notes.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Transaction Documents—Collections.”

A servicer default may result in additional costs or a diminution in servicing performance, any of which may have an adverse effect on your notes

If a servicer default occurs, the servicer may be removed by the holders of a majority of the notes or the indenture trustee acting on their behalf.  In the event of the removal of the servicer and an appointment of a successor servicer, we cannot predict:

•      the cost of the transfer of servicing to such successor or

•      the ability of such successor to perform the obligations and duties of the servicer under the servicing agreement.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Daimler AG and/or its subsidiaries are subject to legal risks relating to pending legal proceedings, claims as well as governmental investigations and orders

Daimler AG and its subsidiaries (“Daimler”), which includes MBFS USA, are confronted with various legal proceedings and claims as well as governmental investigations and administrative orders and proceedings on a large number of topics, including vehicle safety, emissions, fuel economy, financial services, dealer, supplier and other contractual relationships, intellectual property rights, warranty claims, environmental matters, antitrust matters (including actions for damages) as well as investor litigation.

The automotive industry is subject to extensive governmental regulations worldwide.  Laws in various jurisdictions regulate occupant safety and the environmental impact of vehicles, including emissions levels, fuel economy and noise, as well as the emissions of the plants where vehicles or parts thereof are produced.  In case regulations applicable in the different regions are not complied with, this could result in significant penalties and reputational harm or the inability to certify vehicles in the relevant markets.  The cost of compliance with these regulations is significant, and in this context, Daimler continues to expect a significant increase in such costs.

Daimler is continuously subject to governmental information requests, inquiries, investigations, administrative orders and proceedings relating to environmental, criminal, antitrust and other laws and regulations in connection with diesel exhaust emissions.

Several authorities and institutions worldwide were, and still are, active in the form of inquiries, investigations, procedures and/or orders.  These activities particularly relate to test results, the emission control systems used in Mercedes-Benz diesel vehicles and/or Daimler’s interaction with the relevant authorities as well as related legal issues and implications, including, but not limited to, under applicable environmental, criminal, consumer protection and antitrust laws.

In the United States, Daimler AG and Mercedes-Benz USA, LLC (MBUSA) reached agreements in the third quarter of 2020 with various authorities to settle civil environmental claims regarding the emission control systems of certain diesel vehicles.

The authorities take the position that Daimler failed to disclose Auxiliary Emission Control Devices (“AECDs”) in certain of its US diesel vehicles and that several of these AECDs are illegal defeat devices.  As part of these settlements, Daimler denies the allegations by the authorities and does not admit liability, but has agreed to, among other things, pay civil penalties, conduct an emission modification program for affected vehicles and take certain other measures.  The failure to meet certain of those obligations may trigger additional stipulated penalties.  On March 9, 2021, the relevant court granted final approval of the settlements with the US authorities, upon which they became final and effective.

In the third quarter of 2020, Daimler AG and MBUSA also reached an agreement with plaintiffs’ counsel to settle the US consumer class action “In re Mercedes-Benz Emissions Litigation” before the U.S. District Court for the District of New Jersey.  As part of the settlement, Daimler AG and MBUSA deny the material factual allegations and legal claims asserted by the class action plaintiffs, but have agreed to provide payments to certain current and former diesel vehicle owners and lessees.  On July 12, 2021, the relevant court granted final approval of the settlement of the US consumer class action. Appeals of the settlement of the US consumer class action could still be raised.

For the settlements with the US authorities, Daimler expects costs of approximately USD 1.5 billion, of which Daimler AG has already paid a substantial portion in the first quarter of 2021.  The estimated cost for the US consumer class action settlement is approximately USD 700 million.  In addition, Daimler estimates further expenses of a mid-three-digit-million Euro amount to fulfill requirements of these settlements.

In April 2016, the U.S. Department of Justice (“DOJ”) requested that Daimler conduct an internal investigation.  Daimler conducted such internal investigation in cooperation with DOJ’s investigation; DOJ’s investigation remains open.  In addition, further US state authorities have opened investigations pursuant to both state environmental and consumer protection laws and have requested documents and information.  In Canada, the Canadian environmental regulator Environment and Climate Change Canada (“ECCC”) is conducting an investigation in connection with diesel exhaust emissions based on the suspicion of potential violations of the Canadian Environmental Protection Act and On-Road Vehicle and Engine Emission Regulations, as well as potential undisclosed AECDs and defeat devices.  Daimler continues to cooperate with the investigating authorities.

In Germany, the Stuttgart public prosecutor’s office is conducting criminal investigation proceedings against Daimler employees on the suspicion of fraud and criminal advertising.  In February 2019, the Stuttgart public prosecutor’s office also initiated a formal investigation proceeding against Daimler AG with respect to an administrative offense.  In September 2019, the Stuttgart public prosecutor’s office issued a fine notice against Daimler based on a negligent violation of supervisory duties in the amount of €870 million which has become legally binding, thereby concluding the administrative offense proceedings against Daimler.  In June 2021, the Stuttgart public prosecutor’s office applied for penal orders against three Daimler employees with the local court of Böblingen, which the court issued and which have become final.

Since 2018, the German Federal Motor Transport Authority (“KBA”) has repeatedly issued subsequent auxiliary provisions for the European Community type approvals of certain Mercedes-Benz diesel vehicles, and has ordered mandatory recalls as well as, in some cases, stops of the first registration.  In each of those cases, it held that certain calibrations of specified functionalities in certain Mercedes-Benz diesel vehicles are to be qualified as impermissible defeat devices.  Daimler has a contrary legal opinion on this question. Since 2018, however, it has (in view of the KBA’s interpretation of the law as a precautionary measure) implemented a temporary delivery and registration stop with respect to certain models, also covering the used car, leasing and financing businesses, and is constantly reviewing whether it can lift this delivery and registration stop in whole or in part.  Daimler has filed timely objections against the KBA’s administrative orders mentioned above. In early 2021, the KBA issued objection orders (“Widerspruchsbescheide”) in certain of the proceedings not following the arguments brought forward by Daimler.  Since Daimler still has a different understanding of the relevant legal provisions, it filed lawsuits with the competent administrative court to have the controversial questions at issue clarified in a court of law.  Irrespective of such objections and the lawsuits that are now pending, Daimler continues to cooperate fully with the KBA.  The new calibrations requested by the KBA are being processed, and for a substantial proportion of the vehicles, the relevant software has already been approved by the KBA; the related recalls have insofar been initiated.  It cannot be ruled out that under certain circumstances, software updates may have to be reworked or further delivery and registration stops may be ordered or resolved by Daimler as a precautionary measure, also with regard to the used car, leasing and financing businesses.  In the course of its regular market supervision, the KBA is routinely conducting further reviews of Mercedes-Benz vehicles and is asking questions about technical elements of the vehicles.  In addition, Daimler continues to be in a dialogue with the German Ministry for Transport and Digital Infrastructure (“BMVI”) to conclude the analysis of the diesel-related emissions matter and to further the update of affected customer vehicles.  In light of the aforementioned administrative orders issued by the KBA, and continued discussions with the KBA and the BMVI, it cannot be ruled out completely that additional administrative orders may be issued in the course of the ongoing and/or further investigations.  Since September 1, 2020, this also applies to responsible authorities of other member states and the European Commission, which conduct market surveillance under the new European Type Approval Regulation and can take measures upon assumed non-compliance, irrespective of the place of the original type approval.

In July 2021, the European Commission, Daimler AG and other German car manufacturers have reached a settlement ending the investigation into anticompetitive conduct in connection with the development of systems for selective catalytic reduction (“SCR”) for passenger cars with diesel engines. While the European Commission found no evidence that there was any agreement regarding the use of prohibited defeat devices, the manufacturers had been accused of coordinating with each other regarding the sizes and refill ranges of their AdBlue tanks for the European Economic Area (EEA).  Daimler cooperated with the European Commission as a leniency applicant at an early stage, and was therefore not fined.

In addition to the aforementioned authorities, national cartel authorities and other authorities of various foreign States, the South Korean Ministry of Environment, the South Korean competition authority (Korea Fair Trade Commission) and the Seoul public prosecutor’s office (South Korea) are conducting various investigations and/or procedures in connection with Diesel exhaust emissions.

Daimler continues to fully cooperate with the authorities and institutions.  Irrespective of such cooperation and in light of the recent developments, it is possible that further regulatory, criminal and administrative investigative and enforcement actions and measures relating to Daimler and/or its employees will be taken or administrative orders will be issued.  Additionally, further delays in obtaining regulatory approvals necessary to introduce new or recertify existing vehicle models could occur.

In light of the legal positions taken by U.S. regulatory authorities and the KBA, it is likely that, besides these authorities, one or more regulatory and/or investigative authorities worldwide will reach the conclusion that other passenger cars and/or commercial vehicles with the brand name Mercedes-Benz or other brand names of Daimler are equipped with impermissible defeat devices.  Likewise, such authorities could take the view that certain functionalities and/ or calibrations are not proper and/or were not properly disclosed.  Furthermore, the authorities have increased scrutiny of Daimler’s processes regarding running change, field-fix and defect reporting as well as other compliance issues.  Daimler cannot predict the outcome of the ongoing inquiries, investigations, legal actions and proceedings as well as the replies to the governmental information requests and the objection proceedings at this time.

Particularly in light of the administrative offense proceedings by the Stuttgart public prosecutor’s office against Daimler, the penal orders against three Daimler employees based on fraud and the civil settlements with the US authorities, as well as any ongoing and potential other information requests, inquiries, investigations, administrative orders and proceedings, it is possible that Daimler will become subject to, as the case may be, significant additional monetary penalties, fines, disgorgements of profits, remediation requirements, further vehicle recalls, further registration and delivery stops, process and compliance improvements, mitigation measures, and/or other sanctions, measures and actions (such as the exclusion from public tenders), including further governmental investigations and/or administrative orders and additional proceedings.  The occurrence of the aforementioned events in whole or in part could cause significant collateral damage including reputational harm.  Further, due to negative allegations, determinations or findings with respect to technical or legal issues by one of the various governmental agencies, other agencies – or also plaintiffs – could also adopt such allegations, determinations or findings, even if such allegations, determinations or findings are not within the scope of such authority’s responsibility or jurisdiction.  Thus, a negative allegation, determination or finding in one proceeding, such as the fine notice issued by the Stuttgart public prosecutor’s office, the penal orders against three Daimler employees or the allegations underlying the civil settlements with the US authorities, carries the risk of being able to have an adverse effect on other proceedings, also potentially leading to new or expanded investigations or proceedings, including lawsuits.

In addition, Daimler’s ability to defend itself in proceedings could be impaired by the fine notice issued by the Stuttgart public prosecutor’s office, the penal orders against three Daimler employees, the civil settlements with the US authorities and by the underlying allegations and other unfavorable allegations, as well as findings, results or developments in any of the information requests, inquiries, investigations, administrative orders, legal actions and/or proceedings discussed above.

In particular, any remediation requirements, recalls or delivery and registration stops of Mercedes-Benz diesel vehicles, or reputational harm to the Mercedes-Benz brand, could adversely affect the sales prices of used Mercedes-Benz passenger cars and sport utility vehicles, including the values of the financed vehicles, and the residual values of Mercedes-Benz passenger cars and sport utility vehicles that are leased.  None of the financed vehicles will be diesel vehicles.

Notwithstanding the foregoing, MBFS USA does not believe that the outcome of any of the inquiries and investigations pertaining to Daimler will have a material adverse effect on the financial condition of MBFS USA or on the ability of MBFS USA to perform its obligations under the transaction documents relating to the issuance of the notes.

Legal and Regulatory Risks

Bankruptcy of MBFS USA could result in delays in payment or losses on your notes

If MBFS USA were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your notes.  MBFS USA will sell the receivables to the depositor, and the depositor will sell the receivables to the issuer.  However, if MBFS USA is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by MBFS USA to the depositor was not a true sale for bankruptcy purposes and that MBFS USA still owns the receivables.  The court also could conclude that MBFS USA and the depositor should be consolidated for bankruptcy purposes.  If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

•      the indenture trustee will not be able to exercise remedies against MBFS USA on your behalf without permission from the court;

•      the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

•      tax or other government liens on MBFS USA’s property that arose before the transfer of the receivables to the issuer will be paid from the collections on the receivables before the collections are used to make payments on your notes; and

•      the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the receivables or cash collections held by MBFS USA at the time that a bankruptcy proceeding begins.

MBFS USA and the depositor have taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to the depositor was not a “true sale” or that MBFS USA and the depositor should be consolidated for bankruptcy purposes.

For more information regarding bankruptcy considerations, see “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations and Matters Relating to Bankruptcy.”

A bankruptcy of the depositor could result in losses or payment delays with respect to your notes

Daimler Retail Receivables LLC, as depositor, intends that its transfer of the receivables to the issuer will be a valid sale and assignment of the receivables to the issuer for non-tax purposes.  If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to the issuer for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing by it, delays in payments of collections on or in respect of the receivables to the noteholders could occur.  If a court ruled in favor of any such debtor, creditor or trustee, reductions in the amounts of those payments could result.  A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables even if the transfer of the receivables to the issuer is characterized as a sale for non-tax purposes.

Interests of other persons in the receivables or financed vehicles could reduce the funds available to make payments on your notes

Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by MBFS USA to the depositor and by the depositor to the issuer.  Each of MBFS USA and the depositor will mark its accounting records to reflect its sale of the receivables.  However, because the servicer will maintain possession of the physical installment sales contracts and installment loans evidencing the receivables and will not segregate or mark the contracts and loans as belonging to the issuer, another person could acquire an interest in receivables evidenced by a physical installment sales contract or installment loan that is superior to the issuer’s interest in those receivables by obtaining physical possession of the installment sales contracts or installment loans representing those receivables without knowledge of the assignment of the receivable to the issuer.  In addition, another person could acquire an interest in a receivable that is superior to the issuer’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses, or never obtains, control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuer’s interest.  If another person acquires an interest in a receivable that is superior to the issuer’s interest, some or all of the collections on that receivable may not be available to make payments on your notes.
Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the issuer’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on your notes.

The issuer’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

•      MBFS USA or the depositor might fail to perfect its security interest in a financed vehicle;

•      another person may acquire an interest in a financed vehicle that is superior to the issuer’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuer as the new secured party;

•      the issuer may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the issuer;

•      holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the issuer’s security interest; and

•      the issuer may lose its security interest in vehicles confiscated by the government.

MBFS USA will be obligated to repurchase from the issuer any receivable sold by it to the issuer as to which a perfected security interest in the name of MBFS USA in the vehicle securing the receivable did not exist as of the date such receivable was transferred to the issuer.  However, MBFS USA will not be required to repurchase a receivable if a perfected security interest in its name in the vehicle securing a receivable has not been perfected in the issuer or if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the issuer.  If the issuer does not have a perfected security interest in a vehicle, its ability to realize on the vehicle following an event of a default under the related receivable may be adversely affected and some or all of the collections on that vehicle may not be available to make payment on your notes.

Consumer protection laws may reduce payments on your notes

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on motor vehicle installment sales contracts and installment loans.  Some of these laws make an assignee of the contract or loan, such as the issuer, liable to the obligor for any violation by the lender.  Any liabilities of the issuer under these laws could reduce the funds that the issuer would otherwise have to make payments on your notes.

For more information about consumer protection laws, see “Material Legal Issues Relating to the Receivables—Consumer Protection Laws.”

Federal financial regulatory reform could have an adverse effect on the sponsor, the depositor or the issuer

The Dodd–Frank Wall Street Reform and Consumer Protection Act provides for enhanced regulation of financial institutions and non-bank financial companies, derivatives and asset-backed securities offerings and enhanced oversight of credit rating agencies.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.  In 2015, MBFS USA became subject to the CFPB’s supervisory authority when the CFPB’s final rule over “larger participants” in the auto finance industry took effect.  Such supervisory authority allows the CFPB to conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to MBFS USA’s business products, policies and procedures.

Compliance with the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as MBFS USA or its affiliates.  No assurance can be given that the new standards will not have an adverse effect on the marketability of asset-backed securities such as the notes, the servicing of the receivables, MBFS USA’s securitization program or the regulation or supervision of MBFS USA.

The Dodd-Frank Act also creates a liquidation framework under which the FDIC may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies” and commonly referred to as “systemically important entities,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries.  With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to the sponsor or its subsidiaries, including the issuer and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that such new framework will in certain cases be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositor and the issuer.  The provisions of the new framework, however, provide the FDIC with certain powers not possessed by a trustee in bankruptcy under existing bankruptcy laws.  Under some applications of these and other provisions of the new framework, payments on the notes could be reduced, delayed or otherwise negatively affected.

The Coronavirus Aid, Relief, and Economic Security Act, or the “CARES Act,” was enacted in March 2020 and is extensive legislation that attempts to address the effects of the COVID-19 pandemic.  The potential impact of the CARES Act on financial companies, such as MBFS USA, or consumers, such as the obligors of the receivables, is unknown.  Compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, MBFS USA and may have an adverse impact on the ability of the servicer to effectively service the receivables.  In addition, in response to the COVID-19 pandemic, various federal, state or local governmental authorities, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles or mandate limited operations or temporary closures of the servicer’s vendors as non-essential businesses or otherwise.

General Risks

Adverse events arising from the coronavirus pandemic could result in payment delays and losses on the notes

The coronavirus has resulted in significant volatility and reductions in economic growth worldwide. The COVID-19 pandemic, adversely affected sales of Mercedes-Benz vehicles and smart cars in the United States and led to significant adverse effects on production, the procurement market and the supply chain.  The full extent of the negative economic effects of the ongoing spread of COVID-19 on Daimler AG and its affiliates, including MBFS USA, will depend on future developments, and therefore cannot be adequately determined or reliably quantified for the time being. A continuing COVID-19 pandemic, however, will be likely, based on its duration and severity, to significantly and negatively affect their respective businesses, cash flows, financial condition, liquidity and results of operations.  Moreover, further adverse developments relating to the COVID-19 pandemic, especially if restrictive measures are reimposed or remain in force significantly longer and are stricter than expected, or in the event of continuting or additional waves of infections, would on the one hand result  in a renewed or possibily deeper slump for the global economy and on the other hand not only affect sales of Mercedes-Benz vehicles and smart cars in the United States, but could also more significantly affect production, the procurement market and the supply chain.

The COVID-19 pandemic is causing significant uncertainty in the global financial markets, but it is not possible to predict the ultimate scope of this pandemic or the ultimate effect it may have on the global economy or the global financial markets, including the economy or financial markets of the United States.  For example, the United States economy experienced severly negative growth as a result of the pandemic, but the duration, reoccurrence and continued severity of negative effects on the economy, including whether the United States economy may enter into in a recession, is unknown.  It can also not be predicted how many obligors have been and will continue to be adversely affected by the coronavirus outbreak and how long governmental efforts to slow the spread of COVID-19 or deal with its effects throughout the United States will continue.  In addition, many automotive dealers were required during the course of the COVID-19 pandemic to temporarily close or restrict their operations due to being classified as non-essential businesses.  In the initial stages of the COVID-19 pandemic, consumer demand for vehicles also declined.  The continued economic impact pf the COVID-19 pandemic could have a negative impact on the ability or willingness of obligors to make timely payments on the receivables and may result in increased losses on the receivables.

In response to the COVID-19 pandemic, certain governmental authorities, including United States federal, state or local governments, have implemented or proposed, and could enact, laws, regulations, executive orders or other guidance or take other actions, that permit obligors to forego making scheduled payments for some period of time, require modification to the receivables, preclude creditors from exercising certain rights or taking certain actions with respect to the motor vehicle retail installment sale contracts, including repossession or liquidation of vehicles, or mandate limited operations or temporary closures of MBFS USA or its vendors as “non-essential businesses” or otherwise.  For example, many physical vehicle auction sites were required to temporarily close as a result of the COVID-19 pandemic, and the auction prices for used vehicles decreased.  While the auction market has experienced a recovery from a volume and pricing perspective, at present, the market and the ability to conduct auction sales could be adversely effected by the continuation of the COVID-19 pandemic.  As a result, if financed vehicles are repossessed while the auction market is not fully functioning, the sale or disposition proceeds may be lower than expected.  Accordingly, the foregoing actions, proposals and effects, if enacted, expanded or continued for an extended period of time, could negatively affect cashflows on the notes.

Since March 2020, MBFS USA has taken steps to assist customers who are adversely affected by COVID-19 in accordance with the guidance issued by various regulators and its servicing policies.  In the initial stages of the COVID-19 pandemic, MBFS USA experienced a large increase in obligor requests for payment relief in the form of deferral and extension requests and conducted outreach and other activities to assist obligors with these requests and to assist and provide awareness to obligors generally.  MBFS USA also suspended late charges for all customers on March 15, 2020 and began to normalize late fees for obligors in most states on July 16, 2020.  In addition, MBFS USA temporarily ceased repossession activity in March 2020 and resumed repossession activity starting in June 2020 with a phased approach.  Although all states have returned to normalized collection activities with the exception of the District of Columbia, MBFS USA cannot predict whether further actions may be required due to the uncertainties surrounding the COVID-19 pandemic.  In addition, MBFS USA may implement a range of further actions, including to extend or modify the payment terms on the receivables in its serviced portfolio, to respond to future developments.  These actions may negatively affect the amount of collections on the receivables and the timing of the receipt thereof.

As a result of the foregoing, MBFS USA believes that future delinquency and credit loss information may increase, while recovery rates on repossessed vehicles may decrease, in each case potentially significantly, over the historical delinquency and credit loss information appearing under “MBFS USA—Delinquency, Credit Loss and Recovery Information” and “Appendix A —Static Pool Information for Prior Securitizations.”  In particular, unlike the actions taken by MBFS USA in response to natural disasters and extreme weather conditions that are relatively limited in geographic scope, the COVID-19 pandemic is affecting obligors throughout the country and could have a materially more significant effect on the performance of MBFS USA’s serviced portfolio.  It is also possible that a higher percentage of obligors will seek protection under applicable bankruptcy or debtor relief laws than MBFS USA’s historical experience.  Consequently, increased delinquencies and losses could be experienced by the receivables, such increases could be substantial and, if not otherwise covered by applicable credit enhancement, payments on the notes could be adversely affected.

Moreover, in addition to the foregoing, the COVID-19 pandemic may also have the effect of heightening many of the other risks in this section, including those relating to receivables performance, geographic concentration of the obligors, value of the financed vehicles, regulatory risks, credit ratings and secondary market liquidity of the notes.

Adverse economic conditions could adversely affect the performance of the receivables, which could result in losses on your notes

The outbreak of the coronavirus has resulted in significant volatility and reductions in economic growth worldwide and in the United States.  The economic downturn and volatility resulting from the COVID-19 pandemic is unprecedented over recent decades and its continuation would be expected to adversely affect the performance of the receivables.  High unemployment, declines in consumer confidence and a general reduction in the availability of credit may lead to increased delinquencies and default rates by obligors, as well as decreased consumer demand for pre-owned vehicles and reduced pre-owned vehicle prices, which could increase the amount of losses on defaulted vehicle loans and contracts.  If the economic impact of the COVID-19 pandemic continues and is prolonged, delinquencies and defaults on the receivables could occur at a rate materially higher than historical experience, which could result in losses on your notes.  It is also possible that a higher percentage of obligors will seek protection under bankruptcy or debtor relief laws as a result of the financial and economic disruptions related to the COVID-19 pandemic than is reflected in MBFS USA’s historical experience.  No prediction can be given as to the degree of increases in the rates of delinquencies, defaults or losses on the receivables resulting from the COVID-19 pandemic, but if not covered by credit enhancement, these increases could result in delays in payments and losses on the notes.

Financial market disruptions,
including those caused by the
COVID-19 pandemic, and a
lack of liquidity in the
secondary market could
adversely affect the market
value of your notes and/or limit
your ability to resell your
notes

The COVID-19 pandemic has resulted in disruptions in global financial markets that reduced liquidity and created uncertainty regarding future market performance and viability.  For several years after the 2008 financial crisis, events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities caused a significant reduction in liquidity in the secondary market for asset-backed securities.  The continued effects of the COVID-19 pandemic on financial markets cannot be predicted but could have a prolonged effect comparable to or more severe than the 2008 financial crisis, including a similar or more severe adverse effect on liquidity of the secondary market for asset-backed securities.  Such events, or the occurrence of future events having widespread market impacts, could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, over the past several years, the global financial markets have experienced increased volatility due to (among other things) the exit of the United Kingdom from the European Union and uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Concerns regarding sovereign debt may spread to other countries at any time.  There can be no assurance that the exit of the United Kingdom from the European Union and this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States (or elsewhere), which could adversely affect the market value of your notes.

You may experience a greater risk of loss on your notes as the result of armed conflict and terrorist activities

The long-term economic impact of the United States’ military operations in various countries as well as any future terrorist activities and tensions in other regions of the world remains uncertain but could have a material adverse effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables.  You should consider the possible effects of these events on the delinquency, default and prepayment experience of the receivables.  Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a motor vehicle installment sales contract or installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions.  In addition, pursuant to the laws of various states, under certain circumstances payments on motor vehicle installment sales contracts or installment loans such as the receivables of residents of such states who are called into active duty with the National Guard or the reserves will automatically be deferred.  No information can be provided as to the number of receivables that may be affected.  If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts.  Any resulting shortfalls in interest or principal will reduce the amount available for distribution on your notes.

Use of Proceeds

MBFS USA will sell the Receivables and certain related property to the Depositor.  The Depositor in turn will sell the Receivables and related property to the Issuer in exchange for the Notes and the Certificates.  The Depositor will use the net proceeds from the sale of the offered Notes to (1) purchase the Receivables from MBFS USA, (2) deposit an amount equal to the Reserve Fund Deposit into the Reserve Fund and (3) pay for certain expenses incurred in connection with the issuance and sale of the Notes.

No expenses incurred in connection with the selection and acquisition of the Receivables by the Depositor will be payable from the offering proceeds.

The Issuer

Limited Purpose and Limited Assets

The Depositor formed Mercedes-Benz Auto Receivables Trust 2021-1, a Delaware statutory trust, on June 17, 2021.  The Issuer has been formed under the laws of the State of Delaware solely for the purposes of the transactions described herein.  The Issuer will be governed by the Trust Agreement.

The Issuer will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Issuer, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and Certificates;

•
using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (i) purchase the Receivables on the Closing Date, (ii) fund the Reserve Fund, (iii) pay the organizational, start-up and transactional expenses of the Issuer and (iv) pay the balance to the Depositor;

•	assigning and pledging the property of the Issuer to the Indenture Trustee;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholders;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuer will issue the Notes under the Indenture.  The Certificates will be issued under the Trust Agreement.  Except for the Securities and any additional securities issued by the Issuer in exchange for the Certificates as described under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities,” the Issuer is also prohibited from borrowing money or making loans to any other person.

If the various protections provided to the Noteholders by overcollateralization, the Reserve Fund and excess spread are insufficient, the Issuer will have to rely solely upon payments by obligors under the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables to make payments on the Notes.  In connection with the exercise of remedies in relation to Defaulted Receivables, various factors, such as the Issuer not having perfected security interests in the Financed Vehicles in all States or State and federal laws protecting defaulting consumers from repossession of their vehicles, may affect the Servicer’s ability to repossess and sell the collateral securing such Defaulted Receivables, and thus may reduce the proceeds which the Issuer can distribute to Noteholders.  See “Material Legal Issues Relating to the Receivables.”

The Issuer’s principal offices are in care of Wilmington Trust, National Association, as Owner Trustee, at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.  The Issuer’s fiscal year ends on December 31.

Under the Administration Agreement, the Administrator will perform the administrative obligations of the Issuer under the Indenture, the Sale and Servicing Agreement, the Trust Agreement and the Asset Representations Review Agreement.

Capitalization of the Issuer

The following table illustrates the expected capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes	$332,500,000.00	(1)
Class A-2 Notes	560,000,000.00
Class A-3 Notes	560,000,000.00
Class A-4 Notes	130,000,000.00
Certificates (initial overcollateralization)(2)	75,314,898.58
Total	$1,657,814,898.58

(1)	The Class A-1 Notes are not being offered hereby.
(2)	Includes initial Yield Supplement Overcollateralization Amount.

The Issuer will not issue any debt other than the Notes or issue any securities other than the Notes and the Certificates, except that the Depositor or any affiliate of the Depositor, in either case, if it is the sole Certificateholder, may exchange all or a portion of the Certificates for additional notes or certificates issued by the Issuer upon certain conditions, as described under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities.”

Property of the Issuer

The property of the Issuer will consist of a pool of motor vehicle installment sales contracts and installment loans secured by security interests in Financed Vehicles financed by those loans or contracts, the receivables with respect thereto and all payments received thereunder after the Cutoff Date.  The Receivables were (i) purchased by MBFS USA indirectly pursuant to agreements with dealers or lenders or (ii) originated directly by MBFS USA in connection with the purchase of Mercedes-Benz or smart vehicles.

The Receivables will be serviced by the Servicer or one or more subservicers.  On or prior to the Closing Date, MBFS USA will sell the Receivables to the Depositor and the Depositor, in turn, will sell the Receivables to the Issuer.

The property of the Issuer will also include:

•	security interests in the Financed Vehicles;

•
the rights to proceeds, if any, from claims on certain theft, physical damage, credit life and credit disability insurance policies, if any, and extended warranties covering the Financed Vehicles or the obligors;

•	the rights of MBFS USA and the Depositor to the documents and instruments contained in the files relating to the Receivables;

•	amounts as from time to time may be held in the Collection Account, the Note Payment Account and the Reserve Fund;

•	any proceeds of recourse rights against the dealer that sold a Receivable to MBFS USA;

•	certain rights under the Transaction Documents; and

•	any and all proceeds of the above items.

The Issuer’s rights and benefits with respect to the property of the Issuer will be assigned to the Indenture Trustee for the benefit of the Noteholders.

Restrictions on Merger and Consolidation

The Issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

•
the entity expressly assumes the Issuer’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•
the Issuer has delivered prior written notice of such consolidation or merger to each Rating Agency and each Rating Agency, within a specified amount of time, either (1) confirms in writing that such consolidation or merger shall not cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn, or (2) has not confirmed in writing that such consolidation or merger shall cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn;

•
the Issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal income tax consequence to the Issuer or to the Noteholders or Certificateholders;

•	any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

•	the Issuer has delivered to the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that such consolidation or merger satisfies all requirements under the Indenture.

Other Negative Covenants

The Issuer will not, among other things, except as expressly permitted by the Transaction Documents:

•	sell, transfer, exchange or otherwise dispose of any of its assets;

•
claim any credit on or make any deduction from the principal or interest payable in respect of the Notes, other than amounts withheld under the Internal Revenue Code or applicable State law, or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Issuer or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the Indenture to be subordinated or otherwise impaired, except as may be expressly permitted by the Indenture;

•
permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted thereby;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens on the Financed Vehicles and except as may be created by the terms of the Indenture; or

•
permit the lien of the Indenture not to constitute a valid and perfected first priority security interest in the assets of the Issuer, other than with respect to any such tax, mechanics’ or other lien on the Financed Vehicles.

The Issuer may not engage in any activity other than as described under “—Limited Purpose and Limited Assets.”  The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the Notes and Indenture and as a result of any advances made to it by the Servicer or otherwise in accordance with the Sale and Servicing Agreement or other documents relating to the Issuer.

Annual Compliance Statement

The Issuer will be required to file an annual written statement with the Indenture Trustee certifying the fulfillment of its obligations under the Indenture.

The Depositor

Daimler Retail Receivables LLC, a Delaware limited liability company, will be the Depositor.  The sole equity member of the Depositor is MBFS USA.  The Depositor maintains its principal executive offices at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The Depositor was organized solely for the purpose of forming securitization trusts, such as the Issuer, selling beneficial interests therein and acquiring assets and transferring the related property and rights to those trusts and engaging in related transactions.  The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.  Other than the obligation to consent to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuer, the payment of organizational expenses of the Issuer, the maintenance and establishment of certain trust accounts, the maintenance of books and records, and the indemnification of the Owner Trustee, the Depositor will have no ongoing duties with respect to the Issuer.

None of the Depositor, MBFS USA or any of their respective affiliates will insure or guarantee the Receivables or the Notes.

The Depositor does not have, is not required to have and is not expected in the future to have any significant assets.  The Depositor is not a party to any legal proceedings that could reasonably be expected to have a material adverse effect on the Issuer or the interests of any Noteholders.

The limited liability company agreement of the Depositor includes corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either MBFS USA or any affiliate of MBFS USA in the event of a bankruptcy or insolvency proceeding of MBFS USA or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either federal or any State court without the consent of its board of managers, including at least two independent managers.

The Trustees

The Owner Trustee

General.  Wilmington Trust, National Association will be the Owner Trustee under the Trust Agreement.  Wilmington Trust, National Association is a national banking association.  The principal offices of the Owner Trustee are located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information for purposes of complying with Regulation AB.  Other than the above two paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Depositor, MBFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

Duties of the Owner Trustee.  The Owner Trustee’s main duties will be:

•	creating the Issuer by filing a certificate of trust with the Delaware Secretary of State;

•	maintaining (or causing to be maintained) a certificate distribution account for the benefit of the Certificateholders or the holders of the residual interest in the Issuer; and

•	executing documents on behalf of the Issuer.

The Owner Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to its express obligations set forth in the Trust Agreement.  The Owner Trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the Administrator or any Certificateholder.  The Owner Trustee will not be required to expend or risk its own funds or incur any financial liability in respect of any of its actions as Owner Trustee if the Owner Trustee has reasonable grounds to believe that reimbursement to it of such funds or adequate indemnity against such risk or liabilities is not reasonably assured.

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or Certificates (other than the authentication of the Certificates) or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Certificates, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify the Receivables.  The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Those duties generally will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuer under the Trust Agreement or the other Transaction Documents that are required to be performed by:

•	the Servicer under the Sale and Servicing Agreement or the Asset Representations Review Agreement;

•	the Administrator under the Trust Agreement, the Administration Agreement, the Indenture or the Asset Representations Review Agreement;

•	the Depositor under the Receivables Purchase Agreement or the Trust Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement, make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto or to any other Transaction Document at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Owner Trustee will administer the Issuer in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Issuer with respect to the Notes, in accordance with the Trust Agreement and the other Transaction Documents.

Compensation and Indemnification.  The Depositor and the Administrator will indemnify the Owner Trustee and its officers, directors, successors, assigns, agents and servants for all liabilities, losses, damages and expenses incurred by the Owner Trustee or arising out of the Owner Trustee’s performance of its duties under the Trust Agreement unless caused by the willful misconduct, bad faith or gross negligence of the Owner Trustee or as a result of breaches of representations made by the Owner Trustee in the Trust Agreement.  The Depositor will indemnify the Owner Trustee for all liabilities and damages arising out of the Owner Trustee’s performance of its duties unless caused by willful misconduct, bad faith or gross negligence in the performance of its duties.

The Issuer will pay the fees of the Owner Trustee, reimburse the Owner Trustee for expenses incurred in performing its duties, and pay any indemnities due to the Owner Trustee, to the extent such amounts have not been paid or reimbursed by the Depositor or the Administrator.  The Issuer will pay these amounts to the Owner Trustee on each Payment Date up to any limit specified herein before the Issuer makes any payment to the Noteholders.  Except as otherwise provided herein, following the occurrence of an Event of Default and the acceleration of the Notes, all Owner Trustee fees, expenses and indemnities will be paid without limit, prior to payments to the Noteholders.

Removal, Resignation and Termination.  The Owner Trustee may resign at any time by providing 90 days’ prior written notice to the Administrator and the Depositor.  The Administrator or the Depositor may remove the Owner Trustee at any time if the Owner Trustee becomes legally unable to act, becomes subject to a bankruptcy, fails to comply with certain obligations or is no longer eligible to act as Owner Trustee under the Trust Agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the Owner Trustee will be effective until a successor Owner Trustee is in place.

The Trust Agreement will terminate when:

•	the last Receivable is paid in full, settled, sold or charged off and all collections are applied;

•	the Issuer has paid all the Notes in full and all other amounts payable by it under the Transaction Documents; or

•	the Servicer has exercised its Optional Purchase Right to purchase all remaining Receivables.

Upon termination of the Trust Agreement, any remaining Issuer assets will be distributed to the Certificateholders and the Issuer will be terminated.

The Indenture Trustee

General.  U.S. Bank National Association, a national banking association, will act as Indenture Trustee, Securities Intermediary and registrar and paying agent under the Indenture.  U.S. Bancorp, with total assets exceeding $559 billion as of June 30, 2021, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2021, U.S. Bancorp operated over 2,200 branch offices in 26 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and two international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2021, U.S. Bank was acting as trustee with respect to over 111,000 issuances of securities with an aggregate outstanding principal balance of over $5.0 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly investor report available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com.  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2021, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 159 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $61,115,300,000.

In the last several years, U.S. Bank and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts.  Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses and it has contested and intends to continue contesting the plaintiffs’ claims vigorously.  However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the Indenture Trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans.  This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”).  The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans.  Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated.  On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases.  On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses.  It has contested and intends to continue contesting the plaintiffs’ claims vigorously. The Depositor, MBFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

Duties of the Indenture Trustee.  Except upon the occurrence and during the continuation of an Event of Default, the Indenture Trustee:

•	will perform those duties and only those duties that are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Indenture Trustee;

•
may, in the absence of bad faith, rely conclusively on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

•
will examine any certificates and opinions which are specifically required to be furnished to the Indenture Trustee under the Indenture to determine whether or not they conform to the requirements of the Indenture.

The Indenture Trustee will not be required to advance, expend or risk its own funds or otherwise incur any financial liability in respect of any of its actions as Indenture Trustee if the Indenture Trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

The Indenture Trustee will not be responsible for and will make no representations as to the validity or adequacy of the Indenture or the Notes (other than authentication of the Notes), and will not be accountable for the Issuer’s use of the proceeds from the Notes, nor will the Indenture Trustee be responsible for any statement of the Issuer in the Indenture or any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.  The Indenture Trustee will not independently verify the Receivables.  If no Event of Default has occurred, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture will provide that the Indenture Trustee will not be deemed to have knowledge about any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event in accordance with the Indenture.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture (other than those relating to an asset representation review demand) at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and its counsel in connection with the exercise of those rights.  A Noteholder’s right to institute any proceeding with respect to the Indenture Trustee will be conditioned upon (1) the Noteholder providing the Indenture Trustee with written notice of the Event of Default, (2) the holders of the Notes evidencing not less than 25% of the Note Balance of the Notes having made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, (3) the Indenture Trustee having for 60 days failed to institute that proceeding and (4) no direction inconsistent with such written request having been given to the Indenture Trustee during such 60-day period by Noteholders evidencing not less than 51% of the Note Balance of the Notes.  No obligation of the Indenture Trustee shall arise unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it.

Upon the occurrence and continuance of an Event of Default of which a responsible officer of the Indenture Trustee shall have knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Indenture Trustee’s Annual Report.  If required by the Trust Indenture Act, the Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Reports by Indenture Trustee to Noteholders.  The Indenture Trustee will provide to Noteholders (which shall be Cede & Co. as the nominee of DTC, unless Definitive Notes are issued under the limited circumstances described herein) monthly investor reports as described under “Description of the Transaction Documents—Statements to Noteholders.”  Copies of these reports may be obtained at no charge at the offices or the website of the Indenture Trustee specified herein.

The Indenture Trustee will also deliver or make available electronically, at the expense of the Issuer, to each Noteholder such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and State income tax returns.

The Indenture Trustee will be required to furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Transaction Documents.

Compensation and Indemnification.  The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services, reimburse the Indenture Trustee for all expenses and disbursements reasonably and extraordinarily incurred or made by it and indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the Indenture and the performance of its duties under the Indenture.

The Issuer will pay these amounts to the Indenture Trustee on each Payment Date up to any limit specified herein before the Issuer makes any payment to the Noteholders.  Except as otherwise provided herein, following the occurrence of an Event of Default and an acceleration of the Notes, all Indenture Trustee fees, expenses and indemnities will be paid without limit, prior to payments to the Noteholders.

The Indenture Trustee will be required to notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity; provided that, failure by the Indenture Trustee to provide such notification shall not relieve the Issuer or the Administrator of its obligations under the Indenture.

The Indenture Trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith.  The Indenture Trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the Noteholders in accordance with the terms of the Indenture; or

•	for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.

The Indenture Trustee will not be deemed to have knowledge of any Event of Default or a breach of representation or warranty unless a responsible officer of the Indenture Trustee has actual knowledge of the default or has received written notice of the default in accordance with the Indenture.

Resignation of Indenture Trustee Due to Conflict of Interest.  Under the Trust Indenture Act, the Indenture Trustee may be considered to have a conflict of interest and be required to resign as Indenture Trustee for the Notes or any class of Notes if a default occurs under the Indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of Notes.  Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of the Noteholders will have the right to exercise remedies and only the Noteholders will have the right to direct or consent to any action to be taken.

Replacement of Indenture Trustee.  The holders of Notes evidencing at least 51% of the Note Balance of the Notes may remove the Indenture Trustee without cause by providing 30 days’ prior written notice to the Indenture Trustee, the Issuer, the Depositor and the Administrator (who shall notify each Rating Agency) of that removal and, following that removal, may appoint a successor Indenture Trustee.  Any successor Indenture Trustee must at all times satisfy the applicable requirements of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

The Indenture Trustee may resign at any time by providing 30 days’ prior written notice to the Issuer, the Administrator, the Depositor and the Noteholders.  The Issuer will be required to remove the Indenture Trustee if the Indenture Trustee:

•	ceases to be eligible to continue as the Indenture Trustee under the Indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal of the Indenture Trustee without cause, the Administrator will be required promptly to appoint a successor Indenture Trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of such appointment by the successor Indenture Trustee.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the Asset Representations Reviewer under the Asset Representations Review Agreement.  Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates has provided independent due diligence loan review and servicer oversight services to its clients since 1989.  Clayton has been engaged as the asset representations reviewer on more than 400 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is an “eligible asset representations reviewer,” meaning that (1) it is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates and (2) neither it nor any of its affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the Receivables.  For so long as the Notes remain outstanding, the Asset Representations Reviewer must be an eligible asset representations reviewer.  The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Receivable is required to be repurchased.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each review Receivable following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuer, the Servicer and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “The Receivables Pool—Asset Representations Review.”

The Asset Representations Reviewer will not be liable for any action, omission or error in judgment unless it is willful misconduct, bad faith or negligence by the Asset Representations Reviewer.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

The Issuer or the Administrator will indemnify the Asset Representations Reviewer for liabilities and damages resulting from the Asset Representations Reviewer’s performance of its obligations under the Asset Representations Review Agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the Asset Representations Reviewer or as a result of any breach of representations made by the Asset Representations Reviewer in the Asset Representations Review Agreement.

The Issuer will pay the annual fees and review fees of the Asset Representations Reviewer, reimburse the Asset Representations Reviewer for its reasonable out-of-pocket travel expenses for a review and pay any indemnities due to the Asset Representations Reviewer, to the extent, in the case of indemnified amounts, those amounts are not paid or reimbursed by the Administrator.  The Issuer will pay these amounts to the Asset Representations Reviewer on each Payment Date, along with amounts owed to the Indenture Trustee and the Owner Trustee under the Transaction Documents, up to the aggregate total limit of $250,000 per year, before the Issuer makes any payments to the Noteholders.  The Issuer will pay any of these amounts in excess of the limit, on a pro rata basis with any other amounts due and unpaid to the Indenture Trustee and the Owner Trustee only after making all payments of interest and principal on the Notes due on that Payment Date, any required deposits in the Reserve Fund and any payments due to a successor Servicer, if any.  Following an Event of Default and acceleration of the Notes, however, all of these fees, expenses and indemnities will be payable in an unlimited amount prior to any payments of interest or principal on the Notes.

The Asset Representations Reviewer may not resign, unless it becomes legally unable to perform its obligations as Asset Representations Reviewer.  The Issuer may remove the Asset Representations Reviewer if (1) the Asset Representations Reviewer ceases to be an eligible asset representations reviewer, (2) the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in the Asset Representations Review Agreement or (3) an insolvency event occurs with respect to the Asset Representations Reviewer.  No resignation or removal of the Asset Representations Reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.  Any resignation or removal of the Asset Representations Reviewer or resignation, removal or appointment of any successor asset representations reviewer will be reported by the Issuer in a timely Form 10-D filing.  The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations to the successor asset representations reviewer.

MBFS USA

General

MBFS USA will be (i) the Sponsor of the securitization in which the Notes are issued, (ii) responsible for structuring the securitization and selecting the transaction parties other than MBFS USA and its affiliates, (iii) the Servicer of the Receivables and (iv) the Administrator for the Issuer.  MBFS USA is a wholly-owned indirect subsidiary of Daimler AG, a German corporation that is a globally leading producer of premium passenger cars and the largest manufacturer of heavy- and medium-duty trucks in the world.  MBFS USA is a Delaware limited liability company.  Its principal executive offices are located at 35555 W. Twelve Mile Road, Suite 100, Farmington Hills, Michigan 48331 and its telephone number is (248) 991-6700.

Daimler AG and its predecessor have owned at least one U.S. financial services subsidiary since 1982.  MBFS USA was formed on March 16, 2007 in connection with the sale by Daimler AG of the Chrysler Group and related entities.

MBFS USA conducts at least one of the following lines of business in all States and Puerto Rico:  indirect automobile and commercial vehicle installment sales contracts, installment lending and lease financing.  MBFS USA purchases both retail and/or commercial installment sales contracts and leases from Mercedes-Benz retail dealers and Daimler commercial vehicle dealers.  Installment sales contracts and installment loans relating to retail sales of new and pre-owned automobiles are purchased by MBFS USA from dealers in accordance with the underwriting standards described under “—Underwriting.”  MBFS USA provides direct installment sales contract and installment loan financing to finance the purchase of Mercedes-Benz or smart cars and vans in accordance with the same underwriting standards.  MBFS USA also provides direct wholesale financing to many dealers by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  The managed retail portfolio of MBFS USA has grown from $2.7 billion at December 31, 2007 to $10.6 billion at June 30, 2021.

MBFS USA services all contracts that it purchases or originates.  See “—Servicing Responsibilities”.  Historical delinquency and loss information for the motor vehicle installment sales contracts and installment loans originated and serviced by MBFS USA, and data showing the size and growth of both originations and of the serviced portfolio are presented in this prospectus.

Since March 2020, MBFS USA has taken steps to assist customers who are adversely affected by COVID-19 in accordance with the guidance issued by various regulators and its servicing policies.  In the initial stages of the COVID-19 pandemic, MBFS USA experienced a large increase in obligor requests for payment relief and conducted outreach and other activities to assist obligors with deferral and extension requests and to assist and provide awareness to obligors generally.  MBFS USA also suspended late charges for all customers beginning on March 15, 2020 and began to normalize late fees for customers in most states on July 16, 2020. In addition, MBFS USA temporarily ceased repossession activity in March 2020 and resumed repossession activity starting in June 2020 with a phased approach.  All states have returned to normalized collection activities with the exception of the District of Columbia.  MBFS continues to closely monitor state collection requirements to ensure it is in compliance with those requirements.  Depending on the future impact of the COVID-19 pandemic, MBFS USA may implement a range of further actions, including  to extend or modify the payment terms on the receivables in its serviced portfolio consistent with its servicing policies, to respond to future developments.

MBFS USA frequently purchases contracts with contract rates that are lower than it would otherwise require based on its targeted rates of return, pursuant to incentive finance programs intended to increase sales of new and pre-owned Mercedes-Benz or smart automobiles.

The following table sets forth information regarding the number of motor vehicle installment sales contracts and installment loans added to MBFS USA’s retail U.S. motor vehicle installment sales contract and installment loan portfolio during each year since 2016 and during the six months ended June 30, 2020 and June 30, 2021.

	For the Six Months Ended June 30,
	2021	2020
Number of motor vehicle installment sales contracts and installment loans acquired	75,819	61,824
Amount financed	$3,580,074,345	$2,638,169,926
Secured by new vehicles	$1,620,862,018	$1,144,257,077
Secured by pre-owned vehicles	$1,959,212,327	$1,493,912,849

	For the Year Ended December 31,
	2020	2019	2018	2017	2016
Number of motor vehicle installment sales contracts and installment loans acquired	139,262	103,807	92,770	69,974	71,332
Amount financed	$6,241,920,758	$4,392,895,286	$3,884,986,262	$2,920,608,977	$2,746,886,898
Secured by new vehicles	$2,949,267,883	$1,699,097,870	$1,524,781,980	$1,484,675,557	$1,145,047,178
Secured by pre-owned vehicles	$3,292,652,875	$2,693,797,416	$2,360,204,282	$1,435,933,420	$1,601,839,720

MBFS USA’s wholly-owned subsidiary, the Depositor, will initially retain the residual interest in the Issuer.  The residual interest will be evidenced by the Certificates and represents the ownership interest in the Issuer and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuer or make deposits in the Reserve Fund.

Recent Developments - Spin Off of Daimler Truck Financial Division

On July 30, 2021, the Board of Management and the Supervisory Board of Daimler AG decided on a fundamental change in the structure of Daimler AG and its subsidiaries (the “Daimler Group”). The intention of this change is to establish two independent companies and to unlock the full potential of its businesses in a zero-emissions, software-driven future. The Board of Management and the Supervisory Board of Daimler AG as well as the Board of Management and the Supervisory Board of Daimler Truck Holding AG approved the spin-off of Daimler Group’s commercial vehicle business along with the related financial services activities, which will result in a separate stock-exchange listing of the future Daimler Truck group with Daimler Truck Holding AG as listed holding company (hereafter referred to as “Daimler Truck Group”). After the planned spin-off Daimler Group will retain a minority interest of 35% in Daimler Truck Holding AG and intends to transfer an interest in Daimler Truck Holding AG in the amount of 5% to Daimler Pension Trust e.V., which will hold the shares in trust for Daimler AG or Mercedes-Benz AG, if necessary via a special funds, as security assets. The spin-off requires the approval of an extraordinary shareholders’ meeting of Daimler AG, which is planned to be held on October 1, 2021 for a listing at the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse), Germany, to be completed before year-end 2021.  It is also Daimler AG’s intention to rename itself Mercedes-Benz Group AG in connection with the spin-off effective as of February 1, 2022.

As part of this contemplated transaction, Daimler Truck Financial, which is a business unit of MBFS USA and is the captive financial services provider for the Daimler Trucks North America family of commercial vehicle products, will become a wholly-owned subsidiary of Daimler Truck Holding AG. As a result, the captive financial services business currently conducted by MBFS USA through its Daimler Truck Financial unit will separate from and no longer be part of MBFS USA. After giving effect to this separation, the origination and servicing of the lease contracts and conditional sales contracts relating to the financing of trucking and transportation equipment, and other related products and operations relating to the financing of trucking and transportation equipment will be transferred from MBFS USA to a new financial services entity.

The proposed spin-off of the Daimler Truck Group itself is still subject to the abovementioned approval of an extraordinary shareholders’ meeting of Daimler AG.  There is no assurance that the shareholders of Daimler AG will consent to the spin-off in the form ultimately proposed, or that the spin-off will occur upon the planned timeframe.

Underwriting

MBFS USA’s underwriting standards assess a prospective customer’s ability and willingness to pay the amounts due on the contract and the adequacy of the related financed vehicle as collateral.  MBFS USA purchases approved contracts from dealers pursuant to agreements with the related dealers and originates contracts to finance the purchase of Mercedes-Benz or smart cars and vans.  MBFS USA employs predetermined credit score cutoffs, using a proprietary scorecard developed for its exclusive use, and approval authority levels.

Applicants complete a credit application providing various items of personal and financial information including address, date of birth, income and employment history.  The primary applicant may apply with a joint-applicant (or guarantor, if the applicant is a business), each of whom is jointly and severally liable for the debt.

Dealers electronically submit contract applications, together with related vehicle information and proposed financing terms.  MBFS USA obtains one or more credit reports on the applicant from a national credit bureau (generally, TransUnion).  A second credit report is obtained from Equifax or Experian if MBFS USA believes a second report may contain additional credit information.  The credit report is used to evaluate the creditworthiness of the proposed borrower.

MBFS USA evaluates each application using a proprietary credit scorecard developed with a third-party credit scoring company exclusively for MBFS USA.  The scorecard is used to assess the creditworthiness of the applicant and assign a proprietary credit score using credit bureau and other credit application variables.  The scorecard was most recently updated in July 2014.

The proprietary credit score is used to price the statistical risk of default represented by each application, as well as to determine system-recommended rejected applications.  MBFS USA has stratified the range of acceptable credit scores into tiers, and an approved customer is assigned to one of these credit tiers, based on the customer’s proprietary credit score.  The analyst or dealer can structure the financing to reduce the amount MBFS USA will advance, which may move the applicant to a higher credit tier and consequently reduce the applicable interest rate.  Ultimately the final decision is rendered using the proprietary scorecard.

The maximum loan-to-value ratio for an applicant varies based on the credit tier to which the applicant is assigned.  Customers scoring in the higher credit tiers are permitted the highest loan-to-value ratios.

Amounts advanced in excess of 100% of a vehicle’s retail price or market value generally are due to balances owing on trade-in vehicles or various fees and taxes.  The advance may also include financing of dealer-installed accessories, insurance policies, product protection packages and extended service contracts and dealer markups.

As part of the approval process, MBFS USA’s credit process may require that some of the information provided by the applicant be verified, such as income, employment, residence or credit history.  Credit analysts in MBFS USA’s consumer credit department are responsible for properly structuring and pricing deals that do not meet automated approval criteria, as well as clearing Office of Foreign Assets Control, European Sanctions List and “red flags” identified in applicable guidelines.  An application may not meet the automated approval criteria because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels.  In such cases, a credit analyst evaluates the applications using the same underwriting guidelines that are structured into the automated process and weighs other factors as applicable, such as the prospective obligor’s prior experience with MBFS USA, current and previous vehicle registrations, housing values and ownership, liquidity and proof of income.  If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will take steps to determine if the data in question can be verified and to make corrections if necessary or obtain proof of the inconsistent data.  Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by an MBFS USA credit analyst with higher approval authority.  Ultimately, the final decision is rendered using the proprietary scorecard as applied through the automated process and analysis by the credit analyst where that analysis is warranted under MBFS USA’s credit process.

That an application does not meet the automatic approval criteria or has other characteristics that require referral to a credit analyst does not mean that it has failed to meet MBFS USA’s underwriting standards.  The automated approval criteria are not a separate level of underwriting from those applied by credit analysts.  Rather, the automated decision process uses models that are designed to replicate the judgmental evaluation that would be applied by an experienced credit analyst based on MBFS USA’s established underwriting standards.  It is common under MBFS USA’s underwriting procedures for applications to be referred to MBFS USA’s credit analysts for application of MBFS USA’s underwriting standards.

Credit analysts have the authority to approve or deny different types of credit applications depending on their level of experience.  Less experienced credit analysts are generally allowed to approve only the highest credit quality applications up to their assigned aggregate dollar credit limit.  Experienced analysts can approve lower credit quality applications that are within MBFS USA’s underwriting standards.  The credit operation manager, regional credit manager, senior retail credit analyst and retail credit analyst can approve any credit application up to their authority limits.  Regional credit managers receive and review reports sorted by credit analysts that highlight credit application approvals where the credit score approved by the analyst differs from the system-assigned credit score.

In the case of commercial applicants, MBFS USA reviews recent financial information, including financial statements when available.  A commercial transaction is also scored using attributes from the applicant’s financial statements and the deal structure.  Individuals may be required to participate as a co-obligor in respect of their business’ obligations under the related contract, and the foregoing application process applies to the co-obligor.  In the case of a commercial applicant where there is no individual co-obligor, MBFS USA analyzes the applicant’s financial statements and investigates current and previous credit references (if deemed appropriate, a Paynet report will be obtained and analyzed) to determine creditworthiness.

Once a credit application has been received, the system automatically returns a response acknowledging receipt.  The system processes the information and returns a credit decision of approved, conditionally approved (aka “counteroffer”) or declined.  If a decision to decline or to condition the application is made, the weaknesses of the credit application are discussed with the dealer.  Dealers have the ability to restructure the transaction and resubmit the credit application, if feasible.  If the final credit decision on the application is either conditionally approved or declined, then the applicant will receive a Notice of Action Taken letter within the appropriate regulatory timeframe specifying the reasons for the adverse decision.

Upon acceptance, the dealer can fund the contract at time of credit approval through MBFS USA’s electronic funds transfer system.  Then the dealer delivers the applicable documentation to MBFS USA’s operational headquarters in Ft. Worth, Texas or to a vendor’s Memphis, Tennessee or Wilmington, Ohio office for processing.  The funding team in Ft. Worth audits the contract documentation for completeness, legal compliance and consistency with the application.  The completed file is imaged, and certain original paper documents are stored offsite for seven years after contract termination.

In cases where the applicable documentation is sent to the vendor, the vendor scans the contract documentation and sends images to the funding team in Ft. Worth.  The funding team audits the documentation as described above.  A vendor stores certain original paper documents offsite for seven years after contract termination.

In some cases MBFS USA purchases retail contracts that amortize to a specified end-term value with a remaining balance to be paid in a lump (balloon) payment at the end of the term, known as retail “non-walkaway balloon accounts.”  Upon maturity of a retail non-walkaway balloon account, the customer must pay the balloon payment amount.  MBFS USA may offer to provide financing of the balloon amount.  A credit bureau report is obtained on each customer that seeks to finance the balloon amount at maturity with MBFS USA, with the credit process consistent with dealer-originated applications, unless the refinance is dictated by State law or contract.  In all cases, the appropriate documents for “non-walkaway balloon conversion” are sent to the maturing customer for signature and returned to MBFS USA for review, loan set-up and filing.

MBFS USA began purchasing electronic contracts, also known as “eContracts,” through a few selected dealers in December 2016.  Since that time, MBFS USA has continued to expand the number of states and dealers from which it purchases eContracts and has made eContracting generally available to dealers in all states with Mercedes-Benz dealerships as of July 2021.  In the event that a consumer is party to an eContract, the following process is followed.  An electronic contract (eContract) is digitally created within the dealers’ management system (DMS).  The eContract and ancillary documents are then presented to the customer on an iPad, docuPAD or similar device where the dealer obtains the customer’s electronic signatures.  The authoritative copy of the eContract is stored in the dealer’s portion of an electronic vault until the point of transmission.  During transmission, all documents are sent electronically to MBFS USA for review.  At the point of transmission, the authoritative copy of the eContract is automatically moved from the dealer’s portion of the electronic vault to MBFS USA’s portion of the electronic vault.  MBFS USA utilizes automated business rules in conjunction with manual reviews where necessary during the review process.  Upon satisfactory review, MBFS USA will retain the authoritative copy of the eContract in MBFS USA’s portion of the electronic vault where the eContracts are stored in accordance with legal requirements for electronic chattel paper.  If the review results are unsatisfactory, the authoritative copy of the eContract will be returned to the dealer’s portion of the electronic vault.

Dealer Agreements

Pursuant to the related dealer agreement, each dealer makes representations and warranties with respect to the motor vehicle installment sales contracts and installment loans and the related financed vehicles that it sells to MBFS USA.  These representations and warranties typically do not relate to the creditworthiness of the borrower or the collectability of the related contracts and installment loans.  Upon breach of any such representation or warranty, MBFS USA has a right of recourse against the related dealer to require such dealer to repurchase the related contract or installment loan.  Dealer agreements do not generally provide for recourse against the related dealer if the borrower defaults under his or her contract or installment loan.

Servicing Responsibilities

MBFS USA, in its capacity as Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables.  MBFS USA will have the right to delegate any or all of its servicing duties to its affiliates or to contract with unrelated third parties to perform any of its servicing duties.  Notwithstanding the foregoing, MBFS USA will remain obligated and liable for servicing the Receivables as if it alone were servicing the Receivables.

To facilitate the servicing of the Receivables, the Issuer will authorize the Servicer to retain physical possession of the Receivables held by the Issuer and the other documents related thereto as custodian for the Issuer.  Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Issuer.

MBFS USA’s servicing procedures are summarized in the remaining portions of this section.  Servicing operations are conducted primarily out of its servicing center in Ft. Worth, Texas.

Collection Procedures

The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle and repossessing and selling collateral when necessary.

MBFS USA seeks to have obligors make scheduled contract payments electronically through automatic direct debit (ACH).  For obligors not paying via direct debit, approximately 19 days before a payment is due, the obligors are mailed a billing statement directing them to make a payment on the date indicated.  A number of payment methods are offered to obligors in addition to direct debit, on a volume basis the most important of which include paper check, online banking, MBFS USA’s online bill pay, credit card payments and phone pay.

MBFS USA measures delinquency by the number of days elapsed from the date a payment is due under the related contract.  Delinquency tracking is done through daily reports that include days past due by “bucketed” intervals, number of assets, past due dollars, total customer portfolio, originating dealer and industry segment.  MBFS USA considers a payment to be delinquent when the obligor fails to remit at least 90% of a scheduled payment within one day after the related due date.

Account delinquency data is directed to collection software that tracks and monitors delinquency status.  A risk-based collection system assigns a risk level to each obligor based on its behavioral score and a treatment plan according to its risk level and estimated loss amount.  Factors considered in the assignment of the behavioral score include internal MBFS USA account characteristics, such as the number of times delinquent, and external credit bureau attributes from TransUnion, which include number of months since most recent delinquency and number of tradelines 90 days past due or worse.

Telephone collection intervention can begin as early as eight and as late as 20 days after the due date for a delinquent payment.  Telephone dialing systems are utilized to facilitate collection on delinquent accounts.  The telephone dialing system is primarily used on delinquent accounts that are fewer than 90 days past due.  Assessment of risk with respect to delinquent obligors is ongoing throughout the collection process on each individual account.

Various technologies are used to promote both an efficient and effective collection process, including:

•	Skip Trace Technology – Provides access to databases that offer current address and telephone information on customers that have relocated;

•	Financial Agent Workbench – Provides account information required for collection agents to discuss and resolve delinquency;

•	Imaging System – Allows collection agents to view customer account documents online;

•	Multiple Payment Options – Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact;

•	Mail Tracking System – Electronic notification from the U.S. Post Office when a customer places a MBFS USA remittance in the U.S. mail;

•	Quality Monitoring System – Facilitates coaching critical collection behaviors necessary to produce effective telephone contacts; and

•	Call Miner – Vendor search engine for data associated with recorded calls.

If satisfactory payment arrangements are not made by the delinquent obligors, the vehicle is generally assigned for repossession in accordance with applicable law.  All involuntary repossessions must be authorized by a collections team leader or higher level manager and be in compliance with all applicable consumer protection laws and regulations.

Repossessions

Involuntary repossessions occur after collection techniques have been unable to bring the account current, or the customer is a high risk to become a skip account (e.g., contact is lost with both the customer and the vehicle).  Voluntary repossessions occur when customers voluntarily surrender a vehicle due to the inability to continue making payments.

Prior to repossession, a collections team leader or higher level manager reviews the account in detail and approves the assignment to a repossession company.  Upon repossession of the vehicle, a legal notice containing redemption instructions is sent.  If the obligor foregoes the opportunity to redeem the vehicle, it is transported to an auction for disposal.  MBFS USA inspects the vehicle and performs any necessary reconditioning or repairs to prepare it for sale.  All repossessed vehicles are sold at auctions that may be physical or virtual via the internet, in each case in an “open sale” environment available to all registered dealers.  Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied to the account.

As described under “—General,” in response to the COVID-19 pandemic, MBFS USA temporarily ceased repossession activity starting in March 2020 and resumed repossession activity starting in June 2020 with a phased approach.  All states have returned to normalized collection activities with the exception of the District of Columbia.

Charge-offs

MBFS USA’s policy generally requires that a contract be charged-off by the 127th day of delinquency, if MBFS USA does not have physical possession of the financed vehicle or is unable to locate the financed vehicle, and if evidence does not exist that collection is imminent.  MBFS USA’s policy also generally requires that a contract be charged-off:

•	if the vehicle has been repossessed, sold, and MBFS USA has made a final determination of any deficiency owed on the account;

•	upon unsatisfactory resolution of a bankruptcy proceeding or the incurrence of an uninsured loss; or

•	upon a determination by MBFS USA that the financed vehicle is of no value or the financed vehicle is abandoned by MBFS USA due to condition and cost to repossess.

Any deficiencies remaining after repossession and sale of the related Financed Vehicle or after full charge-off of the related contract are pursued by MBFS USA to the extent practicable and legally permitted.  Obligors are contacted, and when warranted by circumstances, MBFS USA (or an external agent acting on its behalf) establishes repayment schedules that are monitored until the deficiencies are either paid in full, a settlement agreement is reached, or collection becomes impractical to pursue.

In its initial response to the COVID-19 pandemic, MBFS USA curtailed charging-off accounts by the 127th day of delinquency, particularly those affected by the temporary cessation in repossession activity taken in response to the pandemic.  As described under “—General,” MBFS USA has returned to normalized collection activities in all states with the exception of the District of Columbia.

Physical Damage Insurance

Each Contract requires the obligor to maintain physical damage insurance that insures the obligor and MBFS USA against loss or damage to the vehicle during the Contract term.  While the obligor is required to maintain physical damage insurance on the related Financed Vehicle in an amount at least equal to that required by applicable State law, MBFS USA is not obligated to, and does not, monitor whether the obligor is maintaining that insurance.  Failure to maintain the required insurance is an event of default under the Contract.

The dealer agreements require the dealers to establish that the required insurance coverage is in effect at the time the related receivable is purchased by MBFS USA.

Extensions and Workouts

Consistent with its normal procedures, MBFS USA may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule.  Extensions may be granted, and current interest due collected, to a current or delinquent obligor to cure a short-term cash flow problem.  Extensions are granted on an individual basis, and in the sole discretion of MBFS USA.  Key components of the extension policy include:

•	A maximum of five extensions over the life of the Contract;

•	A maximum of one extension every six payments

•	The first four contract payments must be paid before any extension will be allowed; and

•	The extension must bring the account current.

Extensions are reported and monitored closely.  Upon such an extension or modification, the related Contract is no longer considered delinquent.  In addition, MBFS USA may permit additional extensions in the event the obligor is affected by a natural disaster or extreme circumstances.  The policy provides for exceptions with appropriate approval.

Certified Pre-Owned Program

Mercedes-Benz USA established a Certified Pre-Owned Vehicle Program in 2004 to create customer and dealer demand for pre-owned Mercedes-Benz vehicles and enhance the value of Mercedes-Benz vehicles.  A Certified Pre-Owned vehicle is a Mercedes-Benz vehicle that is fewer than six model years old, has fewer than 75,000 miles and has been inspected by a Mercedes-Benz dealer and passed a 155 point vehicle inspection.  Customer benefits from purchasing a Certified Pre-Owned vehicle include a Mercedes-Benz backed limited warranty up to 100,000 total miles, a seven day or 500 mile exchange privilege, roadside assistance and a Carfax vehicle history report.

Securitization Program

MBFS USA has had an active securitization program for retail auto receivables in the United States since 2009.  MBFS USA also sponsors public offerings of auto lease asset-backed notes and asset-backed notes collateralized by trucking and transportation equipment and privately placed securitizations of dealer floorplan asset-backed notes.

Since 2009, MBFS USA has generally sponsored one public offering of auto receivables asset-backed notes annually.  None of these transactions has experienced any event of default or servicer default or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event. MBFS USA has never taken any action out of the ordinary to prevent such an occurrence.

Delinquency, Credit Loss and Recovery Information

Set forth below is delinquency and credit loss information relating to MBFS USA’s total portfolio of U.S. motor vehicle installment sales contracts and installment loans for the retail financing of new and pre-owned automobiles.  The portfolio consists of contracts in all States.

MBFS USA considers a receivable to be delinquent if at least 10% of any monthly payment is at least one day past due based on its contractual due date.  MBFS USA establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance.  For credit loss terminations, MBFS USA charges the account balance against the allowance for credit losses when the motor vehicle installment contract becomes 120 days delinquent unless evidence exists of collectability that will resolve the delinquency, when a repossessed vehicle is sold at auction or when the account is determined to be uncollectible.

Delinquency Experience(1)

	As of June 30,
	2021	2020
Number of receivables serviced	359,690	311,371
Period of delinquency
31 – 60 days	1,910	1,289
61 – 90 days	459	380
91 days or more	325	675
Total number of receivables delinquent	2,694	2,344
Delinquencies as a percentage of receivables outstanding	0.75%	0.75%

	As of December 31,
	2020	2019	2018	2017	2016
Number of receivables serviced	339,023	289,039	263,997	245,021	246,053
Period of delinquency
31 – 60 days	2,787	2,834	2,474	2,082	2,001
61 – 90 days	744	734	667	588	617
91 days or more	461	478	440	417	408
Total number of receivables delinquent	3,992	4,046	3,581	3,087	3,026
Delinquencies as a percentage of number of receivables outstanding	1.18%	1.40%	1.36%	1.26%	1.23%

(1)
The information includes retail installment sales contracts and installment loans for new and used automobiles including receivables that MBFS USA has sold to third parties but MBFS USA continues to service.

Loss Experience(1)
($000)

	For the Six Months Ended June 30,
	2021	2020
Principal balance of receivables serviced at end of period	$10,611,975	$8,332,582
Average during period(2)	$10,199,688	$8,024,676
Net charge-offs of receivables during period(3)	$32,094	$34,485
Recoveries of receivables charged off in current and prior periods(4)	$16,379	$9,681
Net losses	$15,715	$24,804
Net losses as a percentage of average receivables outstanding during period (annualized)	0.31%	0.62%

	For the Year Ended December 31,
	2020	2019	2018	2017	2016
Principal balance of receivables serviced at end of period	$9,567,600	$7,648,526	$6,569,827	$5,802,314	$5,936,244
Average during period(2)	$8,594,515	$7,093,520	$6,237,277	$5,879,716	$5,927,611
Net charge-offs of receivables during period(3)	$66,033	$55,811	$38,950	$37,490	$34,067
Recoveries of receivables charged off in current and prior periods(4)	$23,343	$20,015	$14,229	$14,448	$11,236
Net losses	$42,690	$35,797	$24,721	$23,043	$22,831
Net losses as a percentage of average receivables outstanding during period (annualized)	0.50%	0.50%	0.40%	0.39%	0.39%

(1)
The information includes retail installment sales contracts and installment loans for new and used automobiles including receivables that MBFS USA has sold to third parties but MBFS USA continues to service.  All amounts and percentages are based on the principal balance of the receivables, which does not include unearned interest.

(2)	Annualized average of the loan balance is calculated for the period by dividing the total monthly amounts by the number of months in the period.
(3)
Net charge-offs represent the net principal balance of receivables determined to be uncollectible in the period from dispositions of related vehicles.  Net charge-offs include expenses associated with collection, repossession or disposition of the vehicle.

(4)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

The characteristics of the Receivables transferred to the Issuer will be different from those of MBFS USA’s entire portfolio of receivables.  In addition, delinquency, repossession and loss experience may be influenced by a variety of economic and geographic conditions and other factors.  As a result, no assurances can be given that the performance of the Receivables will be similar to the historical delinquency, credit loss and recovery information included in the tables above, particularly during periods of economic disruption or downturn and especially because of the continuing uncertain effects of COVID-19 pandemic.

Repurchase History

The transaction documents for prior pools of motor vehicle installment sales contracts and installment loans that were securitized by MBFS USA contain covenants requiring the repurchase of the underlying receivables for certain breaches of representations or warranties.

In the three year period ended June 30, 2021, no assets underlying a securitization of motor vehicle installment sales contracts and installment loans sponsored by MBFS USA were the subject of a demand to repurchase for breach of any representation or warranty, and there was no activity with respect to any demand made prior to such period.

MBFS USA, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for securitized assets that were the subject of a demand to repurchase on SEC Form ABS-15G.  MBFS USA filed its most recent Form ABS-15G with the SEC on February 1, 2021.  The report can be accessed on the SEC’s website (www.sec.gov) using MBFS USA’s CIK number.

Affiliations and Related Transactions

The Depositor is an affiliate of MBFS USA.  MBFS USA, which acts as Sponsor, Servicer and Administrator, is the sole equity member of the Depositor.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Issuer and the Sponsor.

The Receivables Pool

General

The Issuer will own a pool of Receivables consisting of motor vehicle installment sales contracts and installment loans purchased by MBFS USA from Dealers in connection with the sale of new and pre-owned Mercedes‑Benz or smart automobiles or originated by MBFS USA in connection with the purchase of Mercedes-Benz or smart vehicles, and secured by security interests in the automobiles financed by those contracts or loans.  The automobiles financed by Receivables will include Mercedes-Benz passenger cars and sport utility vehicles, and smart fortwo microcars.  MBFS USA will sell the Receivables to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement.  The Depositor will transfer the Receivables to the Issuer on the Closing Date pursuant to the Sale and Servicing Agreement.  The property of the Issuer will include, among other things, payments on the Receivables that are made after the Cutoff Date.  No expenses incurred in connection with the selection and acquisition of the Receivables are payable from the proceeds of the issuance of the Notes.  The Receivables constitute tangible chattel paper or electronic chattel paper.

Pool Underwriting

The Receivables were originated in accordance with the underwriting criteria described under “MBFS USA—Underwriting.”  The Sponsor does not consider any of the Receivables to constitute exceptions to its underwriting criteria.

Selection of Receivables

General.  The Receivables to be transferred to the Issuer on the Closing Date will be selected from MBFS USA’s portfolio for inclusion in the pool by several criteria.  These criteria include the requirement that each Receivable:

•	was originated in the United States of America;

•	is secured by a new or pre-owned Mercedes-Benz passenger car or sport utility vehicle or a smart fortwo microcar that is not powered by a diesel engine;

•	as of the Cutoff Date, had a remaining principal balance of not more than $220,000.00 and not less than $2,000.00;

•
had an original term to maturity (based on the number of scheduled payments) of not more than 72 months and not less than 12 months and, as of the Cutoff Date, a remaining term to maturity (based on number of remaining monthly payments) of not more than 71 months and not less than 3 months;

•	provides for the allocation of payments to interest and principal based on the simple interest method;

•	has a Contract Rate of at least 0.00% and not more than 12.00%;

•
provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

•	has a loan-to-value ratio between 25.00% and 150.00%;

•	as of the Cutoff Date, is not delinquent by more than 30 days;

•	as of the Cutoff Date, is not secured by a Financed Vehicle that has been repossessed;

•	as of the Cutoff Date, does not relate to an obligor who is the subject of a bankruptcy proceeding;

•	is evidenced by only one original contract; and

•	was not selected using selection procedures believed by MBFS USA to be adverse to the Noteholders.

Simple Interest Receivables.  The Receivables will provide for the application of payments on the simple interest method that provides for the amortization of the Receivable over a series of fixed level payment monthly installments.  Each monthly installment under a Receivable consists of an amount of interest which is calculated on the basis of the aggregate principal balance multiplied by the Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made.  Except as otherwise provided herein, as payments are received under a Receivable, the amount received is applied, first, to interest accrued to the date of payment and second, to reduce the unpaid principal balance.  Accordingly, if an obligor on a Receivable pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.  If a Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Additional Information.  The Receivables have loan-to-value ratios ranging between 25.01% and 149.99% and a weighted average loan-to-value ratio of 102.48%.  The loan-to-value ratio for receivables relating to new vehicles is calculated as the original receivable principal amount divided by the manufacturer’s suggested retail price at the time of origination.  The loan-to-value ratio for receivables relating to pre-owned vehicles is calculated as the original receivable principal amount divided by the market value at the time of origination as set forth in the then-current edition of the Manheim Market Report.  Such calculation for vehicles financed through the Certified Pre-Owned Program is conservative because it does not take into consideration the dollar amounts invested in such pre-owned vehicles, which increase the market value of such vehicles.  Certified Pre-Owned Programs require that pre-owned vehicles be inspected by Mercedes-Benz dealers and pass a 155-point vehicle inspection.  The weighted average loan-to-value ratio is dollar weighted based upon the original receivable principal.

The Servicer considers a receivable delinquent when an obligor fails to make 90% of a contractual payment by the due date.  The period of delinquency is based on the number of days payments are contractually past due.

As of the Cutoff Date, no Receivables were delinquent for more than 30 days, and no Receivables have ever been delinquent for more than 30 days more than once or have ever been delinquent for more than 60 days.

As of the Cutoff Date, 593 Receivables, or, based on the Cutoff Date Pool Balance, 1.40% of the Receivables, have been delinquent between 31 and 60 days once.  The following table sets forth the delinquency experience of the Receivables:

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
Delinquent no more than once for 31-60 days(1)	593	1.34%	$23,183,023.45	1.40%
Delinquent at least once for 61 days or more	0	0.00	0.00	0.00
No history of delinquency	43,750	98.66	1,634,631,875.13	98.60
Total	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent once but never exceeded 60 days past due.

As of the Cutoff Date, 737 Receivables, or, based on the Cutoff Date Pool Balance, 1.35% of the Receivables, have been extended once and no Receivable has been extended more than once.  The following table sets forth the modification history of the Receivables:

Number of Extensions	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
0	43,606	98.34%	$1,635,511,266.64	98.65%
1	737	1.66	22,303,631.94	1.35
Total	44,343	100.00%	$1,657,814,898.58	100.00%

As of the Cutoff Date, other than as described above, none of the Receivables has been extended, deferred, modified or been subject of a work out.

Initial Asset-Level Data

The Depositor prepared asset-level data and information for the Receivables and the Issuer filed such data and information with the SEC by the date of filing of this prospectus as exhibits to the related Form ABS-EE, or the “initial asset-level data.”  Such Form ABS-EE filed with the SEC by the date of filing of this prospectus, and any information attached as exhibits to the form, is incorporated by reference into this prospectus.  The initial asset-level data contains detailed information for each Receivable about its identification, origination, loan terms, financed vehicle, obligor, payment activity, servicing and status.  Certain asset-level data, such as data related to original loan term and remaining term to maturity, may not match the data provided in this prospectus due to differences in how this data is required to be reported for asset-level data and how this data is reported for this prospectus.  Investors should carefully review the initial asset-level data, including any asset related document attached as an exhibit to the Form ABS-EE.

Characteristics of the Receivables

The following tables set forth information with respect to the Receivables as of the close of business as of the Cutoff Date.  The percentages are calculated based on the Cutoff Date Pool Balance.

Composition of the Receivables as of the Cutoff Date

	Pre-Owned Financed Vehicles	New Financed Vehicles	Total
Aggregate Principal Balance	$861,086,407.63	$796,728,490.95	$1,657,814,898.58
Percentage of Cutoff Date Pool Balance	51.94%	48.06%	100.00%
Number of Receivables	28,017	16,326	44,343
Percentage of Receivables	63.18%	36.82%	100.00%
Average Principal Balance	$30,734.43	$48,801.21	$37,386.17
Average Original Principal Balance	$38,039.85	$58,813.16	$45,688.08
Weighted Average Contract Rate	3.66%	3.51%	3.59%
Contract Rate (Range)	0.00% to 10.79%	0.00% to 11.09%	0.00% to 11.09%
Weighted Average Original Term(1)	64.85 months	65.82 months	65.32 months
Original Term (Range)(1)	12 months to 72 months	24 months to 72 months	12 months to 72 months
Weighted Average Remaining Term(2)	54.84 months	56.12 months	55.46 months
Remaining Term (Range)(2)	3 months to 71 months	3 months to 71 months	3 months to 71 months
Weighted Average FICO® Score(3)	763.70	776.91	770.05
Range of FICO® Scores(3)	600 to 899	600 to 899	600 to 899

(1)	Based on the number of scheduled monthly payments at origination.
(2)	Based on the number of monthly payments remaining as of the Cutoff Date.
(3)	The FICO® score with respect to any receivable with co-obligors is the highest of each obligor’s FICO® score at the time of application.

All obligors under the Receivables were assigned a FICO® score.  A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk.  FICO® scores are intended to show the likelihood that an individual might default on a debt based on past credit history.  An individual’s credit history may not reliably predict his or her future creditworthiness.  Additionally, the reliability of the credit scoring the FICO® scores provide is limited by the accuracy of the data contained within the credit bureau files.  Accordingly, FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

Distribution of the Receivables by FICO® Score as of the Cutoff Date

FICO® Score Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
Less than or equal to 649	755	1.70%	$24,619,067.88	1.49%
650–699	6,880	15.52	268,343,953.94	16.19
700–749	9,258	20.88	364,427,280.07	21.98
750–799	10,259	23.14	387,358,366.41	23.37
800–849	10,473	23.62	376,948,683.80	22.74
850–899	6,718	15.15	236,117,546.48	14.24
Total	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Term to Maturity as of the Cutoff Date

Original Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)		Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
12 months	2	0.00	%(3)	$133,261.14	0.01%
13 months to 24 months	79	0.18		1,791,260.27	0.11
25 months to 36 months	5,800	13.08		160,862,325.02	9.70
37 months to 48 months	2,164	4.88		55,399,534.49	3.34
49 months to 60 months	6,313	14.24		225,241,835.88	13.59
61 months to 72 months	29,985	67.62		1,214,386,681.78	73.25
Total	44,343	100.00%		$1,657,814,898.58	100.00%

(1)	Based on the original number of scheduled monthly payments.
(2)	Percentages may not add to 100.00% due to rounding.
(3)	Less than .005% but greater than 0.00%.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

Remaining Term Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
3 months to 12 months	890	2.01%	$5,799,652.86	0.35%
13 months to 24 months	2,779	6.27	57,992,559.01	3.50
25 months to 36 months	5,116	11.54	145,257,426.84	8.76
37 months to 48 months	5,952	13.42	172,630,584.89	10.41
49 months to 60 months	12,876	29.04	497,538,168.58	30.01
61 months to 72 months	16,730	37.73	778,596,506.40	46.97
Total	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by State of Obligor Mailing Address as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
California	8,565	19.32%	$320,221,486.94	19.32%
Texas	4,841	10.92	196,481,020.49	11.85
Florida	4,378	9.87	179,098,927.78	10.80
New York	3,252	7.33	120,050,568.55	7.24
New Jersey	2,036	4.59	72,502,212.01	4.37
Georgia	1,761	3.97	72,193,048.59	4.35
Pennsylvania	2,105	4.75	66,774,744.40	4.03
Maryland	1,499	3.38	49,875,283.31	3.01
Illinois	1,337	3.02	49,060,070.90	2.96
North Carolina	1,180	2.66	42,693,700.38	2.58
Virginia	1,142	2.58	41,693,802.99	2.51
Massachusetts	1,115	2.51	36,291,525.22	2.19
Arizona	932	2.10	35,315,871.22	2.13
Ohio	875	1.97	30,960,191.23	1.87
Tennessee	666	1.50	26,824,881.53	1.62
Louisiana	624	1.41	26,823,194.55	1.62
Alabama	627	1.41	23,853,852.63	1.44
Washington	653	1.47	23,576,709.27	1.42
South Carolina	614	1.38	22,586,579.28	1.36
Connecticut	668	1.51	20,694,550.71	1.25
Colorado	515	1.16	19,615,727.24	1.18
Mississippi	394	0.89	16,455,727.33	0.99
Michigan	399	0.90	14,926,758.58	0.90
Oklahoma	354	0.80	14,597,065.94	0.88
Minnesota	416	0.94	13,632,711.34	0.82
Wisconsin	283	0.64	10,966,474.36	0.66
Oregon	330	0.74	10,886,936.04	0.66
Kentucky	293	0.66	10,699,646.18	0.65
Missouri	309	0.70	10,629,938.30	0.64
Indiana	233	0.53	8,643,520.56	0.52
Utah	196	0.44	8,386,731.45	0.51
Arkansas	209	0.47	7,118,343.71	0.43
New Hampshire	182	0.41	6,056,774.12	0.37
Delaware	176	0.40	5,890,039.80	0.36
Hawaii	142	0.32	5,340,829.27	0.32
Kansas	131	0.30	4,995,637.72	0.30
Rhode Island	148	0.33	4,676,607.85	0.28
Iowa	123	0.28	4,242,550.43	0.26
West Virginia	124	0.28	4,171,062.29	0.25
District of Columbia	112	0.25	3,786,243.79	0.23
Other(1)	404	0.91	14,523,350.30	0.88
Total	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Each State included in the “Other” category accounted for less than 0.20% of the Cutoff Date Pool Balance.
(2)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Financed Vehicle Model Year as of the Cutoff Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
2014	527	1.19%	$5,001,517.14	0.30%
2015	970	2.19	15,340,722.14	0.93
2016	2,963	6.68	59,455,644.91	3.59
2017	9,640	21.74	277,219,454.55	16.72
2018	9,021	20.34	297,592,094.38	17.95
2019	4,778	10.78	181,902,367.42	10.97
2020	9,941	22.42	459,616,083.14	27.72
2021	6,503	14.67	361,687,014.90	21.82
Total	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Contract Rate as of the Cutoff Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
0.00%	2,228	5.02%	$68,042,860.74	4.10%
0.01% to 1.00%	1,044	2.35	27,567,522.84	1.66
1.01% to 2.00%	7,051	15.90	206,974,371.85	12.48
2.01% to 3.00%	15,298	34.50	566,002,195.18	34.14
3.01% to 4.00%	10,513	23.71	354,498,357.75	21.38
4.01% to 5.00%	4,325	9.75	214,256,345.78	12.92
5.01% to 6.00%	1,881	4.24	104,354,129.59	6.29
6.01% to 7.00%	1,256	2.83	76,272,702.57	4.60
7.01% to 8.00%	455	1.03	26,728,493.43	1.61
8.01% to 9.00%	130	0.29	5,201,029.45	0.31
9.01 or greater	162	0.37	7,916,889.40	0.48
Total	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Original Principal Balance as of the Cutoff Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
$0.01 to $10,000.00	102	0.23%	$620,644.32	0.04%
$10,000.01 to $20,000.00	2,225	5.02	27,781,894.70	1.68
$20,000.01 to $30,000.00	8,529	19.23	170,656,042.06	10.29
$30,000.01 to $40,000.00	12,153	27.41	340,327,121.61	20.53
$40,000.01 to $50,000.00	8,707	19.64	317,417,037.64	19.15
$50,000.01 to $60,000.00	4,750	10.71	213,966,856.76	12.91
$60,000.01 to $70,000.00	2,738	6.17	145,499,611.51	8.78
$70,000.01 to $80,000.00	1,761	3.97	109,866,728.27	6.63
$80,000.01 to $90,000.00	1,002	2.26	71,035,843.91	4.28
$90,000.01 to $100,000.00	676	1.52	54,458,356.48	3.28
$100,000.01 to $110,000.00	359	0.81	32,238,213.19	1.94
$110,000.01 to $120,000.00	248	0.56	24,533,861.86	1.48
$120,000.01 to $130,000.00	172	0.39	18,637,183.81	1.12
$130,000.01 to $140,000.00	168	0.38	19,410,874.33	1.17
$140,000.01 to $150,000.00	130	0.29	16,291,465.18	0.98
$150,000.01 to $160,000.00	175	0.39	22,996,142.92	1.39
$160,000.01 to $170,000.00	124	0.28	17,634,620.83	1.06
$170,000.01 to $180,000.00	87	0.20	13,390,005.20	0.81
$180,000.01 to $190,000.00	77	0.17	12,369,939.54	0.75
$190,000.01 to $200,000.00	66	0.15	11,264,839.71	0.68
$200,000.01 to $210,000.00	42	0.09	7,290,951.07	0.44
$210,000.01 to $220,000.00	31	0.07	6,005,190.53	0.36
$220,000.01 to $230,000.00	13	0.03	2,546,498.78	0.15
$230,000.01 to $240,000.00	5	0.01	963,384.81	0.06
$240,000.01 to $250,000.00	3	0.01	611,589.56	0.04
Total	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Model as of the Cutoff Date

Model Type	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
ML/GLE	7,621	17.19%	$320,686,165.03	19.34%
GLK/GLC	8,589	19.37	281,919,266.97	17.01
C-Class	7,920	17.86	211,501,210.38	12.76
E-Class	6,110	13.78	209,111,517.58	12.61
GL/GLS	3,231	7.29	169,875,343.73	10.25
G-Class	821	1.85	107,108,401.94	6.46
GLA-Class	3,520	7.94	93,274,153.63	5.63
S-Class	1,478	3.33	87,643,781.34	5.29
GLB-Class	1,725	3.89	61,726,811.92	3.72
CLA-Class	1,880	4.24	48,744,403.16	2.94
A-Class	817	1.84	25,363,087.77	1.53
AMG GT-Class	224	0.51	23,938,762.98	1.44
CLS-Class	137	0.31	6,854,628.97	0.41
SL-Class	93	0.21	6,220,550.90	0.38
SLC/SLK	96	0.22	3,379,234.85	0.20
SMART	81	0.18	467,577.43	0.03
Total	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Receivables by Remaining Principal Balance as of the Cutoff Date

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(1)
$0.01 to $10,000.00	1,705	3.85%	$11,125,907.94	0.67%
$10,000.01 to $20,000.00	6,173	13.92	98,379,885.23	5.93
$20,000.01 to $30,000.00	11,603	26.17	292,456,341.70	17.64
$30,000.01 to $40,000.00	10,523	23.73	365,398,199.71	22.04
$40,000.01 to $50,000.00	6,152	13.87	273,675,819.83	16.51
$50,000.01 to $60,000.00	3,229	7.28	176,344,096.71	10.64
$60,000.01 to $70,000.00	1,709	3.85	110,563,703.20	6.67
$70,000.01 to $80,000.00	1,059	2.39	78,873,613.07	4.76
$80,000.01 to $90,000.00	603	1.36	50,999,028.81	3.08
$90,000.01 to $100,000.00	393	0.89	37,170,150.10	2.24
$100,000.01 to $110,000.00	221	0.50	23,171,614.41	1.40
$110,000.01 to $120,000.00	184	0.41	21,053,317.88	1.27
$120,000.01 to $130,000.00	167	0.38	20,877,599.67	1.26
$130,000.01 to $140,000.00	151	0.34	20,389,746.55	1.23
$140,000.01 to $150,000.00	121	0.27	17,487,800.91	1.05
$150,000.01 to $160,000.00	118	0.27	18,222,315.15	1.10
$160,000.01 to $170,000.00	70	0.16	11,524,955.38	0.70
$170,000.01 to $180,000.00	65	0.15	11,371,869.93	0.69
$180,000.01 to $190,000.00	50	0.11	9,282,358.39	0.56
$190,000.01 to $200,000.00	22	0.05	4,279,588.93	0.26
$200,000.01 to $210,000.00	20	0.05	4,095,742.47	0.25
$210,000.01 to $220,000.00	5	0.01	1,071,242.61	0.06
Total:	44,343	100.00%	$1,657,814,898.58	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Review of Receivables

In connection with the offering of the Notes, the Depositor performed a review of the Receivables.  The review was designed and effected to provide the Depositor with reasonable assurance that the information regarding the Receivables contained in this prospectus is accurate in all material respects.

In selecting the receivables to be included in the pool for this securitization transaction, the Depositor confirmed with the Sponsor that the Sponsor followed its standard practices and methodologies to test and confirm the accuracy in all material respects of the information regarding the Receivables set forth in this prospectus.  The Sponsor used information from its portfolio management system and other system sources to create an electronic file or “data tape” for the Receivables.  The data tape contains relevant data regarding the Receivables on a per-asset basis.  The Depositor used information in, or derived from, the data tape to prepare the pool composition and distribution tables set forth under “—Characteristics of the Receivables.”  The Depositor used the data tape and information gained from the Sponsor’s portfolio management system and other system sources as well as discussions with senior officers of the Sponsor to obtain reasonable assurance that the Receivables satisfy the selection criteria set forth under “—Selection of Receivables.”

Additionally, the Depositor compared the statistical data contained in this prospectus describing the Receivables to data in, or derived from, the data tape.  The review included a recalculation from the data tape of the number of assets, dollar amounts, and percentages set forth in this prospectus under “—Characteristics of the Receivables” and a comparison of the recalculated amounts to the related information in this prospectus.  This recalculation and comparison found no discrepancies.

In structuring this offering, the Depositor reviewed the internal controls and systems of the Sponsor that were used to produce and verify the disclosure regarding the Receivables, including origination and reporting systems and processes, asset documentation and other origination functions.  Internal control audits that are performed regularly on material business functions were also reviewed.  The Depositor utilized the internal controls and systems of the Sponsor to review and confirm that the data tape accurately reflects in all material respects the individual asset data contained therein.  Additionally, the Depositor randomly selected 100 receivables files from a pool of receivables that satisfied the selection criteria described under “—Selection of Receivables”, and from which the Receivables were selected, to determine whether selected data required to be contained in the receivables file for such Receivables conformed to the same information for such Receivable on the related data tape.  The selected data included various loan characteristics, such as maturity date, monthly payment, contract rate, vehicle model name and year, and various other criteria, such as FICO® score.  The Depositor found no material discrepancies out of 3,200 data points reviewed or compared in the sample receivable files.

A review was also conducted by the Depositor of the descriptions in this prospectus of the underwriting practices, contract terms, legal and regulatory considerations, representations and warranties, and other material information regarding the Receivables.  These descriptions were reviewed with senior officers of the Sponsor and with counsel and confirmed to be accurate in all material respects.

The Depositor engaged third parties to assist it in certain aspects of the review of statistical information and of legal matters.  The Depositor determined the scope of the assistance provided by third parties for purposes of its review and the sufficiency of those procedures.  The Depositor attributes to itself the findings and conclusions of the review.

After completion of the foregoing review, the Depositor has concluded that it has reasonable assurance that the disclosure regarding the Receivables in this prospectus is accurate in all material respects.

Representations and Warranties

In the Receivables Purchase Agreement, MBFS USA will represent and warrant to the Depositor, who will in turn assign its rights under the agreement to the Issuer under the Sale and Servicing Agreement, among other things, that at the Cutoff Date:

•
each Receivable has either been (1) originated by a dealer pursuant to an agreement between MBFS USA and such dealer or (2) originated directly by MBFS USA and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each Receivable complied in all material respects at the time it was originated with all requirements of applicable law;

•
each Receivable represents the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights or the application of the Servicemembers’ Civil Relief Act or similar State laws;

•
immediately prior to the sale and assignment thereof to the Depositor, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of MBFS USA as secured party or all necessary action with respect to such Receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of MBFS USA as secured party, which security interest is assignable and has been so assigned by MBFS USA to the Depositor;

•	there are no rights of rescission, setoff, counterclaim or defense, and MBFS USA has not received written notice of the same being asserted, with respect to any Receivable;

•
there are no liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable;

•
except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable exists, no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable exists and MBFS USA has not waived any of the foregoing; and

•	each Receivable requires that the obligor thereunder obtain and maintain physical damage insurance covering the Financed Vehicle.

MBFS USA Must Repurchase Certain Receivables

If MBFS USA has actual knowledge, or receives notice from the Issuer, the Owner Trustee or the Indenture Trustee that any representation about a Receivable was untrue when made and the breach has a material adverse effect on the Receivable, MBFS USA will be required to cure the breach or repurchase the Receivables in the manner described below.  In addition, a Noteholder or Note Owner may make a request or demand to MBFS USA or the Indenture Trustee that a Receivable be repurchased due to a breach of a representation made about the Receivable and, if applicable, the Indenture Trustee will notify MBFS USA of any Noteholder’s or Note Owner’s request or demand it receives.  Any Note Owner who wishes to submit such request or demand must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

MBFS USA will be considered to have actual knowledge of a breach if a designated employee of MBFS USA who is responsible for the securitization transaction, or a “responsible person,” learns of the breach.  A Noteholder may obtain a list of responsible persons by request to the Indenture Trustee or the Depositor.

On discovery of a breach or receipt of a notice of breach, a repurchase request or demand or a review report from the Asset Representations Reviewer indicating that a test was failed for a Receivable, MBFS USA will investigate the Receivable or Receivables to confirm the breach and determine if it has a material adverse effect on any Receivable.  MBFS USA will be required to report any requests or demands to repurchase Receivable and related activity and status on SEC Form ABS-15G.

Additionally, MBFS USA will agree in the Sale and Servicing Agreement to purchase any Receivable as to which MBFS USA, as Servicer:

•	materially impairs the rights of the Issuer or the Indenture Trustee in a Receivable or fails to comply with certain other servicing covenants; or

•
makes certain specific modifications to a Receivable, including if it grants payment extensions resulting in the maturity date of the Receivable being later than the last day of the Collection Period immediately preceding the Final Scheduled Payment Date of the Class A-4 Notes or modifies the Principal Balance or the Contract Rate of the Receivable or rewrites or reschedules the Contract to increase the number of originally scheduled payment due dates of the Receivable.

In each of the foregoing instances, if the Servicer has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer will purchase such Receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount of such Receivable into the Collection Account on the related Deposit Date.

The Depositor will assign to the Issuer, pursuant to the Sale and Servicing Agreement, all of its rights under the Receivables Purchase Agreement, including its right to cause MBFS USA to repurchase Receivables as to which there has been a breach of a representation or warranty.

The repurchase obligation of MBFS USA under the Receivables Purchase Agreement, as assigned to the Issuer under the Sale and Servicing Agreement, including the rights of Noteholders described under “—Dispute Resolution for Repurchase Requests,” constitutes the sole remedy available to the Noteholders for any losses resulting from a breach of the representations of MBFS USA about the Receivables.

Static Pools

Static pool information is included as Appendix A.  The static pool information reflects the static pool performance of the motor vehicle installment sales contracts and installment loans included in the securitizations of the Sponsor issued during the last five years.  The information in Appendix A consists of prepayment, delinquency and losses for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of the data.  Because MBFS USA regularly implements changes to various aspects of its origination, purchasing and underwriting policies, the policies used to originate the various static pools included in Appendix A differ somewhat from those used to originate the Receivables.  However, the prior pools are generally comparable since these changes have not been substantial and the Receivables were originated under the same general underwriting and purchasing policy framework as the receivables in the prior pools.  Nevertheless, prepayments, delinquencies and losses for the pool of Receivables in the securitization transaction described in this prospectus may differ from the information shown in Appendix A for prior securitized pools of receivables, due to the differing characteristics of the pools along with the varying economic conditions applicable to those securitizations of the Sponsor.

Asset Representations Review

The Asset Representations Reviewer will perform a review of Receivables to test for compliance with the representations made by MBFS USA and the Depositor about the Receivables if each of the following occurs:

•
if the aggregate principal balance of Receivables that are more than 60 days delinquent as a percentage of the Pool Balance as of the end of a Collection Period meets or exceeds the percentage for that month set by MBFS USA as described under “—Delinquency Trigger;” and

•
Noteholders of at least 5% of the Note Balance of the Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the Note Balance of the Notes that are voted vote for a review as described under “—Voting Trigger.”

Delinquency Trigger.  The delinquency trigger will be 3.55%.  MBFS USA developed the delinquency trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of motor vehicle installment sales contracts and installment loans since 2009.  The delinquency rate is calculated by determining the aggregate principal balance of the Receivables in the pool that are more than 60 days delinquent (excluding Defaulted Receivables) as a percentage of the Pool Balance as of the end of a Collection Period.  Defaulted Receivables, including charged-off Receivables and Receivables related to repossessed vehicles, will not be included in determining whether the delinquency trigger has been met for each Collection Period.

If the delinquency trigger occurs, it will be reported on the investor report for that Collection Period and reported in the Form 10-D for that Collection Period.

MBFS USA set the delinquency trigger at five times the highest monthly greater than 60-day delinquency rate observed in its prior securitizations of motor vehicle installment sales contracts and installment loans, including the delinquencies disclosed in Appendix A for the securitizations sponsored by MBFS USA that were issued during the last five years.

MBFS USA believes that the delinquency trigger is appropriate based on:

•
its experience with delinquency in its prior securitized pools of motor vehicle installment sales contracts and installment loans, and in its portfolio of motor vehicle installment sales contracts and installment loans,

•
its observation that greater than 60-day delinquency rates and net cumulative losses in its motor vehicle installment sales contracts and installment loans securitization transactions are correlated, and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior Notes in its prior securitized pools.

Voting Trigger.  If the delinquency trigger occurs, Noteholders of at least 5% of the Note Balance of the Notes may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review.  If a Noteholder is not a Noteholder of record but is rather a Note Owner, its demand must be accompanied by a written certification that the Noteholder is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  If Noteholders of at least 5% of the Note Balance of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the Issuer’s Form 10-D filing for the Collection Period in which the demand requirement was met will include a statement that sufficient requesting Noteholders are requesting a full Noteholder vote to commence an asset representations review.  The Form 10-D filing will also describe the applicable voting procedures.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of Noteholders holding at least 5% of the Note Balance of the Notes is reached, if the Noteholders of a majority of the Note Balance of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer and the Servicer to start the review.  Upon receipt of such notice from the Indenture Trustee, the Servicer will report in the Form 10-D filing for the related Collection Period that the voting trigger has occurred and the asset representations review will be conducted.  Notes owned by MBFS USA or its affiliates are deemed to not be outstanding for purpose of the voting trigger.  If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the delinquency trigger.

Asset Representations Review Process.  The review will be performed on each Receivable that is 60 days or more delinquent at the end of the Collection Period when the delinquency trigger was met, or the “review Receivables.”  Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the Receivable files and other information necessary for the review of all of the review Receivables.  Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the review Receivables and complete its review within 60 days after receiving access to all review materials.  The review will consist of performing specific tests for each representation and each review Receivable and determining whether each test was passed or failed.  The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials or requires clarification of any review materials or testing procedures, in which case the Asset Representations Reviewer will promptly, and in no event less than 30 days before completing the review, request such review materials or information from the Servicer and the Servicer will have 60 days to give the Asset Representations Reviewer access to such review materials or information.  If the Asset Representations Reviewer is not provided with the requested missing review materials within the 60-day period, the related review Receivable will be reported as having failed each test that requires use of the missing review materials.  If the Servicer notifies the Asset Representations Reviewer that a review Receivable was paid in full or repurchased from the pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that review Receivable and the review of that review Receivable will be considered complete.  The review fees will be $175 for each Receivable tested in the review.

The tests were designed by MBFS USA to determine whether a review Receivable was not in compliance with the representations made about it in the Transaction Documents at the relevant time, which is usually at origination of the Receivable or as of the Cutoff Date or Closing Date.  There may be multiple tests for each representation.  The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination.  The review is not designed to determine whether the Receivable was serviced in compliance with the Sale and Servicing Agreement after the Cutoff Date.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether MBFS USA’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report.  Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the Issuer, the Servicer and the Indenture Trustee indicating whether the related tests were passed, failed or considered completed.  The test results will be considered “completed” rather than passed or failed if the Receivable is paid in full or purchased from the pool pursuant to the terms of the Sale and Servicing Agreement prior to the completion of the review.  Upon receipt of any such report of the Asset Representations Reviewer, MBFS USA will review the report and determine whether any observed noncompliance with the representations and warranties constitutes a breach that materially and adversely affects the interest of the Issuer in the related Receivable.  The Asset Representations Reviewer will not be responsible for determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Receivable is required to be repurchased.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer according to the priority of payments as described under “Application of Available Funds—Priority of Distributions.”  A summary of the report of the asset representations review will be included in the Form 10-D for the Issuer in the next month.

For more information about the Asset Representations Reviewer, you should read “The Asset Representations Reviewer.”

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a Receivable due to a breach of a representation made about the Receivables, and the repurchase is not resolved within 180 days after receipt by MBFS USA of notice of the repurchase request, the requesting party, including a Noteholder or a Note Owner who provides a written certification and appropriate supporting documentation evidencing its beneficial ownership of a Note, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  The requesting party must start the mediation or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period.  MBFS USA and the Depositor must agree to participate in the selected resolution method.  Dispute resolution to resolve repurchase requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding.  If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by MBFS USA, using its relevant rules then in effect.  If, however, any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the Transaction Documents, the procedures in the Transaction Documents will control.  Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Sponsor.  Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.  The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation.  If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or may commence legal proceedings to resolve the dispute.

For an arbitration, the arbitrator will establish procedures and will have the authority to schedule, hear and determine motions made by the parties.  Discovery will be scheduled for completion within 60 days of selection of the arbitrator and the evidentiary hearing on the merits will start no later than 90 days after the selection of the arbitrator.  At the hearing, each party will be entitled to equal time for the presentation of evidence and cross examination.  The hearing will be scheduled to last no more than 10 business days.  The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 120 days after its selection.  The arbitrator will not have the power to award punitive or consequential damages.  The arbitrator will determine the allocation among the parties of any expenses of the arbitration, including attorneys’ fees.  The final determination of the arbitrator may not be appealed and may be entered and enforced in any court having jurisdiction.  By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the Depositor nor the Sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  Each party will agree to keep the details of the repurchase request and the dispute resolution confidential; however, such confidentiality limitations will not prevent disclosure required by any applicable laws.

Maturity and Prepayment Considerations

Specific information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Risk Factors—Risks Relating to the Characteristics of the Notes and Transaction Structure—Prepayments on the receivables may adversely affect the average life of and rate of return on your notes”, “—Prepayments and potential losses following an indenture event of default could affect your investment” and under “Weighted Average Lives of the Notes.”

The weighted average lives of the Notes will generally be influenced by the rate at which the principal balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  “Prepayments” for these purposes includes the following circumstances:

•	prepayments in full or in part by obligors, who may repay at any time without penalty;

•
MBFS USA may be required to repurchase a Receivable sold to the Issuer if certain breaches of representations and warranties occur and the Receivable is materially and adversely affected by the breach;

•
the Servicer may be obligated to purchase a Receivable from the Issuer if certain breaches of covenants occur or if the Servicer extends or modifies the terms of a Receivable beyond the Collection Period preceding the final scheduled Payment Date for the Notes with the latest maturity specified herein;

•	partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

•	payments made in respect of dealer recourse;

•	liquidations of the Receivables due to default; and

•	partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the foregoing considerations, we cannot assure you as to the amount of principal payments to be made on the Notes on each Payment Date since that amount will depend, in part, on the amount of principal collected on the Receivables during the related Collection Period.  Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without the Depositor’s consent.  These factors may also include unemployment, economic conditions, servicing decisions, seasoning of Receivables, destruction of vehicles by accident, sales of vehicles and market interest rates.  An important factor affecting the prepayment of a large group of Receivables is the difference between the interest rates on the Receivables and prevailing market interest rates.  If the prevailing market interest rates were to fall significantly below the interest rates borne by the Receivables, the rate of prepayment and refinancings would be expected to increase.  Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

In addition, the Notes will be prepaid in full if the Servicer exercises its option to purchase the Receivables and other assets of the Issuer.  See “Description of the Transaction Documents—Optional Purchase” and “—Termination.”

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions below and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model.  The model used in this prospectus, the Absolute Prepayment Model, or “ABS,” represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all of the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables.  For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Payment Dates.  The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the following assumptions:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, commencing August 2021;

•	payments on the Notes are made on each Payment Date (and each Payment Date is assumed to be the 15th day of the applicable month);

•
the interest rate on the (i) Class A-1 Notes is 0.00%, (ii) Class A-2 Notes is 0.45% based on a 30/360 day count, (iii) Class A-3 Notes is 0.70% based on a 30/360 day count and (iv) Class A-4 Notes is 1.00% based on a 30/360 day count;

•	the initial principal amount of each class of Notes is as set forth on the cover page of this prospectus;

•	the Notes are purchased on September 22, 2021;

•
the Servicing Fee on each Payment Date equals the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first Payment Date) and the Pool Balance as of the first day of the related Collection Period (or as of the Cutoff Date in the case of the first Payment Date) and all other fees and expenses are equal to zero;

•	no Event of Default occurs;

•	no expenses, fees or indemnified amounts are due or paid to the Indenture Trustee, the Owner Trustee or the Asset Representations Reviewer in any Collection Period;

•	the initial amount on deposit in the Reserve Fund is 0.25% of the Cutoff Date Adjusted Pool Balance;

•
the initial amount of overcollateralization is approximately 2.50% of the Cutoff Date Adjusted Pool Balance and the amount of overcollateralization is maintained over time at an amount equal to 2.50% of the Cutoff Date Adjusted Pool Balance; and

•	except as indicated in the ABS Tables, the Servicer exercises its Optional Purchase Right on the earliest Payment Date on which it is permitted to do so, as described in this prospectus.

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the characteristics set forth below and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, Contract Rate and remaining number of payments to maturity) will be such that each pool will be fully amortized by the end of its remaining number of payments to maturity.

Assumed Characteristics

The Receivables have been aggregated into hypothetical pools with the following characteristics:

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Term to Maturity(1) (in months)
1	$5,352,048.39	2.328%	49	10
2	55,796,031.91	1.096%	39	22
3	132,915,746.64	1.535%	40	30
4	133,935,354.42	3.062%	60	44
5	370,124,149.25	3.133%	67	56
6	524,961,977.75	3.156%	71	65
7	447,604.47	5.799%	66	7
8	2,196,527.10	5.326%	46	20
9	12,341,680.20	5.326%	56	32
10	38,695,230.47	5.597%	64	44
11	127,414,019.33	5.613%	68	56
12	253,634,528.65	5.668%	72	66
	$1,657,814,898.58

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.

In each case, the actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average Contract Rates, weighted average original number of payments to maturity and weighted average remaining number of payments to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial principal amounts outstanding over time and the weighted average life of each class of Notes.  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A‑1 Notes						Class A‑2 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	1.80%	2.00%	0.50%	1.00%	1.30%	1.50%	1.80%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	77.42%	71.81%	68.12%	65.49%	61.22%	58.19%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	66.22%	57.97%	52.55%	48.69%	42.48%	38.04%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	55.09%	44.31%	37.23%	32.20%	24.13%	18.35%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2022	44.02%	30.83%	22.17%	16.03%	6.18%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.48%
February 2022	33.02%	17.53%	7.36%	0.16%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	93.25%	88.34%
March 2022	22.08%	4.40%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	95.73%	90.86%	83.06%	77.48%
April 2022	11.22%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	94.93%	87.25%	81.81%	73.11%	66.90%
May 2022	0.43%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	87.36%	78.91%	72.94%	63.40%	56.60%
June 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	93.89%	79.89%	70.73%	64.26%	53.93%	46.58%
July 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	87.65%	72.61%	62.77%	55.82%	44.73%	36.84%
August 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	81.45%	65.44%	54.96%	47.56%	35.76%	27.37%
September 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	75.29%	58.37%	47.30%	39.48%	27.02%	18.17%
October 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	69.17%	51.40%	39.78%	31.59%	18.52%	9.23%
November 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	63.09%	44.54%	32.42%	23.87%	10.24%	0.56%
December 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	57.04%	37.79%	25.21%	16.33%	2.20%	0.00%
January 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	51.04%	31.14%	18.15%	8.98%	0.00%	0.00%
February 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	45.07%	24.60%	11.24%	1.82%	0.00%	0.00%
March 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	39.15%	18.17%	4.48%	0.00%	0.00%	0.00%
April 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	33.26%	11.84%	0.00%	0.00%	0.00%	0.00%
May 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	27.44%	5.64%	0.00%	0.00%	0.00%	0.00%
June 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	21.65%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	16.30%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	10.99%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	5.72%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.48%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	0.32	0.25	0.22	0.20	0.18	0.16	1.38	1.13	1.00	0.93	0.82	0.75
Weighted Average Life (years) to Call(1),(2)	0.32	0.25	0.22	0.20	0.18	0.16	1.38	1.13	1.00	0.93	0.82	0.75

(1)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(2)	Assumes that the Servicer exercises its Optional Purchase Right at its first opportunity.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A‑3 Notes						Class A‑4 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	1.80%	2.00%	0.50%	1.00%	1.30%	1.50%	1.80%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2022	100.00%	100.00%	100.00%	100.00%	100.00%	92.16%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2023	100.00%	100.00%	100.00%	100.00%	94.39%	84.04%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2023	100.00%	100.00%	100.00%	100.00%	86.82%	76.18%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2023	100.00%	100.00%	100.00%	94.83%	79.49%	68.61%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2023	100.00%	100.00%	97.88%	88.04%	72.39%	61.30%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2023	100.00%	100.00%	91.44%	81.44%	65.54%	54.28%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2023	100.00%	99.55%	85.16%	75.02%	58.93%	47.53%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2023	100.00%	93.89%	79.31%	69.04%	52.74%	41.19%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2023	100.00%	88.34%	73.60%	63.23%	46.76%	35.11%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2023	100.00%	82.89%	68.04%	57.59%	41.01%	29.27%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2023	100.00%	77.53%	62.61%	52.12%	35.47%	23.70%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2023	95.28%	72.28%	57.33%	46.83%	30.16%	18.39%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2023	90.12%	67.13%	52.20%	41.70%	25.06%	13.33%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2024	85.00%	62.08%	47.21%	36.76%	20.19%	8.52%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2024	79.91%	57.14%	42.36%	31.99%	15.55%	3.96%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2024	75.54%	52.83%	38.10%	27.76%	11.38%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.64%
April 2024	71.21%	48.60%	33.95%	23.68%	7.41%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	83.10%
May 2024	66.96%	44.51%	29.96%	19.76%	3.63%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	67.43%
June 2024	62.75%	40.50%	26.10%	16.00%	0.03%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	52.66%
July 2024	58.56%	36.58%	22.35%	12.39%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	85.48%	39.44%
August 2024	54.41%	32.75%	18.74%	8.92%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	71.71%	0.00%
September 2024	50.30%	29.00%	15.24%	5.61%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	58.83%	0.00%
October 2024	46.21%	25.35%	11.87%	2.44%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	46.74%	0.00%
November 2024	42.16%	21.78%	8.63%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	97.56%	35.45%	0.00%
December 2024	38.15%	18.30%	5.51%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	85.25%	0.00%	0.00%
January 2025	34.16%	14.92%	2.52%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	73.60%	0.00%	0.00%
February 2025	30.21%	11.62%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	98.55%	62.61%	0.00%	0.00%
March 2025	26.30%	8.42%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	86.78%	52.30%	0.00%	0.00%
April 2025	22.42%	5.30%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	75.57%	42.66%	0.00%	0.00%
May 2025	19.13%	2.63%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	65.72%	34.00%	0.00%	0.00%
June 2025	15.88%	0.02%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	56.33%	0.00%	0.00%	0.00%
July 2025	12.65%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	89.22%	47.40%	0.00%	0.00%	0.00%
August 2025	9.46%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	78.66%	38.94%	0.00%	0.00%	0.00%
September 2025	6.29%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	68.44%	0.00%	0.00%	0.00%	0.00%
October 2025	3.15%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	58.56%	0.00%	0.00%	0.00%	0.00%
November 2025	0.04%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	49.00%	0.00%	0.00%	0.00%	0.00%
December 2025	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	86.90%	39.79%	0.00%	0.00%	0.00%	0.00%
January 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	73.76%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	60.75%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	47.87%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	35.12%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	3.06	2.64	2.37	2.19	1.94	1.78	4.54	4.20	3.86	3.57	3.10	2.80
Weighted Average Life (years) to Call(1),(2)	3.06	2.64	2.37	2.19	1.94	1.78	4.48	4.13	3.79	3.52	3.06	2.77

(1)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(2)	Assumes that the Servicer exercises its Optional Purchase Right at its first opportunity.

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction therewith.  The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Payment Date, adding the results and dividing the sum by the initial principal amount of the Note.

Description of the Notes

The material terms of the Notes are summarized below.  This summary is not a complete description of all the provisions of the Notes.  This summary should be read together with the description of the Indenture set forth under “Description of the Transaction Documents.”

Note Registration

The offered Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The Notes will initially be issued only in book-entry form.  See “—Book-Entry Registration.”

Payments of Interest

Interest on the principal amounts of the interest-bearing Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be due on each Payment Date to the Noteholders of record as of the related Record Date.

The interest-bearing Notes will bear interest at their stated Interest Rates.  The Class A-1 Notes will not bear interest.

Calculation of Interest.  Interest will accrue and will be calculated on the interest-bearing Notes as follows:

•
30/360.  Interest on the Class A-2 Notes, the Class A‑3 Notes and the Class A‑4 Notes will accrue during the applicable Interest Period, which will be the period from and including the 15th day of the prior calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).  The interest due on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as applicable, on each Payment Date will be an amount equal to the product of:

•
the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 23 days in the case of the first Payment Date, assuming a Closing Date of September 22, 2021) divided by 360.

Unpaid Interest Accrues.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments.  The Issuer will pay interest on the interest-bearing Notes on each Payment Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions,” with interest payments to holders of the Class A-2 Notes, the Class A‑3 Notes and the Class A‑4 Notes having the same priority.

If amounts available to make interest payments on a class of Notes are less than the full amount of interest due on that class of Notes on a Payment Date, the Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Notes.

An Event of Default will occur if the full amount of interest due on the Notes is not paid within five days of the related Payment Date.  See “—Rights Upon Event of Default.”

Payments of Principal

Priority and Amount of Principal Payments.  On each Payment Date, Noteholders will receive principal, to the extent funds are available, in an amount generally equal to the excess, if any, of:

•
the Note Balance of the Notes as of the close of business on the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all payments made on that preceding Payment Date; over

•	the Adjusted Pool Balance as of the last day of the related Collection Period, minus the Target Overcollateralization Amount.

On each Payment Date, all Available Funds allocated to payments of principal of the Notes as described under “Application of Available Funds—Priority of Distributions” will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

(1)	to the Class A‑1 Notes until the Class A‑1 Notes have been paid in full;

(2)	to the Class A‑2 Notes until the Class A‑2 Notes have been paid in full;

(3)	to the Class A‑3 Notes until the Class A‑3 Notes have been paid in full; and

(4)	to the Class A‑4 Notes until the Class A‑4 Notes have been paid in full.

These general rules are subject, however, to the following exceptions:

•	in no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes; and

•
if the Notes have been accelerated following the occurrence of an Event of Default, the Issuer will distribute the funds allocated to the holders of the Notes to pay principal of the Notes, together with amounts that would otherwise be payable to the holders of the Certificates, as described under “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

All payments in respect of the Certificates will be subordinated to payments on the Notes.

Final Scheduled Payment Dates.  The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Payment Date for that class.  The failure to pay principal in full on a class of Notes will result in an Event of Default only on the Final Scheduled Payment Date for such class of Notes.  The Final Scheduled Payment Dates for the Notes are as follows:

•	September 15, 2022 for the Class A‑1 Notes;

•	July 15, 2024 for the Class A‑2 Notes;

•	June 15, 2026 for the Class A‑3 Notes; and

•	December 15, 2027 for the Class A‑4 Notes.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Payment Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid.  See “Weighted Average Lives of the Notes” and “Maturity and Prepayment Considerations” for a further discussion of Receivable prepayments.

Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default

Following the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the Notes, the priority of distributions will change to the following order of priority:

(1)	to the Servicer, any Servicing Fees (including any overdue Servicing Fees) due to it and any Nonrecoverable Advances;

(2)	to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, pro rata, the fees, expenses and indemnified amounts due to each of them, without limitation;

(3)	to the holders of the interest-bearing Notes, the Interest Distributable Amount for the interest-bearing Notes;

(4)	to the holders of the Class A‑1 Notes, principal on the Class A‑1 Notes until the Class A‑1 Notes have been paid in full;

(5)	to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, principal on the Notes until all classes of Notes have been paid in full;

(6)
if any entity has replaced MBFS USA as Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period will be paid to the successor Servicer; and

(7)	to the Certificateholders, any remaining amounts.

Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of Noteholders to receive current distributions, overcollateralization, yield supplement overcollateralization, excess spread and the establishment of the Reserve Fund.  See “Risk Factors—Risks Relating to the Characteristics of the Notes and Transaction Structure—The issuer’s assets are limited and only the assets of the issuer are available to make payments on your notes and you may experience a loss if losses on the receivables exceed the available credit enhancement”, “—Amounts on deposit in the reserve fund will be limited and subject to depletion”, and “—Prepayments and potential losses following an indenture event of default could adversely affect your investment.”

Overcollateralization.  Overcollateralization represents the amount by which the Adjusted Pool Balance exceeds the Note Balance of the Notes.  Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any.  The initial amount of overcollateralization will be approximately 2.50% of the Cutoff Date Adjusted Pool Balance, or $40,578,961.98.  The Issuer will, to the extent of funds available on each Payment Date pursuant to the priority of payments, maintain an overcollateralization amount equal to the Target Overcollateralization Amount.

Yield Supplement Overcollateralization Amount.  Because a substantial number of Receivables have low Contract Rates, the Receivables could generate less interest collections than the sum of the fees and expenses of the Issuer, interest paid on the Notes and any required deposits to the Reserve Fund if payments on Receivables with low Contract Rates are not offset by payments on Receivables with high Contract Rates.  The Yield Supplement Overcollateralization Amount for each Payment Date is set forth in the “Glossary of Terms” and will approximate the present value of the amount by which future scheduled payments on Receivables with Contract Rates less than the Required Rate are less than future payments would be on such Receivables if their Contract Rates were at least equal to the Required Rate.  The Required Rate was established by the Depositor at a level that will result in the amount of excess spread sufficient to obtain the initial ratings of the Notes.  The Yield Supplement Overcollateralization Amount will have the effect of supplementing interest collections on Receivables with low Contract Rates with principal collections.

Excess Spread.  Excess spread for any Payment Date generally will be the amount by which collections of interest on the Receivables during the related Collection Period, plus principal collections attributable to the reduction in the Yield Supplement Overcollateralization Amount for the prior Payment Date, exceed the sum of the Servicing Fee, any Nonrecoverable Advances due to the Servicer, all amounts due to the Trustees and the Asset Representations Reviewer, the Interest Distributable Amount for each class of Notes and any amount required to be deposited into the Reserve Fund so that the funds on deposit therein equal the Reserve Fund Required Amount.  Any excess spread will be applied on each Payment Date to the extent necessary, as a component of Available Funds, as described in clause (6) of “Application of Available Funds—Priority of Distributions” to maintain the amount of overcollateralization as of any Payment Date at the Target Overcollateralization Amount.  Generally, excess spread will also provide a source of funds to absorb any losses on the Receivables and reduce the likelihood of losses on the Notes.

Reserve Fund.  The Servicer will establish and maintain with the Securities Intermediary, on behalf of and in the name of the Issuer, the Reserve Fund into which certain amounts on the Closing Date and amounts described in clause (5) of “Application of Available Funds—Priority of Distributions” will be deposited and from which amounts may be withdrawn to pay the Servicing Fees, any Nonrecoverable Advances due to the Servicer, all monies due to the Trustees and the Asset Representations Reviewer up to the cap described herein and to make required payments on the Notes.

The Depositor will deposit the Reserve Fund Deposit in the Reserve Fund on the Closing Date.  On each Payment Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from Available Collections during the related Collection Period that are not used on that Payment Date to pay the Required Payment Amount, the amount, if any, by which the Reserve Fund Required Amount for that Payment Date exceeds the amount on deposit in the Reserve Fund on that Payment Date, after giving effect to all required withdrawals from the Reserve Fund on that Payment Date.  The amounts on deposit in the Reserve Fund will be invested in Eligible Investments selected by the Servicer.

On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Payment Date.  If the Reserve Fund Draw Amount for any Payment Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the Reserve Fund Draw Amount and the amount on deposit in the Reserve Fund, and transfer the amount withdrawn to the Collection Account.  Notwithstanding the foregoing, Issuer expenses that are payable to the Depositor or any of its affiliates may not be paid using amounts withdrawn from the Reserve Fund.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result.  In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

If the sum of the amounts on deposit in the Collection Account and the Reserve Fund on any Payment Date equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts due to the Servicer, the Trustees and the Asset Representations Reviewer, all such amounts will be applied up to the amounts necessary to retire the Notes and pay such amounts due.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the principal amount of the Notes and all amounts due to the Servicer, the Trustees and the Asset Representations Reviewer, and dissolution of the Issuer, any funds remaining on deposit in the Reserve Fund will be paid to the Depositor.  See “Risk Factors—Risks Relating to the Characteristics of the Notes and Transaction Structure—Amounts on deposit in the reserve fund will be limited and subject to depletion.”

Voting

Holders of each class of Notes will generally vote together as a single class under the Indenture.  For additional information about the voting rights of Noteholders, see “Description of the Notes—Rights Upon Event of Default” and “Description of the Transaction Documents—Rights Upon Event of Servicing Termination” and “—Amendments.”

Notes Owned by the Issuer, the Depositor, the Servicer and their Affiliates

Notes owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of Notes, except that such owned Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the Notes are owned by the Issuer, the Depositor, the Servicer or any of their respective affiliates.

Upon any sale or transfer of any Note (or interest therein) that was retained by the Issuer or a person considered the same person as the Issuer for United States federal income tax purposes as of the Closing Date, if for tax or other reasons it may be necessary to track any such Note (for example, if the Notes have original issue discount), tracking conditions such as requiring separate CUSIPs may be required by the Issuer as a condition to such transfer and the Issuer shall provide prior written notice of such sale or transfer and tracking conditions to the Indenture Trustee.

Note Factors and Trading Information

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the Notes.

Calculation of the Factor for Your Class of Notes.  The Servicer will compute a separate factor for each class of Notes issued.  The factor for each class of Notes will be computed by the Servicer prior to each distribution with respect to the related class of Notes indicating the remaining Note Balance of that class of Notes, as of the applicable Payment Date.  The Servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial aggregate principal amount of the related class of Notes.

Your Portion of the Outstanding Amount of the Notes.  For each Note you own, your portion of that class of Notes will be the product of:

•	the original denomination of your Note; and

•	the factor relating to your class of Notes computed by the Servicer in the manner described above.

The Note Factors Will Decline as the Issuer Makes Payments on the Notes.  The factor for each class of Notes will initially be 1.000000.  The factors will then decline to reflect reductions in the Note Balance of the applicable class of Notes.

These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the Receivables by MBFS USA or the Servicer and liquidations of the Receivables.

Additional Information.  The Noteholders will receive reports generated by the Servicer on or about each Payment Date concerning, with respect to the:

•
related Collection Period, payments received on the Receivables, the aggregate principal balance of the Receivables, Note factors for each class of Notes described above and various other items of information; and

•
preceding Payment Date, as applicable, the aggregate principal balance of the Receivables on the last day of the related Collection Period and any reconciliation of such aggregate principal balance with information provided by the Servicer.

In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Description of the Transaction Documents—Reports to Noteholders.”

Events of Default

Events of Default under the Indenture will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of interest on the Notes of any class when the same becomes due and payable;

•	a default in the payment of principal of the Notes of a class on its Final Scheduled Payment Date;

•
a default in the observance or performance of any other material covenant or agreement of the Issuer made in the Indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes;

•
any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer (which, if involuntary, remains unstayed for more than 90 days).

If a responsible officer of the Indenture Trustee has actual knowledge or written notice of an Event of Default or an event that would become an event of default with the passage of time, the Indenture Trustee will be obligated to mail notice of such default to each Noteholder within 30 days after it occurs.  Except in the case of a default in payment of principal of or interest on any Note (including payments pursuant to the redemption provisions of such Notes), the Indenture Trustee may withhold notice of the default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the Noteholders.  Noteholders holding 51% of the Note Balance of the Notes may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on any Note, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without the unanimous consent of the Noteholders.

Rights Upon Event of Default

If an Event of Default occurs and is continuing, the Indenture Trustee or holders of not less than 51% of the Note Balance of the Notes may declare the principal of the Notes to be immediately due and payable.  That declaration may be rescinded by the holders of not less than 51% of the Note Balance of the Notes at any time before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if both of the following occur:

•
the Issuer has paid or deposited with the Indenture Trustee enough money to pay (1) all payments of principal of and interest on all Notes and all other amounts that would then be due if the Event of Default giving rise to the declaration of acceleration had not occurred; and (2) all sums paid or advanced by the Indenture Trustee and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of principal of the Notes that has become due solely due to that acceleration, have been cured or waived.

If the Notes have been declared immediately due and payable by the Indenture Trustee or the Noteholders following an Event of Default, the Indenture Trustee may, and at the direction of the holders of Notes evidencing not less than 51% of the Note Balance of the Notes shall, institute proceedings to collect amounts due and exercise remedies as a secured party, including foreclosure or sale of the property of the Issuer.  The Indenture Trustee may, but need not, elect to maintain the property of the Issuer and continue to apply proceeds from the property of the Issuer as if there had been no declaration of acceleration.  The Indenture Trustee may not, however, sell or otherwise liquidate the property of the Issuer following the occurrence of an Event of Default, other than a default for five or more days in the payment of interest on any Note or a default in the payment of principal on any Note on its Final Scheduled Payment Date, unless:

•	the holders of 100% of the Notes consent to the sale, excluding Notes held by MBFS USA, the Servicer or any of their respective affiliates;

•	the proceeds of such sale or liquidation will be sufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes; or

•
the Indenture Trustee determines that the property of the Issuer would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared immediately due and payable and the holders of Notes evidencing not less than 66⅔% of the Note Balance of the Notes consent to the sale.

The Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the Issuer to pay principal of and interest on the Notes, either in full or on an ongoing basis.

If the property of the Issuer is sold following an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the Indenture Trustee as compensation under the Indenture and then as available funds as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default.”

If the property of the Issuer is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the Notes, the Indenture Trustee will withdraw available amounts from the Reserve Fund, if any, in respect of that shortfall.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the Note Balance of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.  Prior to acceleration of the maturity of the Notes, the holders of not less than 51% of the Note Balance of the Notes may, in certain cases, waive any default or Event of Default with respect thereto, except a default or Event of Default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding Notes.  No such waiver will impair the right of any Noteholder with respect to any subsequent or other default or Event of Default.

Limitation on Suits.  No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless:

•	the holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

•
the holders of not less than 25% of the Note Balance of the Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee;

•	the holder or holders have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee has for 60 days after receipt of the notice, request and offer of indemnity failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of not less than 51% of the Note Balance of the Notes.

A Noteholder, however, has the right to begin at any time a proceeding to enforce its right to receive principal and interest due to it under its Note, and that right may not be impaired without the consent of the Noteholder.

If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each holding Notes evidencing less than 51% of the Note Balance of the Notes, the Indenture Trustee will take action in accordance with the request given by the greatest Note Balance of the Notes.

The Indenture Trustee and the holders of the Notes, by accepting the Notes or an interest therein, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the Transaction Documents have been paid in full, institute against the Issuer or the Depositor any bankruptcy, reorganization or other proceeding under any federal or State bankruptcy or similar law.

With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.  The Indenture Trustee will covenant that it will not at any time institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or State bankruptcy or similar law.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge or written notice of such an event.  A Noteholder may communicate with the Indenture Trustee and provide notices and make requests and demands and give directions to the Indenture Trustee as permitted by the Transaction Documents through the procedures of DTC and by notice to the Indenture Trustee.

Governing Law

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Noteholder Communication

Three or more Noteholders may request a list of all Noteholders of the Issuer maintained by the Indenture Trustee for the purpose of communicating with other Noteholders about their rights under the Indenture or under the Notes.  Any request must be accompanied by a copy of the communication that the requesting Noteholders propose to send.

A Noteholder may also send a request to the Issuer or to the Servicer, on behalf of the Issuer, stating that the Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents.  The requesting Noteholder must include in the request a description of the method by which other Noteholders may contact the requesting Noteholder.  The Issuer will promptly deliver any such request to the Servicer.  On receipt of a communication request, the Servicer will include in the Form 10-D filed in the next month the following information:

•	a statement that the Issuer received a communication request,

•	the date the request was received,

•	the name of the requesting Noteholder,

•	a statement that the requesting Noteholder is interested in communication with other Noteholders about the possible exercise of rights under the Transaction Documents, and

•	a description of the method by which the other Noteholders may contact the requesting Noteholder.

Any expenses of the Issuer or the Servicer relating to an investor communication, including any review of documents evidencing ownership of a Note and the inclusion of the investor communication information in the Form 10-D, will be paid by the Servicer.

In order to make a request or demand or to provide notice to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the Transaction Documents, a Noteholder must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

Book-Entry Registration

Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below.  The offered Notes will be available for purchase in the denominations specified herein and are available for purchase in book-entry form only.  Accordingly, the nominee is expected to be the holder of record of each class of Notes issued in book-entry form.  Unless and until Definitive Notes are issued under the limited circumstances described herein, you, as an owner of Notes will not be entitled to receive a physical certificate representing your interest in the Notes of that class.  Beneficial owners will not be recognized by the Indenture Trustee as “holders,” as such term will be used in the Indenture and will generally only be permitted to exercise the rights of holders indirectly through DTC and its participants.  Nonetheless, to exercise their rights with respect to the asset representations review, dispute resolution and investor communication, beneficial owners of Notes may communicate directly with the Indenture Trustee, the Servicer or the Issuer, as appropriate, as long as such beneficial owners provide a written certification stating that they are beneficial owners of a Note and supporting documentation, such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  For more information, as described under “The Receivables Pool—Asset Representations Review—Voting,” “—Dispute Resolution for Repurchase Requests,” and “Description of the Notes—Noteholder Communication.”

You may hold your Notes through DTC in the United States, or Clearstream or Euroclear in Europe.  The global notes will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.  You should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payment and tax withholding applicable to your purchase of the Notes.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers (who may include any of the underwriters), banks, trust companies and clearing corporations and may include certain other organizations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

All references herein to actions by holders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to the Noteholders in accordance with DTC’s procedures with respect thereto.  The rules applicable to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC.  The deposit of Notes with DTC and their registration in the name of Cede & Co. will not change beneficial ownership.  DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such Notes are credited, which may or may not be the ultimate owners.  Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that under existing industry practices, if we request any action of Noteholders or if a beneficial owner of a Note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.  Euroclear or Clearstream, as the case may be, will take action on behalf of their participants only in accordance with its relevant rules and procedures and subject to its respective depositaries’ ability to effect such actions on its behalf through DTC.

Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.  Noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Notes may do so only through direct or indirect participants.  In addition, Noteholders will receive all distributions of principal and interest from the Indenture Trustee through the participants who in turn will receive them from DTC.  Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Indenture Trustee to DTC’s nominee.  DTC will forward the payments to its participants which thereafter will forward them to indirect participants or Noteholders.  Noteholders will not be recognized by the Indenture Trustee as “noteholders” and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these Notes, may be limited due to the lack of a physical certificate for these Notes.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes.  Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote.  The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the Notes will be credited on that record date, identified in a listing attached to the omnibus proxy.

DTC will take any action permitted to be taken by a Noteholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more participants to whose accounts with DTC the Notes are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global notes will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

Definitive Notes

With respect to any class of Notes, such Notes will be issued as Definitive Notes to Noteholders or their respective nominees, rather than to DTC or its nominee, only if (1) the Administrator or the Servicer advises the Indenture Trustee, in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Notes and neither the Administrator nor the Indenture Trustee is able to locate a qualified successor or (2) after the occurrence of an Event of Default under the Indenture, holders representing a not less than 51% of the Note Balance of a Class of Notes advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the Notes is no longer in the best interest of the holders of the Notes.

Upon the occurrence of any event described in the previous paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given class through participants of the availability of Definitive Notes.  Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the Noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of such Definitive Notes in whose names the Definitive Notes were registered at the close of business on the record date for such Notes.  The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Application of Available Funds

Sources of Funds for Distributions

The funds available to the Issuer to make payments on the Notes on each Payment Date will come from Available Funds, which will be the only funds that will be used to make payments to Noteholders on each Payment Date.  The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds in the “Glossary of Terms.”  The following chart shows the sources of Available Funds for each Payment Date:

Priority of Distributions

On each Payment Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Issuer will apply Available Funds in the following amounts and order of priority:

(1)
to the Servicer, for the related Collection Period, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2)
to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, pro rata, if not previously paid, the fees, expenses and indemnified amounts due to each of them for the related Collection Period, plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior Collection Periods; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $250,000 in any given calendar year;

(3)
to the Note Payment Account for the benefit of the holders of the Notes, the Interest Distributable Amount, to pay interest due on each class of interest-bearing Notes outstanding on that Payment Date, ratably for each such class of Notes;

(4)
to the Note Payment Account for the benefit of the holders of the Notes, the Priority Principal Distributable Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal”;

(5)
to the Reserve Fund, the excess, if any, of the Reserve Fund Required Amount for that Payment Date over the amount then on deposit in the Reserve Fund, after giving effect to all required withdrawals from the Reserve Fund on that Payment Date;

(6)
to the Note Payment Account for the benefit of the holders of the Notes, the Regular Principal Distributable Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal”;

(7)	to any successor Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period;

(8)
pro rata, to the Trustees and the Asset Representations Reviewer, the fees, expenses and indemnified amounts due to each of them for the related Collection Period plus any overdue fees, expenses and indemnified amounts for the immediately preceding Collection Period, to the extent that they have not previously been paid as described in clause (2) above; and

(9)	to the Certificateholders, any amounts remaining after the foregoing distributions.

In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Fund on any Payment Date equals or exceeds the Note Balance of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer, the Trustees and the Asset Representations Reviewer, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due (provided that no such amounts may be paid out of the Reserve Fund to parties that are affiliated with the Sponsor).

The following chart shows how payments from Available Funds are made on each Payment Date unless the Notes are accelerated following the occurrence of an Event of Default:

Fees and Expenses of the Issuer

As set forth in the table below, the Issuer is obligated to pay the Servicing Fee to the Servicer and, if not previously paid, the fees, expenses and indemnified amounts of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, subject to a cap, before it pays any amounts due on the Notes and any other liabilities.  The following table illustrates this arrangement.  In addition, the Servicer is obligated to pay the fees and expenses of the accountants in delivering their annual attestation report and the fee of the Administrator.

Recipient	Source of Payment	Fees and Expenses Payable

Servicer	Available Funds	The Servicing Fee as described under “Description of the Transaction Documents—Servicing Compensation and Expenses.”

Indenture Trustee	Available Funds	$5,500 per annum plus reasonable expenses.(1)

Owner Trustee	Available Funds	$2,500 per annum plus reasonable expenses.(1)

Asset Representations Reviewer	Available Funds	$5,000 per annum plus $175 for each reviewed asset on completion of a review.

(1)
Consists of out-of-pocket expenses, disbursements and advances incurred or made by such party, including costs of collection, and indemnified amounts subject to, except as otherwise provided herein, an annual aggregate limit of $250,000.

Description of the Transaction Documents

This summary describes the material provisions of the documents under which MBFS USA will transfer the Receivables to the Depositor, the Depositor will transfer the Receivables to the Issuer and the Servicer will service the Receivables on behalf of the Issuer.  These documents are the Receivables Purchase Agreement and the Sale and Servicing Agreement.  This summary also describes the material provisions of the Indenture, the Trust Agreement and the Administration Agreement.  We will file a copy of these agreements with the SEC as exhibits to a Current Report on Form 8-K.

In general, the operations of the Issuer will be governed by the following Transaction Documents:

Document	Parties	Primary Purposes
Trust Agreement	Depositor and Owner Trustee	Creates the Issuer Provides for issuance of Certificates and payments to Certificateholders Establishes rights and duties of the Owner Trustee Establishes rights of Certificateholders
Indenture	Issuer and Indenture Trustee
Provides for issuance of the Notes, the terms of the Notes and payments to Noteholders

Secures the Notes with a lien on the property of the Issuer

Establishes rights and duties of the Indenture Trustee

Establishes rights of Noteholders

Receivables Purchase Agreement	MBFS USA and Depositor	Provides for the sale of the Receivables to the Depositor Contains representations and warranties of MBFS USA concerning the Receivables
Sale and Servicing Agreement	Depositor, Servicer, MBFS USA, as seller, and Issuer
Effects sale of Receivables to the Issuer

Contains representations and warranties of the Depositor concerning the Receivables

Contains servicing obligations of the Servicer

Provides for compensation to the Servicer

Directs how proceeds of the Receivables will be applied to expenses of the Issuer and payments on its Notes

Administration Agreement	Issuer, Administrator, Depositor and Indenture Trustee	Provides for certain services and the assumption of certain duties by the Administrator on behalf of the Issuer and the Indenture Trustee
Asset Representations Review Agreement	Issuer, Servicer, Administrator and Asset Representations Reviewer	Provides for the review of delinquent Receivables by the Asset Representations Reviewer under the circumstances described under “The Receivables Pool—Asset Representations Review.”

Sale and Assignment of Receivables

When the Issuer issues Notes, MBFS USA will transfer and assign, without recourse, to the Depositor its entire interest in the Receivables, including its security interests in the related Financed Vehicles, under the Receivables Purchase Agreement.  The Depositor will then transfer and assign to the Issuer, without recourse, under the Sale and Servicing Agreement its entire interest in those Receivables, including its security interests in the related Financed Vehicles.  Each Receivable will be identified in a schedule appearing as an exhibit to the Receivables Purchase Agreement.

The Trust Agreement and the Certificates

The Certificates are not being offered pursuant to this prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of the Trust Agreement.  The Certificates will evidence undivided ownership interests in the Issuer created pursuant to the Trust Agreement.

The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

Accounts

The Servicer will establish and maintain with the Securities Intermediary, on behalf and in the name of the Indenture Trustee for the benefit of the Noteholders and such other persons specified in the Indenture, the Collection Account into which all payments made on or with respect to the Receivables will be deposited.  The Servicer will establish and maintain with the Securities Intermediary, on behalf and in the name of the Indenture Trustee for the benefit of the Noteholders, a Note Payment Account, into which amounts released from the Collection Account and any other accounts of the Issuer for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made.  Amounts released from the Collection Account and any other accounts of the Issuer for distribution to the Certificateholders will be deposited into the Note Payment Account or the Collection Account from which all distributions to the Certificateholders will be made.  Additionally, the Servicer will establish the Reserve Fund on behalf of the Indenture Trustee in the name of and for the benefit of the Issuer.

All funds on deposit in the Issuer accounts will be invested in Eligible Investments to the extent so provided in the Sale and Servicing Agreement.  Eligible Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Payment Date following the Collection Period during which the investment is made (or, in the case of the Reserve Fund, to cash or cash equivalents).  Thus, the amount of cash available in the Reserve Fund at any time may be less than the balance of the Reserve Fund.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders, if any, could result, which could, in turn, increase the average lives of the Notes.  All net investment earnings on funds on deposit in the Issuer accounts will be deposited in the Collection Account or distributed as otherwise provided herein.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the Issuer accounts, other than to the limited extent addressed in the annual officer’s certificate of the Servicer and the accountants’ report described under “—Annual Compliance Reports.”

Servicing Procedures

The Servicer, pursuant to the Sale and Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the Receivables.  The Servicer will make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle installment sales contracts and installment loans that it owns or services for itself or others.  See “MBFS USA.”  The Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Receivables.  The Servicer may sell the Financed Vehicle securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

Under the Sale and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Servicer will service and administer the Receivables held by the Issuer and, as custodian on behalf of the Issuer, maintain possession of the installment loan or installment sales contract agreements and any other documents relating to such Receivables.  To assure uniform quality in servicing the Receivables, as well as to facilitate servicing and save administrative costs, the installment loan or installment sales contract agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer’s possession or otherwise stamped or marked to reflect the transfer to the Issuer.  The obligors under the Receivables will not be notified of the transfer.  Notwithstanding the foregoing, UCC financing statements reflecting the sale and assignment of the Receivables by the Depositor to the Issuer will be filed, and the Servicer’s accounting records and computer systems will be marked to reflect such sale and assignment.  Because the Receivables will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the Issuer if a subsequent purchaser were to obtain physical possession of one or more of the Receivables without knowledge of the assignment, the Issuer’s interest in the Receivables could be defeated.  See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles.”

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the last day of the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes, the Servicer will, pursuant to the Sale and Servicing Agreement, purchase that Receivable for an amount equal to the Purchase Amount of such Receivable as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Servicer of such extension.  The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Issuer, the Noteholders, the Trustees and the Certificateholders for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes.

Collections

The Servicer will deposit all payments on the Receivables and all proceeds of such Receivables collected during each Collection Period into the Collection Account within two Business Days after receipt and identification thereof.  So long as the Servicer is required to deposit collections on or in respect of the Receivables into the Collection Account within two Business Days after receipt and identification thereof, all net investment earnings on funds on deposit in the Collection Account will be retained in the Collection Account and available to be distributed to the Noteholders in accordance with “Application of Available Funds—Priority of Distributions.”  In the event that the Servicer is entitled to deposit collections on or in respect of the Receivables into the Collection Account on a monthly basis, any net investment earnings on collections will be retained by the Servicer.

However, at any time that and for so long as (1) MBFS USA, or its successor, is the Servicer and is a direct or indirect wholly owned subsidiary of Daimler AG, (2) no Event of Servicing Termination exists and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until the related Deposit Date.  Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.  If the Servicer was unable to remit such funds, Noteholders might incur a loss.  The Servicer may, in order to satisfy the requirements described above, obtain a letter of credit, guaranteed investment contract, surety bond, insurance policy or guarantee of its deposit obligations for the benefit of the Issuer to secure timely remittances of collections on the Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

Collections on a Receivable made during a Collection Period which are not late fees, prepayment charges or certain other similar fees, charges or other supplemental servicing fees shall be applied first to any outstanding Advances made by the Servicer with respect to such Receivable and then to the scheduled payment.

To the extent necessary to make the required payments on any Payment Date, on or before such Payment Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Collection Account, the Reserve Fund Draw Amount from the Reserve Fund.

Servicer Advances

The Servicer, at its option, may make Advances in respect of a Collection Period on the related Deposit Date only to the extent that the Servicer, in its sole discretion, determines that such Advance shall be recoverable.  The Servicer, however, shall not be obligated to make Advances.  The Servicer will recover Advances from (i) subsequent payments made by or on behalf of the related obligor, (ii) Net Liquidation Proceeds, Recoveries and payments in respect of Dealer Recourse and (iii) the Purchase Amount or, upon the Servicer’s determination that such Advance is a Nonrecoverable Advance, from Available Collections as described in clause (1) under “Application of Available Funds—Priority of Distributions.”

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Payment Date.  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from any prior Payment Date, will be payable on each Payment Date.  The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Payment Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund.  The Servicer will also be entitled to retain as a supplemental servicing fee for each Collection Period, any and all fees and charges paid by obligors, including, among other things, extension fees, administration fees and charges, late payment fees, prepayment fees, returned instrument or automatic clearing house transaction charges, purchase option fees, service fees, disposition fees, termination fees and any similar charges received with respect to any receivables collected during the Collection Period.

The servicing fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for the Issuer, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral.  The fees will also compensate the Servicer for administering the Receivables, including making advances, accounting for collections, furnishing monthly and annual statements to the Trustees with respect to distributions and generating federal income tax information for the Issuer.  The fees, if any, also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Statements to Noteholders

On or prior to each Payment Date, the Servicer or Administrator will prepare and provide to the Indenture Trustee and the Owner Trustee a statement to be delivered to the Noteholders on such Payment Date.  Each statement to be delivered to Noteholders will include (to the extent applicable) the following information with respect to that Payment Date or the related Collection Period, as applicable:

(1)	the aggregate principal balance of the Receivables as of the beginning of such Collection Period;

(2)	delinquencies during such Collection Period;

(3)	the amount of the distribution allocable to principal of each class of Notes;

(4)	the amount of the distribution allocable to interest on or with respect to each class of Notes;

(5)	the amount of the distribution allocable to draws from the Reserve Fund;

(6)	the aggregate principal balance of the Receivables as of the close of business on the last day of such Collection Period;

(7)	any overcollateralization amount;

(8)	the aggregate principal balance and the appropriate factor for each class of Notes, after giving effect to all payments reported under clause (3) above on that date;

(9)	the amount of the Servicing Fee paid to the Servicer and the amount of any unpaid Servicing Fee with respect to such Collection Period or Collection Periods, as the case may be;

(10)	the amount of the aggregate losses realized on the Receivables during the Collection Period;

(11)	previously due and unpaid interest payments on each class of Notes, and the change in these amounts from the preceding statement;

(12)
previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of Notes, and the change in these amounts from the preceding statement;

(13)	the aggregate amount to be paid in respect of Receivables, if any, repurchased in respect of the Collection Period;

(14)	the balance of the Reserve Fund on that date, after giving effect to changes on that date; and

(15)	the amount of advances to be made by the Servicer in respect of the Collection Period, if any.

Each amount set forth under clauses (3) and (4) above with respect to the Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes.

Prior to each Payment Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth substantially the same information described above that is required to be provided to Noteholders.

Within the prescribed period of time for United States federal income tax reporting purposes after the end of each calendar year during the term of the Issuer, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment with respect to the Issuer a statement containing certain information for the purposes of the Noteholder’s preparation of federal income tax returns.  See “Material Federal Income Tax Consequences.”

The Servicer will use the investor report to direct the Indenture Trustee on payments to be made to the Noteholders on each Payment Date.  The Indenture Trustee will have no obligation to verify calculations made by the Servicer.  On each Payment Date, the Indenture Trustee, as paying agent, will forward the investor report to each Noteholder of record or make the investor report available to Noteholders through the Indenture Trustee’s internet website, which is located at https://pivot.usbank.com.

The Servicer, on behalf of the Issuer, will file a Form 10-D for the Issuer with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the review Receivables by the Asset Representations Reviewer during the prior month,

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report,

•
if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new Asset Representations Reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date of the change occurred, the circumstances surrounding the change, and

•
a statement that the Issuer received a request from a Noteholder during the prior month to communicate with other Noteholders, together with the date the request was received, the name of the requesting Noteholder, a statement that the requesting Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents and a description of the method which the other Noteholders may contact the requesting Noteholder.

Annual Compliance Reports

The Servicer will prepare or obtain a number of annual reports, statements or certificates for the Issuer.  Beginning in 2022, no later than 90 days after the end of the preceding calendar year, the Servicer will provide to the Depositor, the Owner Trustee, the Indenture Trustee and the Rating Agencies the following:

•
Compliance Certificate:  a certificate stating that the Servicer fulfilled all of its obligations under the Sale and Servicing Agreement in all material respects throughout the prior year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•
Assessment of Compliance:  copies of the report by the Servicer on its assessment of compliance with the specified applicable servicing criteria set forth in Item 1122(a) of Regulation AB regarding general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior year covering securitization transactions sponsored by MBFS USA auto receivables that were subject to Regulation AB, including disclosure of any material instance of noncompliance identified by that Servicer, and

•
Attestation Report:  copies of the report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer of compliance with the minimum servicing criteria set forth in the preceding bullet point.

The Servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the Issuer’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of these items may be obtained by any Noteholder by request to the Indenture Trustee.

Reports to be Filed with the SEC

The Depositor will, or will cause the Servicer to, file for the Issuer the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include but are not limited to:

•
Reports on Form 8-K (Current Report), following the issuance of the Notes, including as exhibits to the Form 8-K the opinions related to the tax consequences and the legality of the Notes being issued that are required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related Payment Date; the content of a report on Form 10-D will be substantially similar to the information to be furnished under “—Statements to Noteholders”;

•
Reports on Form ABS-EE, including an asset data file and an asset related document attached as exhibits thereto, containing asset-level data for the Receivables for the prior month, which will be filed each month prior to the filing of the report on Form 10-D; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits; the annual report will include the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described under “—Annual Compliance Reports” and any other assessments of compliance and accountants’ reports by any other parties performing a servicing function as defined by Regulation AB with respect to the Issuer.

The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant.  The reports filed with the SEC by or on behalf of the Issuer can be accessed on the SEC’s website (www.sec.gov) using the Issuer’s CIK number.

Optional Purchase

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Issuer on any Payment Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 5% or less of the Cutoff Date Pool Balance.  The exercise of the Optional Purchase Right will result in the early retirement of the Notes.

The price to be paid by the Servicer in connection with the exercise of this option will equal the aggregate Purchase Amount of the Receivables; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Fund and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances and all amounts owed to the Trustees and the Asset Representations Reviewer.  The Servicer will notify the Trustees, the Depositor and the Rating Agencies of its intent to exercise its Optional Purchase Right not less than 10 days prior to the related Payment Date.  The exercise of the Optional Purchase Right will result in the early retirement of the Notes.  See “—Termination.”

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law.  No resignation will become effective until the Indenture Trustee or a successor Servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement.  The Servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any Noteholder or the confirmation of any Rating Agency.  The Servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the Issuer or the Noteholders or Certificateholders, if any, for taking any action or for refraining from taking any action under the Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.  In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.  The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement, the rights and duties of the parties thereto and the interests of the Noteholders thereunder.  In that event, the Servicer’s legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the Issuer and the Servicer will be entitled to be reimbursed therefor.

Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

Events of Servicing Termination

Events of Servicing Termination under the Sale and Servicing Agreement will consist of:

•
the failure of the Servicer to make any required payment or deposit under the Sale and Servicing Agreement and the continuance of such failure unremedied beyond the earlier of five Business Days following the date that payment or deposit was due or, in the case of a payment or deposit to be made no later than a Payment Date or the related Deposit Date, such Payment Date or Deposit Date, as applicable;

•
the failure of the Servicer to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement that materially and adversely affects the rights of the Depositor or the Noteholders, and the continuance of such failure unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Servicer by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes;

•
any representation or warranty of the Servicer made in the Sale and Servicing Agreement or in any certificate delivered pursuant thereto or in connection therewith, other than any representation or warranty relating to a Receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Servicer by the holders of Notes evidencing not less than 25% of the Note Balance of the Notes; and

•	the occurrence of certain Insolvency Events with respect to the Servicer.

Rights Upon Event of Servicing Termination

As long as an Event of Servicing Termination under the Sale and Servicing Agreement shall have occurred and be continuing, the Indenture Trustee or holders of not less than 51% of the Note Balance of the Notes, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Indenture Trustee or a successor Servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

If, however, MBFS USA is the Servicer, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, the bankruptcy trustee or similar official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing.  If the Indenture Trustee is unwilling or unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle installment sales contracts and installment loans.  The Indenture Trustee may arrange for compensation to be paid to the successor Servicer; provided, however, that the servicing compensation paid to the successor Servicer may not be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement without the prior written consent of the holders of Notes evidencing not less than 51% of the Note Balance of the Notes.  The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor Servicer.  Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the Receivables.  In the event that the Indenture Trustee is legally unable to act as Servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer.  The Indenture Trustee may make such arrangements for compensation to be paid to the successor Servicer.

Waiver of Past Events of Servicing Termination

The holders of Notes evidencing not less than 51% of the Note Balance of the Notes may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Note Payment Account or the Reserve Fund in accordance with the Sale and Servicing Agreement.  No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Event of Servicing Termination.

Amendment

Modification of the Transaction Documents other than the Indenture

The parties to each of the Transaction Documents, other than the Indenture, may amend any of the agreements without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provision in any Transaction Document that may be inconsistent with any other provision in such Transaction Document or this prospectus, or to add, change or eliminate any other provisions with respect to matters or questions arising under such Transaction Document; provided, however, that no such amendment may materially adversely affect the interests of any Noteholder.  An amendment will be deemed not to materially adversely affect the interests of any Noteholder if:

•	the person requesting the amendment obtains and delivers to one or both of the Trustees, as applicable, either an opinion of counsel or an officer’s certificate of the Issuer to that effect; and

•	the Rating Agency Condition is satisfied with respect to the amendment.

Each Transaction Document, other than the Indenture, may also be amended from time to time by the parties thereto, with the consent of the Indenture Trustee and the consent of the holders of Notes evidencing at least 66⅔% of the Note Balance of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Document or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders, change the interest rate applicable to any class of Notes or the Reserve Fund Required Amount, without the consent of all holders of Notes then outstanding; or

•
reduce the percentage of the Note Balance of the Notes the consent of the holders of which is required for any amendment to such Transaction Document without the consent of all holders of Notes then outstanding.

No amendment to the Sale and Servicing Agreement or the Trust Agreement will be permitted unless an opinion of counsel is delivered to the Trustees or the Owner Trustee, respectively, to the effect that the amendment will not cause the Issuer to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes or otherwise have any material adverse effect on the federal income taxation of any Notes Outstanding or outstanding Certificates.

Modification of the Indenture

The Issuer, together with the Indenture Trustee, may, without the consent of the Noteholders of the Issuer, but with prior written notice to each Rating Agency, execute a supplemental indenture for the purpose of, among other things:

•
curing any ambiguity, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture, any other transaction document or of this prospectus; or

•	adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders;

provided, however, that no such supplemental indenture may materially adversely affect the interests of any Noteholder.

The Issuer and the Indenture Trustee, may with the consent of the holders of Notes evidencing not less than 51% of the Note Balance of the Notes and with prior written notice to each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture may without the consent of all Noteholders, to the extent any such person is materially and adversely affected by such supplemental indenture:

•
change the Final Scheduled Payment Date or the due date of any installment of principal of or interest on any Note or reduce the principal amount, the interest rate or the redemption price with respect to any Note, change the application of collections on or the proceeds of a sale of the property of the Issuer to payment of principal and interest on the Notes or change any place of payment where, or the coin or currency in which, any Note or any interest on any Note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payments;

•
reduce the percentage of the Note Balance of the Notes, the consent of the holders of Notes of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

•
modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, any other obligor on the Notes, MBFS USA, the Depositor, the Servicer or any of their respective affiliates or modify or alter the definitions of Note Balance;

•
reduce the percentage of the Note Balance the consent of which is required to direct the Indenture Trustee to sell or liquidate the property of the Issuer after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

•
reduce the percentage of the Note Balance of the Notes the consent of the holders of Notes of which is required to amend the sections of the Indenture which specify the applicable percentage of the Note Balance of the Notes necessary to amend the Indenture or any other documents relating to the Issuer;

•	affect the calculation of the amount of interest or principal payable on any Note on any Payment Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes provided in the Indenture; or

•
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

A supplemental indenture will be deemed not to materially adversely affect the interests of any Noteholder if:

•	the Rating Agency Condition has been satisfied with respect to the supplemental indenture; or

•
the person requesting the supplemental indenture delivers to the Indenture Trustee either an opinion of counsel or an officer’s certificate of the Issuer, in either case to the effect that such supplemental indenture would not materially and adversely affect the interests of any Noteholder.  Any such officer’s certificate would be executed and delivered by the Administrator on behalf of the Issuer.

No supplemental Indenture will be permitted unless an opinion of counsel is delivered to the Indenture Trustee to the effect that the supplemental Indenture will not cause (1) the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, (2) the Notes to be characterized other than as indebtedness for United States federal income tax purposes or (3) the Notes to be deemed to have been exchanged pursuant to Treasury Regulations Section 1.1001-3 (or a successor provision).

Termination

The obligations of the Servicer, MBFS USA, the Depositor and the Trustees under the Transaction Documents will terminate upon the earlier of (1) the Payment Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables, (2) the payment to Noteholders and Certificateholders of all amounts required to be paid to them under the Transaction Documents and (3) the exercise by the Servicer of its optional right to purchase the Receivables described under “—Optional Purchase” and the application of amounts deposited pursuant to that exercise by the Servicer in accordance with the Indenture.

The Indenture will be discharged upon:

•
delivery to the Indenture Trustee for cancellation of all the Notes or, if all Notes not delivered to the Indenture Trustee for cancellation have become due and payable or will become due and payable or called for redemption within one year, upon the irrevocable deposit with the Indenture Trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the Notes when due to the final scheduled Payment Date;

•	payment of all amounts due under the Indenture and the other Transaction Documents; and

•
delivery to the Indenture Trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.

The Indenture Trustee will give written notice of termination to each Noteholder of record.  The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s security at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuer will be distributed, subject to applicable law, to the Certificateholders.

Residual Interest; Issuance of Additional Securities

The Depositor initially will hold the Certificates, which are the residual interest in the Issuer, and will be entitled to any amounts not needed on any Payment Date to make payments on the Notes, or to make any other required payments or deposits in accordance with the priority of payments described herein.  The Depositor, or any affiliate thereof, as the sole Certificateholder, may exchange all or a portion of the Certificates or its residual interest for additional notes or certificates issued by the Issuer only if each of the following conditions is satisfied:

•	either

o
the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the holder of the residual interest immediately prior to the issuance of such additional securities, as evidenced by an opinion of counsel delivered to the Trustees, or

o	all holders of the Notes outstanding immediately prior to the exchange unanimously consent to the terms of the exchange;

•	the exchange must not result in the redemption of any security in exchange for assets of the Issuer or any sale or disposition of the assets of the Issuer;

•	the Rating Agencies have provided written confirmation that the issuance of the additional notes or certificates will not adversely affect the ratings of the outstanding Notes; and

•
the Depositor (or such affiliate) delivers an opinion of counsel to the Trustees that the issuance of the additional notes or certificates will not (1) adversely affect in any material respect the interest of any Noteholder, (2) cause any outstanding Note to be deemed sold or exchanged for United States federal income tax purposes, (3) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes or (4) adversely affect the treatment of the outstanding Notes as debt for United States federal income tax purposes.

The Depositor (or such affiliate) may register the additional notes or certificates and sell them publicly or may sell them in one or more private placements.

The Administration Agreement

MBFS USA will be the Administrator of the Issuer under an Administration Agreement.  The Administrator will provide notices on behalf of the Issuer and perform all administrative obligations of the Issuer under the Transaction Documents.  These obligations include obtaining and preserving the Issuer’s qualification to do business where necessary, notifying the Rating Agencies and the Indenture Trustee of Events of Default, inspecting the Indenture Trustee’s books and records, monitoring the Issuer’s obligations for the satisfaction and discharge of the Indenture, causing the Servicer to comply with its duties and obligations under the Sale and Servicing Agreement, causing the Indenture Trustee to notify the Noteholders of the redemption of their Notes, preparing and filing the documents necessary to release property from the lien of the Indenture, and delivering any officer’s certificates of the Issuer in connection with supplemental indentures or amendments to the other Transaction Documents.  The Administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer from the Servicing Fee.

To the extent any notice must be delivered to the Rating Agencies by the Issuer, the Owner Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies.

Legal Proceedings

There are no legal proceedings pending, or to the knowledge of each of the Sponsor, the Depositor, the Issuer, the Indenture Trustee or the Owner Trustee, governmental proceedings contemplated, against such entity or to which any of its properties is subject, that are material to Noteholders.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee or the Indenture Trustee that would be material to Noteholders, see “The Trustees – The Owner Trustee” and “ – The Indenture Trustee,” respectively.

Material Legal Issues Relating to the Receivables

General

The Receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC.  Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper.  MBFS USA and the Depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Depositor and the Issuer in the Receivables.  The Servicer will hold, or maintain control over, as applicable, the Receivables transferred to the Issuer, either directly or through subservicers, as custodian for the Indenture Trustee or Owner Trustee, as applicable, and the Issuer.  The Depositor will take all action that is required to perfect the rights of the Indenture Trustee or the Owner Trustee, as applicable, and the Issuer in the Receivables.  However, the Receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the Issuer.  If, through inadvertence or otherwise, another party purchases or takes a security interest in the Receivables for new value in the ordinary course of business and takes possession of those Receivables that are in tangible form or obtains “control” of those Receivables that are in electronic form, in each case, without actual knowledge of the Issuer’s interest, the purchaser or secured party will acquire an interest in the Receivables superior to the interest of the Issuer.  The Depositor and the Servicer will be obligated to take those actions which are necessary to protect and perfect the Issuer’s interest in the Receivables and their proceeds.  Any Receivables that are in electronic form will be maintained in a specially-designed computer system maintained by the Servicer or a third-party vendor that is designed to establish the Servicer’s “control” of the electronic receivables.

Security Interests in the Financed Vehicles

Motor vehicle installment sales contracts and installment loans such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts and loans also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC.  Perfection of security interests in motor vehicles is generally governed by State certificate of title statutes or by the motor vehicle registration laws of the State in which each vehicle is located.  In most States, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

MBFS USA will be obligated to have taken all actions necessary under the laws of the State in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related Receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle’s certificate of title or, if appropriate, by perfecting its security interest in the related Financed Vehicles under the UCC.  Because the Servicer will continue to service the Receivables, the obligors on the Receivables will not be notified of the sales from MBFS USA to the Depositor or from the Depositor to the Issuer, and no action will be taken to record the transfer of the security interest from MBFS USA to the Depositor or from the Depositor to the Issuer by amendment of the certificates of title for the Financed Vehicles or otherwise.

The Receivables Purchase Agreement will provide that MBFS USA will assign to the Depositor its interests in the Financed Vehicles securing the Receivables assigned by MBFS USA to the Depositor.  With respect to the Issuer, the Sale and Servicing Agreement will provide that the Depositor will assign its interests in the Financed Vehicles securing the related Receivables to the Issuer.  However, because of the administrative burden and expense, none of MBFS USA, the Depositor, the Servicer or either Trustee will amend any certificate of title to identify either the Depositor or the Issuer as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument.  In most States, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to MBFS USA’s rights as the secured party as against creditors of the obligor.  In some States, in the absence of such endorsement and delivery, the Depositor, the Issuer and the Indenture Trustee may not have a perfected security interest in the Financed Vehicle.  In that event or if MBFS USA did not obtain a perfected first priority security interest in the Financed Vehicle, the only recourse of the Issuer would be against the obligor on an unsecured basis or, if MBFS USA did not obtain a perfected security interest in the Financed Vehicle, against MBFS USA pursuant to its repurchase obligation.  If there are any Financed Vehicles as to which MBFS USA has failed to obtain a perfected first priority security interest, the security interest would be subordinate to, among others, holders of perfected security interests, and subsequent purchasers of the Financed Vehicles would take possession free and clear of that security interest.

In those States in which the assignments under the Receivables Purchase Agreement and the Sale and Servicing Agreement will be effective to convey the security interest of MBFS USA in a Financed Vehicle without amendment of any lien noted on a vehicle’s certificate of title, the Issuer’s security interest could be defeated through fraud or negligence because the Issuer will not be listed as legal owner on the related certificate of title.  Moreover, in other States, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the Issuer.  In most of those other States, however, in the absence of fraud, forgery or administrative error by State recording officials, the notation of MBFS USA’s lien on the certificate of title will be sufficient to protect the Issuer against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle.  To avoid the administrative burden and costs, no action will be taken to record the transfer of the security interest in a Financed Vehicle from MBFS USA to the Depositor or from the Depositor to the Issuer by amendment of the certificate of title for the Financed Vehicle or otherwise.

UCC financing statements with respect to the transfer of MBFS USA’s security interest in the Financed Vehicles to the Depositor and with respect to the transfer of MBFS USA’s security interest in the Financed Vehicles to the Issuer will be filed.  In the Receivables Purchase Agreement, MBFS USA will represent and warrant to the Depositor, who will in turn assign its rights under that agreement to the Issuer under the Sale and Servicing Agreement, that MBFS USA obtained a perfected first priority security interest in each Financed Vehicle prior to its sale and assignment of the related Receivable.  If there are any Financed Vehicles as to which MBFS USA failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle.  The failure, however, would constitute a breach of MBFS USA’s representations and warranties under the Receivables Purchase Agreement.  Accordingly, unless the breach was cured, MBFS USA would be required to repurchase the related Receivable from the Issuer.

In most States, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new State from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new State.  A majority of States require surrender of the related certificate of title to re-register a vehicle.  In those States that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract or installment loan to surrender possession of the certificate of title.  In the case of vehicles registered in States providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the State of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the State of relocation.  However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien.  Additionally, in States that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection.  In the ordinary course of servicing the Receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation.  Similarly, when an obligor sells a Financed Vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.  Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

Some States permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the Servicer to the applicable State registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full.  For example, the State of New York has passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied.  It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without the prior payment in full of the Receivable.

In most States, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest, even a first priority perfected security interest, in the vehicle.  The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle.  The laws of certain States and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle.  MBFS USA will represent and warrant to the Depositor in the Receivables Purchase Agreement, and the Depositor will in turn assign its rights under the Receivables Purchase Agreement to the Issuer in the Sale and Servicing Agreement that, as of the Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, MBFS USA’s security interest in such Financed Vehicle created by the related Receivable.  If this representation and warranty is breached and not cured with respect to a Financed Vehicle, MBFS USA will be required to repurchase the related Receivable from the Issuer.  However, a prior or equal lien for repairs or taxes could arise at any time during the term of a Receivable.  No notice will be given to the Trustees or the Noteholders in the event such a lien or confiscation arises, and any prior or equal lien arising after the Closing Date for the Issuer would not give rise to a repurchase obligation.

Enforcement of Security Interests in Financed Vehicles

The Servicer on behalf of the Issuer may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the Issuer’s Receivables.  The actual repossession may be contracted out to third party contractors.  Under the UCC and laws applicable in most States, a creditor can repossess a motor vehicle securing a loan or contract by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  Following a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract or loan.  In addition, the UCC and other State laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.  The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some States, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some States impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those States that do not prohibit or limit those judgments.  In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.”  Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.  In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.  However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations and Matters Relating to Bankruptcy

MBFS USA and the Depositor each intend, and MBFS USA will represent and warrant to the Depositor in the Receivables Purchase Agreement, that the transfer of Receivables from MBFS USA to the Depositor constitutes a sale of the Receivables rather than a pledge of the Receivables to secure indebtedness of MBFS USA.  MBFS USA and the Depositor will take steps in structuring the transactions contemplated hereby (i) so that the transfer of the Receivables from MBFS USA to the Depositor and from the Depositor to the Issuer constitutes a sale, rather than a pledge of the Receivables to secure indebtedness of MBFS USA or the Depositor, as the case may be, and (ii) to reduce the risk that a bankruptcy filing with respect to MBFS USA would adversely affect the Notes or that the Depositor would become a debtor in a voluntary or involuntary bankruptcy case, although there can be no assurance that payments on the Notes will not be delayed or reduced as a result of a bankruptcy proceeding.  These steps include:

•
a reasoned opinion of counsel on the Closing Date delivered to the Depositor, stating that, subject to various assumptions and qualification, in the event of a bankruptcy filing with respect to MBFS USA, the assets and liabilities of the Depositor should not properly be substantively consolidated with the assets and liabilities of MBFS USA; and

•
specific provisions on the limited liability company agreement of the Depositor restricting the activities of the Depositor and requiring the Depositor to follow specific operating procedures designed to support its treatment as an entity separate from MBFS USA.

However, if MBFS USA or the Depositor were to become a debtor under the Bankruptcy Code or similar insolvency laws, it is possible that a creditor or trustee in bankruptcy of MBFS USA or the Depositor, as the case may be, as debtor-in-possession, may argue that the sale of the Receivables by MBFS USA or the Depositor, as the case may be, was a pledge of the Receivables rather than a sale.  This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Noteholders.  In addition, if a transfer of Receivables from MBFS USA to the Depositor is treated as a pledge rather than a sale, a tax or government lien on the property of MBFS USA arising before the transfer of a Receivable to the Depositor may have priority over the Depositor’s interest in that Receivable.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of certain financial companies and their subsidiaries.  OLA differs from the Bankruptcy Code in several respects.  In addition, because the legislation remains subject to additional clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what effect these provisions will have on any particular company, including MBFS USA, the Depositor or a particular Issuer, or any of their respective creditors.

Potential Applicability to MBFS USA, the Depositor and the Issuer.  There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code.  For a financial company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code.  If MBFS USA were to become subject to OLA, there is an interpretation under OLA that previous pledges of the Receivables perfected for purposes of State law and the Bankruptcy Code by filing UCC financing statements could nevertheless be avoided as preferential transfers, with the result that the Receivables securing the Notes could be reclaimed by the FDIC and Noteholders may become unsecured.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  In July 2011, the FDIC adopted a final regulation which, among other things, codified the advisory opinion.  Based on the regulation, a transfer of Receivables by MBFS USA to the Depositor that has been perfected by the filing of a UCC financing statement should not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC were appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming in his opinion:

•
that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the Depositor and the Issuer; and

•
that, until the FDIC adopts a regulation addressing the application of the FDIC’s powers of repudiation under OLA, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the Bankruptcy Code.

MBFS USA and the Depositor each intend, and MBFS USA will represent and warrant to the Depositor in the Receivables Purchase Agreement, that each transfer of Receivables from MBFS USA to the Depositor constitutes a sale of the Receivables rather than a pledge of the Receivables to secure indebtedness of MBFS USA.  If the transfers are so treated as sales, based on the advisory opinion and other applicable law, MBFS USA believes that the FDIC would not be able to recover the Receivables transferred under the Receivables Purchase Agreement using its repudiation power.  However, if a transfer were not respected as a legal true sale, then the Depositor under the Receivables Purchase Agreement would be treated as having made a loan to MBFS USA, and the Issuer under the Sale and Servicing Agreement would be treated as having made a loan to the Depositor secured by the transferred Receivables.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders.  In addition, the ability of a secured creditor to realize upon collateral for a secured loan is subject to a 90-day stay and other limitations which could result in payments on the Notes being reduced, delayed or otherwise negatively affected.

The advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, and there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving MBFS USA, the Depositor or the Issuer would not be contrary to this opinion.

Regardless of whether the transfers under the Receivables Purchase Agreement and the Sale and Servicing Agreement are respected as legal true sales, as receiver for MBFS USA, the Depositor or the Issuer the FDIC could, among other things:

•	require the Issuer, as assignee of MBFS USA and the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables;

•	if the Issuer were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payment on the Notes;

•	request a stay of legal proceedings to liquidate claims or otherwise enforce contractual and legal remedies against MBFS USA or a covered subsidiary (including the Issuer);

•
if the Issuer were a covered subsidiary, assert that the Indenture Trustee was subject to a 90 day stay on its ability to liquidate claims or otherwise enforce contractual and legal remedies against the Issuer;

•	repudiate MBFS USA’s ongoing servicing obligations under a servicing agreement such as its duty to collect and remit payments or otherwise service the Receivables; or

•	prior to any such repudiation of the Sale and Servicing Agreement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer.

If the FDIC, as receiver for MBFS USA, the Depositor or the Issuer, were to take any of the actions described above, payments and/or distributions of principal and interest on the Notes issued by the Issuer would be delayed and may be reduced.

Consumer Protection Laws

Numerous federal and State consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance.  These laws include the Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the CFPB’s Regulations B and Z, the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and State motor vehicle installment sale acts, retail installment sales acts and other similar laws.  Also, the laws of certain States impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect the ability of an pledgee such as the Indenture Trustee to enforce consumer finance contracts such as the Receivables.

The Consumer Financial Protection Act of 2010, enacted as part of the Dodd-Frank Act, created the CFPB, a federal agency that is responsible for administering and enforcing the laws and regulations applicable to consumer financial products and services.  The CFPB is intended to exercise meaningful oversight of all providers of consumer financial products in order to police compliance with substantive consumer protection requirements and to promote transparency for consumers to understand the price and the risk of products in order that they may make direct comparisons from one product to another.  The CFPB has succeeded to some consumer protection functions of other regulatory agencies such as the Federal Trade Commission and has supervisory and limited examination authority over certain depository institutions and other financial institutions.

In 2015, the CFPB enacted rules that expand the scope of the CFPB’s supervisory and examination authority to include larger participants in the auto lending and leasing markets.  The rule became effective on August 31, 2015.  MBFS USA is considered such a larger participant and therefore has become subject to the supervisory and examination authority of the CFPB.  The CFPB has stated that it will seek to oversee compliance by such participants with consumer financial protection laws, including the Equal Credit Opportunity Act, the Truth-in-Lending Act, the Consumer Leasing Act, and the Dodd-Frank Act’s prohibition on unfair, deceptive or abusive acts or practices.  Its examinations of such participants will focus, among other things, on whether participants are fairly marketing and disclosing finance terms, complying with fair lending laws, providing accurate information to credit bureaus, treating customers fairly when collecting debts and lending fairly.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods.  Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract or loan, and the holder of the contract or loan may also be unable to collect any balance remaining due thereunder from the obligor.  The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other State statutes or the common law in certain States.

Most of the Receivables will be subject to the requirements of the Holder-in-Due-Course Rule.  Accordingly, the Issuer, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle.  Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable.

If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the Receivables Purchase Agreement and the Sale and Servicing Agreement, and would create an obligation of MBFS USA to repurchase the Receivable unless the breach were cured.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances.  These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States.  Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Under the Receivables Purchase Agreement, MBFS USA will warrant to the Depositor, who will in turn assign its rights under the Receivables Purchase Agreement to the Issuer under the Sale and Servicing Agreement, that each Receivable complies with all requirements of law in all material respects.  Accordingly, if an obligor has a claim against the Issuer for violation of any law and that claim materially and adversely affects the Issuer’s interest in a Receivable, the violation would constitute a breach of the warranties of MBFS USA under the Receivables Purchase Agreement and would create an obligation of MBFS USA to repurchase the Receivable unless the breach is cured.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related State laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under the related contract or loan or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s Receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s Receivable and is later called to active duty) (i) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the Receivable extended, or the payments lowered and the payment schedule adjusted.  In addition, pursuant to California law, under certain circumstances California residents called into active duty with the National Guard or the reserves can defer payments on motor vehicle installment sales contracts and installment loans, including the Receivables, as well as have the maturity date of the financial obligation extended a number of months equal to the monthly payment deferral.  Application of either of the two foregoing acts or similar acts under State law would adversely affect, for an indeterminate period of time, the ability of the Servicer to foreclose on an affected Receivable during the obligor’s period of active duty status and, in certain cases, a period of time thereafter.  Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuer’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act require the sponsor of a securitization transaction, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the assets being securitized.  MBFS USA, as sponsor, intends to satisfy its obligation to retain credit risk by causing the Depositor, a wholly-owned affiliate of MBFS USA, to retain an “eligible horizontal residual interest” in the form of the Certificates.  The fair value of the Certificates is expected to represent at least 5% of the sum of the fair value of the Notes and the Certificates on the Closing Date.

The fair value of the Certificates as of the Closing Date is expected to range between $108,956,679 and $115,215,685, representing approximately between 6.44% and 6.79% of the sum of the fair value of the Notes and the Certificates on the Closing Date.  The sponsor, or a majority-owned affiliate of the sponsor, is required under Regulation RR to hold the eligible horizontal residual interest represented by the Certificates until the latest of two years from the Closing Date, the date the unpaid principal balance of the securitized assets is 33% or less of their initial unpaid principal balance as of the Cutoff Date, or the date the total unpaid principal obligations under the related ABS interests is 33% or less of their original principal amount as of the Closing Date.  None of MBFS USA, the Depositor or any of their respective affiliates may sell, transfer or hedge the retained interest during this period other than as permitted by Regulation RR.  The Depositor intends, but is not obligated, to retain the Certificates for the life of this securitization transaction.

The Certificates are expected to satisfy the requirements for an “eligible horizontal residual interest” under Regulation RR.  In general, the Certificates will represent the right to all funds not needed to make required payments on the Notes, pay the fees and expenses of the Issuer or make deposits in the Reserve Fund.  Because the Certificates will be subordinated to each class of Notes and will only be entitled to amounts not needed on a payment date to make payments on the Notes or to make other required payments or deposits according to the priority of payments described under “Application of Available Funds — Priority of Distributions” and “Description of the Notes — Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default,” the Certificates will absorb all losses on the Receivables by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the Reserve Fund, before any losses are incurred by the Notes.  For a description of the credit enhancement available for the Notes, including the excess spread and overcollateralization, see “Description of the Notes — Credit Enhancement.”

The estimated approximate fair values of the Notes and the Certificates is summarized below:

	Fair Value (in millions)	Fair Value (as a percentage)
Class A-1 Notes	$332 - $332	19.6% - 19.7%
Class A-2 Notes	$560 - $560	33.0% - 33.1%
Class A-3 Notes	$560 - $560	33.0% - 33.1%
Class A-4 Notes	$130 - $130	7.7% - 7.7%
Certificates	$109 - $115	6.4% - 6.8%
Total	$1,691 - $1,698	100.00%

The totals in the table may not sum due to rounding.

The Sponsor determined the fair value of the Notes and the Certificates using a fair value measurement framework under U.S. generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 2 and Level 3 inputs, and Level 2 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable;

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves; and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the Certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the offered Notes of each class is assumed to be approximately equal to the initial Note Balance of that class.  The fair value of the Class A-1 Notes is assumed to be approximately equal to the discount to the initial Note Balance of that class determined by applying an assumed yield in the range of 0.04431% and 0.19431% for that class.  This reflects the expectation that the final interest rates of the Notes will be consistent with the following interest rate assumptions:

Class	Interest Rate
Class A-1	0.00% - 0.00%
Class A-2	0.07% - 0.37%
Class A-3	0.31% - 0.61%
Class A-4	0.60% - 0.90%

To calculate the fair value of the Certificates, MBFS USA used an internal valuation model.  This model projects future payments on the Receivables, the interest and principal payments on each class of Notes, transaction fees and expenses and the Servicing Fee.  The model also assumes that the Servicer will exercise its option to purchase the Receivables on the first Payment Date that the option is available and that the purchase price paid will be the Redemption Price for the Notes plus any amounts due to the Servicer, the Trustees, the Asset Representations Reviewer and the Administrator on the related Payment Date.  The resulting cash flows to the Certificates are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows.  In completing these calculations, MBFS USA made the following assumptions:

•	cash flows on the Certificates are discounted at 9.5%;

•	interest accrues on each class of Notes at a rate within the range for that class set forth above;

•	the fair value calculation assumes the principal amounts of the Notes are the same as set forth on the cover page of this prospectus;

•	the payments on the Receivables are calculated using the assumptions as described under “Weighted Average Lives of the Notes,” except as otherwise noted below;

•	Receivables prepay at a 1.30% ABS rate as described under “Weighted Average Lives of the Notes”; and

•	cumulative net losses on the Receivables, as a percentage of total cumulative net losses of 0.50% of the Cutoff Date Pool Balance, occur each month at the following rates:

Month	Loss Curve	Month	Loss Curve
1	0.00%	19	63.33%
2	0.00%	20	66.67%
3	0.00%	21	70.00%
4	4.44%	22	73.33%
5	8.89%	23	76.67%
6	13.33%	24	80.00%
7	17.78%	25	81.67%
8	22.22%	26	83.33%
9	26.67%	27	85.00%
10	31.11%	28	86.67%
11	35.56%	29	88.33%
12	40.00%	30	90.00%
13	43.33%	31	91.67%
14	46.67%	32	93.33%
15	50.00%	33	95.00%
16	53.33%	34	96.67%
17	56.67%	35	98.33%
18	60.00%	36	100.00%

MBFS USA developed these inputs and assumptions by considering the following factors:

•	ABS rate – estimated considering the composition of the Receivables and the performance of its prior securitized amortizing pools included in Appendix A;

•
Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve.  The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the reference pool, the five-year historical average performance of its prior securitized amortizing pools including those in Appendix A, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the hired NRSROs.  Default and recovery rate estimates are included in the cumulative net loss assumption; and

•
Discount rate applicable to the cash flows with respect to the Certificates – estimated to reflect the credit exposure to the cash flows on the Certificates.  Due to the lack of an actively traded market in residual interests such as the Certificates, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure.

The fair value of the Notes and the Certificates was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performance of the Receivables.  You should be sure you understand these assumptions when considering the fair value calculation.

MBFS USA will recalculate the fair value of the Notes and the Certificates following the Closing Date to reflect the issuance of the Notes and any material changes in the methodology or inputs and assumptions described above.  The first monthly investor report to investors will set forth the fair value of the Certificates as a dollar amount and as a percentage of the sum of the fair value of the Notes and the Certificates as of the Closing Date and a description of any material differences or changes in the methodology or key inputs and assumptions used to calculate the fair value.

In no event will the Owner Trustee or the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to credit risk retention.  Neither the Owner Trustee nor the Indenture Trustee will be charged with knowledge of such rules, nor will either of them be liable to any Noteholder, any Certificateholder, the Depositor, the Servicer or any other person for violation of such rules now or hereinafter in effect.

Material Federal Income Tax Consequences

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of Notes (other than the Class A-1 Notes) to investors who purchase offered Notes in an initial distribution and who hold the offered Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  The summary does not purport to deal with all United States federal income tax consequences applicable to all categories of Noteholders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the Notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  The Issuer will be provided with an opinion of Sidley Austin llp, as federal tax counsel to the Issuer, regarding certain United States federal income tax matters discussed below.  A legal opinion, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  Moreover, there are no cases or IRS rulings on similar transactions involving interests issued by an issuer with terms similar to those of the Notes.  The IRS may disagree with all or a part of the discussion below.  We suggest that prospective investors consult their own tax advisors in determining the federal, State, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Unless otherwise specified, the following summary relates only to Noteholders that are United States Persons.  If a partnership (including for this purpose any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A Noteholder that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of Notes.

Sidley Austin llp, as federal tax counsel to the Issuer, is of the opinion that:

•	Assuming compliance with all of the provisions of the applicable Transaction Documents, for United States federal income tax purposes:

(1)
the Notes (other than the Class A-1 Notes) will be characterized as debt if held by persons other than the beneficial owner of 100% of the equity of the Issuer or an affiliate of such beneficial owner for such purposes; and

(2)	the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

•	Therefore the Issuer will not be subject to an entity level tax for United States federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Tax Characterization of the Issuer

General.  In the opinion of Sidley Austin LLP, federal tax counsel to the Issuer, the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes.  Therefore, the Issuer itself will not be subject to tax for United States federal income tax purposes.  This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and that certain other conditions are met.

If the Issuer were taxable as a corporation for United States federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income.  The Issuer’s taxable income would include all its income on the Receivables and may possibly be reduced by its interest expense on the Notes.  Any corporate income tax could materially reduce cash available to make payments on the Notes.  See “Possible Alternative Treatments of the Notes and the Issuer” for more information.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  The Depositor will agree, and the Noteholders and beneficial owners of Notes will agree by their purchase of Notes or beneficial interests therein, as the case may be, to treat the Notes as debt for United States federal income tax purposes.  In the opinion of Sidley Austin LLP, assuming compliance with all of the provisions of applicable agreements, the Notes (other than the Class A-1 Notes) will be classified as debt for United States federal income tax purposes if held by persons other than the beneficial owner of 100% of the equity of the Issuer or an affiliate of such beneficial owner for such purposes.  Except as described below under “—Possible Alternative Treatments of the Notes and the Issuer”, the following discussion assumes that this characterization is correct.  Prior to the Class A-1 Notes being transferred to a person other than the beneficial owner of the equity in the Issuer, Sidley Austin LLP expects that it will issue an opinion that such Notes will be classified as debt for U.S. federal income tax purposes, unless the quality of such Notes has significantly deteriorated at the time such transfer is made.

Original Issue Discount, etc.  Although it is not anticipated that any class of Notes will be issued with original issue discount, it is possible that one or more classes of Notes may be offered with original issue discount.  In general, original issue discount is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess is no more than a de minimis amount (i.e., less than 1/4% of their principal amount multiplied by their weighted average maturities included in their term).  A Note’s stated redemption price at maturity is the aggregate of all payments required to be made under the Note through maturity except qualified stated interest.  Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates.  The issue price will be the first price at which a substantial amount of Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.  If a Note were treated as being issued with original issue discount that is not de minimis, a U.S. Holder would be required to include original issue discount in income as interest over the term of the Note under a constant yield method.  In general, original issue discount must be included in income in advance of the receipt of cash representing that income.  Thus, each cash distribution would be treated as an amount already included in income, to the extent original issue discount has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal.  This treatment would have no significant effect on U.S. Holders using the accrual method of accounting.  Cash method U.S. Holders may, however, be required to report income on the Notes in advance of the receipt of cash attributable to that income.  The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code.  To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code.  Even if a Note has original issue discount falling within the de minimis exception, the U.S. Holder must include that original issue discount in income, as capital gain, proportionately as principal payments are made on that Note.  We suggest that you consult your tax advisor as to the operation of these rules.

Interest Income on the Notes.  If a Note is considered to have been issued without original issue discount, the stated interest paid on such Note will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder’s method of tax accounting.  A subsequent purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Note having a fixed maturity of one year or less, known as a “Short-Term Note,” may be subject to special rules.  An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note.  A cash basis holder of a Short-Term Note reporting interest income as it is paid may, however, be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount.  A Noteholder that purchases a Note for an amount that is less than its issue price will be treated as having purchased the Note at a “market discount,” unless the amount of market discount is less than a specified de minimis amount.  Under the market discount rules, a holder is required to treat any payment of SRPM and any gain realized on the sale, exchange, retirement or other disposition of, the Note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount that has not previously been included in income and is treated as having accrued on such Note at the time of the payment or disposition.  Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the holder elects to accrue market discount on a constant yield basis.

A Noteholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or continued to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because unless a holder elects to take market discount into income currently, a current deduction is only allowed to the extent the interest expense exceeds the market discount.  If such election is made with respect to a Note, then the holder will be deemed to have elected to include market discount currently with respect to all market discount debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter.

Premium.  If a holder purchases a Note for an amount that is greater than the sum of all amounts of SRPM payable on the Note after the purchase date, such holder is considered to have purchased the Note with “amortizable bond premium” equal in amount to such excess.  A holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year.  If such election is made with respect to a Note, then the holder will be deemed to have elected to amortize bond premium with respect to all premium debt instruments that the investor acquired on the first day of the taxable year to which the election applies and acquires thereafter.

Sale or Other Disposition.  If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount and original issue discount previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note.  Any gain or loss will be capital gain or loss if the Note was held as a capital asset, excluding accrued interest and accrued market discount not previously included in income.  Any capital gain recognized upon a sale, exchange or other disposition of a Note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less.  The deductibility of capital losses is subject to certain limitations.  We suggest that prospective investors consult with their own tax advisors concerning the United States federal income tax consequences of the sale, exchange or other disposition of a Note.

Medicare Tax.  A 3.8% tax is imposed on the net investment income (which includes interest and net capital gains from the sale of certain debt instruments) of certain individuals, trusts and estates.  We suggest that prospective investors consult with their own tax advisors concerning the Medicare tax.

Foreign Holders.  Interest payments made, or accrued, to a Noteholder who is a Foreign Person for United States federal income tax purposes generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a “10 percent shareholder” of the Issuer or the Depositor (including a holder of 10% of the outstanding Certificates, if any), a “controlled foreign corporation” with respect to which the Issuer or the Depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (2) provides the Indenture Trustee or other person who is otherwise required to withhold United States federal income tax with respect to the Notes with an appropriate statement, on IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, signed under penalty of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing the Foreign Person’s name and address.  In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for United States federal income tax purposes), if a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, provided by the Foreign Person that owns the Note.  If such interest is not portfolio interest, then it will be subject to 30% withholding unless the Foreign Person provides a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Noteholder’s status, claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI stating that interest paid is not subject to withholding because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States.  If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates in the same manner as United States Persons.  In addition, if the Foreign Person is a foreign corporation, it will be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.  A Foreign Person other than an individual or corporation (or an entity treated as such for United States federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements.  In particular, in case of Notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

FATCA.  Under Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, commonly referred to as “FATCA,” foreign financial institutions may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information relating to their United States account holders and investors to the IRS and withhold United States tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on United States source payments, including interest and original issue discount.  Non-financial foreign entities may also be required to provide a certification as to their United States owners in order to avoid FATCA withholding.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from United States nonresident withholding tax (e.g., under the portfolio interest exemption) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  The FATCA provisions also impose information reporting requirements and increase related penalties for United States persons.  Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA.  While the existence of such agreements will not eliminate the risk that Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding Notes through financial institutions in) those countries.

Prospective investors are urged to consult their own tax advisors regarding the potential application of the FATCA provisions to an investment in the Notes.

Backup Withholding.  Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt Noteholder fail to provide the required certification, the Issuer, the Indenture Trustee or the paying agent, as applicable, will be required to backup withhold a certain portion of the amount otherwise payable to the Noteholder, and remit the withheld amount to the IRS as a credit against the Noteholder’s United States federal income tax liability.

Possible Alternative Treatments of the Notes and the Issuer.  If, contrary to the opinion of Sidley Austin LLP, the IRS successfully asserted that one or more of the Notes did not represent debt for United States federal income tax purposes, the Notes might be treated as equity interests in the Issuer.  If one or more classes of Notes were treated as equity interests in a partnership, the Issuer might be treated as a “publicly traded partnership.”

If the Issuer were treated as a publicly traded partnership taxable as a corporation, the Issuer would be subject to United States federal income tax (and State and local taxes) at corporate tax rates on its net income.  Distributions on the Notes might not be deductible in computing the Issuer’s taxable income, and distributions to the Noteholders would probably be treated as dividends to the extent paid out of after-tax earnings.  Such an entity-level tax could result in reduced distributions to Noteholders, or the Noteholders could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Foreign Persons could be subject to withholding tax regardless of whether the Issuer is taxed as a corporation or a partnership.

Alternatively, if the Issuer were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuer itself would not be subject to United States federal income tax, but holders or beneficial owners of Notes that were determined to be equity interests may have adverse United States federal income tax consequences.  For example, tax-exempt Noteholders, including pension plans could recognize “unrelated business taxable income,” Foreign Persons would be subject to federal income tax (and could also be subject to the branch profits tax and withholding tax) and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all Noteholders treated as equity holders may have adverse timing and character consequences.  If the Issuer were classified as a partnership for United States federal income tax purposes, then, unless the Issuer elects otherwise, taxes arising from audit adjustments are required to be paid by the Issuer rather than by its partners.  The parties responsible for the tax administration of the Issuer will have the authority to utilize, and intend to utilize, any available exceptions so that the persons treated as the Issuer’s partners, to the fullest extent possible, rather than the Issuer itself, will be liable for any taxes arising from audit adjustments to the Issuer’s taxable income if the Issuer is treated as a partnership.

 Because the Issuer will treat the Notes as indebtedness for United States federal income tax purposes, if held by persons other than the beneficial owner of the equity in the Issuer or an affiliate of such beneficial owner for such purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

 Tax Regulations for Related-Party Note Acquisitions.  The United States Treasury and the IRS issued Treasury Regulations under Section 385 of the Internal Revenue Code that address the debt or equity treatment of instruments held by certain parties related to the Issuer.  In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links).  Although there is no present intent to sell the Certificates, to the extent that the Certificates are sold in the future as permitted and further described under “Credit Risk Retention,” the Trust Agreement and other operative documents may be amended without the consent of the parties thereto as required to address the Treasury Regulations under Section 385 of the Internal Revenue Code and prevent their application to the Notes.

Certain State Tax Consequences

Potential Noteholders should consider the State and local income tax consequences of the purchase, ownership and disposition of the Notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any State or locality.  Therefore, potential Noteholders should consult their own tax advisors with respect to the various State and local tax consequences of an investment in the Notes.

The federal and State tax discussions set forth above are included for information purposes only and may not be applicable depending upon a Noteholder’s particular tax situation.  We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under State, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Certain ERISA Considerations

Subject to the following discussion, the offered Notes may be acquired with the assets of a Plan or other plans subject to Similar Law.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or a “disqualified person” under the Internal Revenue Code with respect to the Plan.  A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for these parties in interests or disqualified persons or for the fiduciaries of such Plans.  Certain governmental and church plans, although not subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, may be subject to Similar Law.

Certain transactions involving the Issuer might be deemed to constitute Prohibited Transactions under ERISA and the Internal Revenue Code with respect to a Plan that acquired offered Notes if the assets of the Issuer were deemed to be assets of the Plan.  Under the Plan Assets Regulation, the assets of the Issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Internal Revenue Code only if the Plan acquired an “equity interest” in the Issuer and none of the exceptions to plan assets contained in the Plan Assets Regulation were applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the offered Notes should be treated as indebtedness of the Issuer without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based upon the traditional debt features of the offered Notes, including the reasonable expectation of purchasers of offered Notes that the offered Notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features.  The debt treatment of the offered Notes for ERISA purposes could change subsequent to their issuance if the Issuer incurs losses.  In the event of a withdrawal or downgrade to below investment grade of the rating of the offered Notes or a characterization of the offered Notes as other than indebtedness under applicable local law, the subsequent acquisition of the offered Notes or interest therein by a Plan or other plan that is subject to Similar Law is prohibited.

However, without regard to whether the offered Notes are treated as an equity interest in the Issuer for purposes of the Plan Assets Regulation, the acquisition or holding of the offered Notes by or on behalf of a Plan could be considered to give rise to a Prohibited Transaction if the Issuer, the Depositor, the Servicer, the Administrator, any underwriter, the Owner Trustee or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Plan.  Depending on the relevant facts and circumstances, certain Prohibited Transaction exemptions may apply to the purchase and holding of the offered Notes by Plans—for example:

•	PTCE 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

•	PTCE 84-14, which exempts certain transactions effected by a “qualified professional asset manager.”

In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase and holding of the offered Notes by Plans.

There can be no assurance that these or any other exemptions will apply with respect to any Plan’s investment in the offered Notes, or that an exemption, if it did apply, would apply to all Prohibited Transactions that may occur in connection with the investment.

ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to Title I of ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of such a Plan is considered to be a fiduciary of the Plan.  Plan fiduciaries must determine whether the acquisition and holding of offered Notes and the operations of the Issuer would result in Prohibited Transactions.

A fiduciary of a Plan subject to Title I of ERISA must determine that the purchase of an offered Note is consistent with its fiduciary duties under ERISA, will be based on the particular investment needs of the Plan and does not result in a nonexempt Prohibited Transaction.  Moreover, any person considering an investment in the offered Notes on behalf of or with assets of a Plan should consult with counsel if the Depositor, MBFS USA, the Servicer, an underwriter, the Indenture Trustee, the Owner Trustee, a provider of credit support or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding; or

•	is an employer maintaining or contributing to the Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to Similar Law.  A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the Prohibited Transaction rules in Section 503 of the Internal Revenue Code.  A fiduciary of a governmental or church plan considering a purchase of offered Notes should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a violation of any applicable Similar Law.

A fiduciary of a Plan considering the purchase of offered Notes should consult its tax and/or legal advisors regarding the possibility of exemptive relief from the Prohibited Transaction rules and other issues and their potential consequences.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code.  Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.  The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998.  The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.  Plan investors considering the purchase of offered Notes on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase.  The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

By acquiring an offered Note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan or other employee benefit plan or arrangement, its fiduciary) is deemed to represent and warrant that either (1) it is not acquiring the offered Note (or interest therein) with the assets of a Plan or other employee benefit plan or arrangement that is subject to Similar Law or (2) (i) the acquisition and holding of the offered Note (or interest therein) will not give rise to a nonexempt Prohibited Transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law and (ii) the offered Note is rated investment grade and has not been characterized as other than indebtedness for applicable local law purposes.

Prospective Plan or other plan investors should consult with their legal advisors concerning the effect of ERISA and Section 4975 of the Internal Revenue Code or any Similar Law, the effect of the assets of the Issuer being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the offered Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Ratings

The Sponsor expects that the Notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the Sponsor to rate the Notes.  The ratings of the Notes will be based primarily upon the value of the Receivables and the Reserve Fund.  There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that a rating with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes.

The ratings of the Notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such a rating does not comment as to market price or suitability for a particular investor.  The ratings of the Notes address the likelihood of the payment of principal of and interest on the Notes pursuant to their terms.

There can be no assurance as to whether any agency other than the assigning Rating Agency will rate the Notes or, if one does, what rating will be assigned by such other rating agency.  A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the assigning Rating Agency.

None of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Administrator nor any of their respective affiliates will be required to monitor any changes to the ratings on the Notes.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, for whom Mizuho Securities USA LLC, Santander Investment Securities Inc. and TD Securities (USA) LLC are acting as representatives, and each of those underwriters has severally agreed to purchase, the initial principal amounts of offered Notes set forth opposite its name below:

Underwriters	Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
Mizuho Securities USA LLC	$		$		$
Santander Investment Securities Inc.
TD Securities (USA) LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Total		$560,000,000		$560,000,000		$130,000,000

The Depositor has been advised by the representatives of the underwriters that the underwriters propose initially to offer the offered Notes to the public at the applicable prices set forth on the cover page of this prospectus.  After the initial public offering of the offered Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus.  After the initial public offering of the offered Notes, these discounts and commissions may change.  The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of offered Notes shall be as follows:

	Selling Concession not to exceed	Reallowance not to exceed
Class A‑2 Notes	_____%	_____%
Class A‑3 Notes	_____%	_____%
Class A‑4 Notes	_____%	_____%

We have agreed to reimburse the underwriters for certain expenses relating to this offering.

The Notes are new issues of notes and there currently is no secondary market for the Notes.  The underwriters expect to make a secondary market for the offered Notes, but will not be obligated to do so.  We cannot assure you that a secondary market for the offered Notes will develop.  If a secondary market for the offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with MBFS USA, the Servicer, the Depositor and their respective affiliates.  The Indenture Trustee, at the direction of the Servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund in Eligible Investments acquired from or issued by the underwriters or their affiliates.

MBFS USA and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

The closing of the sale of each class of offered Notes is conditioned on the closing of the sale of each other class of offered Notes.  The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered Notes is subject to, among other things, the receipt of certain legal opinions.

Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the Notes being offered pursuant to this prospectus is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the Notes.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the Notes.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the Notes.

The underwriters may make short sales in the Notes being sold in connection with an offering (i.e., they sell more Notes than they are required to purchase in the offering).  This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional Notes in the offering.  The underwriters must close out any naked short position by purchasing Notes in the open market.  A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members.  This means that if the underwriters purchase Notes in the open market to reduce the underwriters’ short position or to stabilize the price of such Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Notes as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of the security.

Neither the Depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

EU Securitization Rules and UK Securitization Rules

Investors should be aware of certain requirements imposed by European Union and United Kingdom legislation in respect of investments in securitizations (as defined in the applicable legislation), including as follows.

The EU Securitization Rules place certain conditions on investments in a securitization by any “institutional investor”, defined under the EU Securitization Rules to include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU that manage and/or market alternative investment funds in the European Union; (d) undertakings for collective investment in transferable securities (“UCITS”) management companies, as defined in Directive 2009/65/EC, and internally managed UCITS; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and such conditions under the EU Securitization Rules apply also to certain consolidated affiliates, wherever established or located, of such credit institutions and investment firms).

In addition, the UK Securitization Rules place certain conditions on investments in a securitization by any “institutional investor”, defined under the UK Securitization Rules to include: (a) insurance undertakings and reinsurance undertakings as defined in FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the United Kingdom, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the United Kingdom; (d) UCITS as defined in FSMA, which are authorized open ended investment companies as defined in FSMA, and management companies as defined in FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA (and such conditions under the UK Securitization Rules apply also to certain consolidated affiliates, wherever established or located, of such CRR firms).  Certain temporary transitional arrangements are in effect, such that, until March 31, 2022, subject to applicable conditions and in certain respects, an investor may be permitted to comply with a provision of the EU Securitization Rules to which it would have been subject before the UK Securitization Rules came into effect, in place of a corresponding provision of the UK Securitization Rules.

Any investor subject to the EU Securitization Rules or the UK Securitization Rules (as applicable) is required (amongst other things), prior to investing in a securitization, to verify certain matters, including that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains a material net economic interest in the securitization in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable), and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made available information in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable).

None of MBFS USA, the Depositor, the Issuer or any other party to the transaction described in this prospectus is required, or intends, to retain an economic interest in such transaction, or to take any other action with regard to such transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules.  In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any Noteholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.  In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any Noteholder or any other person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the offered Notes may not be a suitable investment for any person required to comply with the EU Securitization Rules or the UK Securitization Rules in respect of any investment in the offered Notes, and this may, among other things, have a negative impact on the value and liquidity of the offered Notes, and otherwise affect the secondary market for the offered Notes.  Prospective investors and Noteholders are responsible for analyzing their own legal and regulatory position, and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered Notes for investment, and, in particular, the scope and applicability of the EU Securitization Rules and the UK Securitization Rules, the information as to such matters included in this prospectus and their compliance with any applicable requirement under the EU Securitization Rules or the UK Securitization Rules.

European Economic Area Selling Restrictions

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered Notes which are the subject of the offering contemplated by this prospectus to any EU Retail Investor in the EEA.  For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered Notes.

United Kingdom Selling Restrictions

Prohibition on sales to UK Retail Investors

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered Notes which are the subject of the offering contemplated by this prospectus to any UK Retail Investor in the United Kingdom.  For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered Notes.

Other United Kingdom regulatory restrictions

Each underwriter has represented and agreed, severally and not jointly, that (1) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Depositor and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered Notes in, from or otherwise involving the United Kingdom.

Certain Investment Company Act Considerations

The Issuer is not registered as an “investment company” under the Investment Company Act.  In making this determination, the Issuer is relying on the exemption in Section 3(c)(5) of the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.

Certain Legal Investment Considerations

As of the Closing Date, the Issuer is structured so as not to constitute a “covered fund” for purposes of the regulations commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Act.

Legal Opinions

Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor, the Servicer and the Issuer by the general counsel of the Servicer and Sidley Austin llp, San Francisco, California.  Certain matters of Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Mayer Brown LLP, Chicago, Illinois, will act as counsel for the underwriters.

Glossary of Terms

“ABS” means the Absolute Prepayment Model which is used to measure prepayments on Receivables and described under “Weighted Average Lives of the Notes.”

“ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages.”

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Adjusted Pool Balance” means, as of any date, an amount equal to the Pool Balance minus the Yield Supplement Overcollateralization Amount for such date.

“Administration Agreement” means the administration agreement, dated as of September 1, 2021, among the Administrator, the Depositor, the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Administrator” means MBFS USA, as administrator under the Administration Agreement, and its successors in such capacity.

“Advance” means, with respect to a Receivable and any Collection Period, payment by the Servicer of an amount equal to the amount, if any, by which 30 days of interest at a rate equal to the related Contract Rate on the Principal Balance of such Receivable as of the opening of business on the first day of such Collection Period exceeds the amount of interest actually received on such Receivable during such Collection Period.

“Asset Representations Reviewer” means Clayton, in its capacity as asset representations reviewer under the Asset Representations Review Agreement, and its successors in such capacity.

“Asset Representations Review Agreement” means the asset representations review agreement, dated as of September 1, 2021, among the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer, as amended, supplemented or otherwise modified from time to time.

“Available Collections” means, for any Payment Date, the sum of the following amounts with respect to the related Collection Period:

•	all obligor payments relating to interest and principal received by the Servicer with respect to the Receivables during the related Collection Period that were received after the Cutoff Date;

•
all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables), Recoveries and Dealer Recourse payments received with respect to the Receivables during the Collection Period;

•	Advances made by the Servicer for the related Collection Period;

•	Net investment earnings on amounts on deposit in the Reserve Fund;

•
in the event that the Servicer is required to deposit collections received on or in respect of the Receivables into the Collection Account on a daily, rather than monthly, basis, net investment earnings on funds on deposit in the Collection Account;

•	the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period; and

•
all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and proceeds received under physical damage, theft, credit life and credit disability insurance policies;

provided, however, that Available Collections will exclude (1) all payments and proceeds (including Net Liquidation Proceeds and Recoveries) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period, and (2) payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from such payments.

“Available Funds” means, for any Payment Date, the sum of Available Collections and any Reserve Fund Draw Amount.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Book-Entry Notes” means the Notes, if any, that are held in book-entry form in the United States through DTC and in Europe through Clearstream or Euroclear.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, Delaware, Michigan and the State in which the executive offices of the Indenture Trustee are located, are authorized by law, regulation or executive order to be closed.

“California Military Families Financial Relief Act” means the California Military Families Financial Relief Act, as amended.

“Certificateholders” means holders of record of the Certificates.

“Certificates” means the asset-backed certificates issued by the Issuer, which represent the residual interest in the Issuer.

“CFPB” means the Consumer Financial Protection Bureau, and its successors.

“Class A-1 Notes” means the Issuer’s Class A-1 0.00% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-2 Notes” means the Issuer’s Class A-2 ____% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-3 Notes” means the Issuer’s Class A-3 ____% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Class A-4 Notes” means the Issuer’s Class A-4 ____% Asset Backed Notes in the aggregate principal amount set forth on the cover page of this prospectus.

“Clayton” means Clayton Fixed Income Services LLC, and its successors.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg and its successors.

“Clearstream Customer” means a participating organization of Clearstream.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about September 22, 2021.

“Collection Account” means the account established by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Servicer will be required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including September 30, 2021.

“Contract” means a motor vehicle installment sales contract or installment loan relating to a Financed Vehicle.

“Contract Rate” means, with respect to any Receivable, the annual fixed percentage rate of interest stated in such Receivable.

“Cutoff Date” means the close of business on July 31, 2021, the date after which the Issuer will be entitled to collections of principal and interest received on the Receivables.

“Cutoff Date Adjusted Pool Balance” means the Adjusted Pool Balance as of the Cutoff Date.

“Cutoff Date Pool Balance” means the Pool Balance as of the Cutoff Date.

“Dealer” means the dealer of motor vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to MBFS USA under an existing agreement between such dealer and MBFS USA.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

“Defaulted Receivable” means a Receivable as to which any of the following has occurred:

•	any payment, or any part of any payment, due under the Receivable has become 120 days or more delinquent, whether or not the Servicer has repossessed the related Financed Vehicle; or

•	the Servicer has charged off any portion of the Principal Balance of the Receivable or has determined in accordance with its customary practices that the Receivable is uncollectible;

provided, however, that a Receivable will not become a Defaulted Receivable until the last day of the month during which one of these events first occurs; and, provided further, that any Receivable which MBFS USA or the Servicer has repurchased or purchased under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, will not be deemed to be a Defaulted Receivable.

“Definitive Notes” means any Notes that are issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee.

“Delegated Directive” means Commission Delegated Directive (EU) 2017/593, as amended.

“Deposit Date” means, for each Payment Date, the Business Day preceding such Payment Date.

“Depositor” means Daimler Retail Receivables LLC, a Delaware limited liability company, and its successors in such capacity.

“Depository” means DTC and any successor depository selected by the Indenture Trustee or the Administrator, as applicable.

“Determination Date” means the second Business Day preceding each Payment Date.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“DOL” means the United States Department of Labor, and its successors.

“DTC” means The Depository Trust Company and any successor depository selected by the Indenture Trustee or the Administrator, as applicable.

“EEA” means the European Economic Area.

“Eligible Investments” means certain high-quality, highly liquid short-term investments that are cash equivalents acceptable to the Rating Agencies that are consistent with their initial ratings of the Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU PRIIPS Regulation” means Regulation (EU) No 1286/2014, as amended.

“EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

“EU Qualified Investor” means a qualified investor as defined in Article 2 of the EU Prospectus Regulation.

“EU Retail Investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EU Qualified Investor.

“EU Securitization Rules” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017, as amended, together with all relevant implementing regulations, and all regulatory and/or implementing technical standards applicable in relation thereto, and any relevant guidance and directions published in relation thereto by any relevant regulatory authority or by the European Commission.

“EUWA” means the European Union (Withdrawal) Act 2018, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V., and its successors.

“Events of Default” under the Indenture will consist of the events specified under “Description of the Notes—Events of Default.”

“Events of Servicing Termination” under the Sale and Servicing Agreement will consist of the events specified under “Description of the Transaction Documents—Events of Servicing Termination.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means the Foreign Account Tax Compliance Act of 2009, as enacted and codified under Sections 1471-74 of the Internal Revenue Code.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“Final Scheduled Payment Date” means, for each class of Notes, the related date set forth under “Description of the Notes—Payments of Principal—Final Scheduled Payment Dates.”

“Financed Vehicles” means the new or pre-owned motor vehicles financed by the Receivables.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person that is not a partnership (or other entity or arrangement treated as partnership) for United States federal income tax purposes.

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom, as amended.

“Indenture” means the Indenture, dated as of September 1, 2021, between the Issuer and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank, as indenture trustee under the Indenture, and its successors in such capacity.

“Insolvency Event” means, with respect to any entity, certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

“Insurance Distribution Directive” means Directive (EU) 2016/97, as amended.

“Insurance Proceeds” means proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance relating to a Receivable, other than funds used for the repair of the related Financed Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under the related insurance policy.

“Interest Carryover Shortfall Amount” means, with respect to any Payment Date and a class of interest-bearing Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Payment Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that class of Notes on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Payment Date at the applicable Interest Rate.

“Interest Distributable Amount” means, with respect to any Payment Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Payment Date.

“Interest Period” means, with respect to any Payment Date and the interest-bearing Notes, the period from, and including the 15th day of the prior calendar month (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the 15th day of the current calendar month (assuming each month has 30 days).

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth on the cover page of this prospectus.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“Issuer” means Mercedes-Benz Auto Receivables Trust 2021-1, a Delaware statutory trust, and its successors.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, and its successors.

“MiFID II” means Directive 2014/65/EU, as amended.

“Monthly Interest Distributable Amount” means, with respect to any Payment Date and any class of interest-bearing Notes, the interest due on that class of Notes for the related Interest Period calculated based on the Interest Rate for that class of Notes and the principal amount of that class of Notes on the preceding Payment Date after giving effect to all payments of principal to Noteholders of that class of Notes on or prior to that Payment Date, or, in the case of the first Payment Date, of the original principal amount of that class of Notes as of the Closing Date.

“Net Liquidation Proceeds” means all amounts received by the Servicer, from whatever source (including Insurance Proceeds), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus the sum of:

•
expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the obligor.

“Nonrecoverable Advance” means an Advance which the Servicer determines is nonrecoverable from payments made on or in respect of the Receivable as to which such Advance was made.

“Non-United States Person” means a person other than a United States Person.

“Note Balance” means, at any time and as indicated by the context, the aggregate principal amount of all Notes Outstanding, or of a class of Notes Outstanding, at such time.

“Note Owners” means the beneficial owners of the Notes.

“Note Payment Account” means the account established by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

“Noteholders” means holders of the Notes.

“Notes” means the Class A‑1 Notes, the Class A‑2 Notes, the Class A‑3 Notes and the Class A-4 Notes.

“OID” means original issue discount.

“OLA” means the Orderly Liquidation Authority.

“Optional Purchase Right” means the Servicer’s right to purchase all remaining Receivables from the Issuer on any Payment Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 5% of the Cutoff Date Pool Balance.

“Outstanding” means, as of any Payment Date, all Notes authenticated and delivered under the Indenture except:

•	Notes canceled by the Note registrar or delivered to the Note registrar for cancellation;

•
Notes or portions of the Notes of the payment for which money in the necessary amount has been deposited with the Indenture Trustee in trust for the Noteholders; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

•
Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other transaction document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Sponsor, the Servicer or any of their respective affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related class or classes are owned by the Issuer, any other obligor upon the Notes, the Depositor, the Servicer or any of their respective affiliates.

“Owner Trustee” means WTNA, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Payment Date” means the date on which the Issuer will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing October 15, 2021.

“Plan” means an employee benefit or other plan or arrangement (including an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold the “plan assets” of the foregoing.

“Plan Assets Regulation” means a regulation issued by the DOL set forth at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables.

“Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

•	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method; and

•	any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Payment Date, the excess, if any, of the Note Balance of the Notes on that Payment Date (before giving effect to any payments made to holders of the Notes on that Payment Date) over the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Payment Date for any class of Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding principal balance of that class of Notes to zero.

“Prohibited Transactions” means the transactions restricted under the Prohibited Transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.

“PTCE” means Prohibited Transaction Class Exemption.

“Purchase Amount” means the price at which the Servicer or MBFS USA must purchase or repurchase a Receivable, which price equals the Principal Balance of such Receivable plus interest accrued but unpaid thereon at the related Contract Rate through the last day of the Collection Period of purchase or repurchase.

“Purchased Receivable” means a Receivable purchased or repurchased as of the last day of a Collection Period from the Issuer by MBFS USA or the Servicer because of a breach of a representation, warranty or servicing covenant under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable.

“Rating Agency” means each of the two nationally recognized statistical rating organizations hired by the Sponsor to assign ratings to the Notes.

“Rating Agency Condition” means with respect to any action and each Rating Agency, either (a) written confirmation by that Rating Agency that such action will not cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes or (b) that such Rating Agency has been given at least ten days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the Notes.

“Receivables” means the motor vehicle installment sales contracts and installment loans transferred by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of September 1, 2021, between MBFS USA and the Depositor, as amended, supplemented or otherwise modified from time to time.

“Record Date” means the Business Day immediately preceding each Payment Date or, if Definitive Notes are issued, the last day of the preceding Collection Period.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Servicer, from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus the sum of:

•
expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the obligor.

“Rees-Levering Act” means the Rees-Levering Motor Vehicle Sales and Finance Act, as amended.

“Regular Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Note Balance of the Notes on that Payment Date (before giving effect to any payments of principal made to holders of the Notes on that Payment Date) and (ii) an amount equal to the amount, if any, by which the Note Balance of the Notes on that Payment Date (before giving effect to any payments of principal made to holders of the Notes on that Payment Date) exceeds the excess, if any, of the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount, less any Priority Principal Distributable Amount.

“Regulation AB” means Regulation AB under the Securities Act.

“Regulation RR” means Regulation RR under the Exchange Act, as amended.

“Required Payment Amount” means, for any Payment Date, the aggregate amount to be applied on that Payment Date in accordance with clauses (1) through (4) under “Application of Available Funds—Priority of Distributions” plus, on the Final Scheduled Payment Date for a class of Notes, any additional amounts necessary to reduce the principal amount of that class of Notes to zero.

“Required Rate” means 4.30% per annum.

“Reserve Fund” means the account maintained by the Securities Intermediary in the name of the Issuer pursuant to the Sale and Servicing Agreement into which the Reserve Fund Deposit will be deposited and into which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus.

“Reserve Fund Amount” means, for any Payment Date, the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Payment Date (or in the case of the first Payment Date, the Closing Date).

“Reserve Fund Deposit” means an amount equal to 0.25% of the Cutoff Date Adjusted Pool Balance.

“Reserve Fund Draw Amount” means, for any Payment Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Payment Date exceeds the Available Collections for that Payment Date; and

•	the Reserve Fund Amount for that Payment Date;

provided, however, that, if (i) the sum of Available Collections and the Reserve Fund Amount equals or exceeds the sum of the Note Balance, accrued and unpaid interest thereon and all amounts required to be paid to the Servicer and the Trustees on such Payment Date (except that amounts on deposit in the Reserve Fund may not be used to pay expenses of parties affiliated with the Sponsor) or (ii) on the last day of the related Collection Period the Pool Balance is zero, the Reserve Fund Draw Amount for that Payment Date will equal the Reserve Fund Amount for that Payment Date.

“Reserve Fund Required Amount” means, (i) for any Payment Date on which the Note Balance is greater than $0, $4,057,697.40 (i.e., 0.25% of the Cutoff Date Adjusted Pool Balance) or (ii) if the Notes have been paid in full, $0.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of September 1, 2021 among the Issuer, the Depositor, MBFS USA and the Servicer, as amended, supplemented or otherwise modified from time to time.

“SEC” means the Securities and Exchange Commission, and its successors.

“Securities” means collectively, the Notes and the Certificates.

“Securities Intermediary” means U.S. Bank, in its capacity as securities intermediary under the Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means MBFS USA, in its capacity as servicer under the Sale and Servicing Agreement, and its successors in such capacity; provided that, to the extent MBFS USA appoints a subservicer to subservice the Receivables, except as otherwise indicated by the context, references to “Servicer” in this prospectus will mean the Servicer or a subservicer, as the case may be.

“Servicing Fee” means a fee payable to the Servicer on each Payment Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% (or 1/6 of 1.00% in the case of the first Payment Date) and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Payment Date).

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, State or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Sponsor” means MBFS USA.

“SRPM” means stated redemption price at maturity.

“State” means any of the 50 states of the United States or the District of Columbia.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 2.50% of the Cutoff Date Adjusted Pool Balance.

“Transaction Documents” means the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Asset Representations Review Agreement and the Receivables Purchase Agreement.

“Treasury Regulations” means the Treasury Regulations promulgated and proposed under the Internal Revenue Code.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of September 1, 2021 between the Depositor and the Owner Trustee, as amended, restated supplemented or otherwise modified from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustees” means the Indenture Trustee and the Owner Trustee.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“UK MiFIR Product Governance Rules” means the FCA Handbook Product Intervention and Product Governance Sourcebook.

“UK PRIIPS Regulation” means Regulation (EU) No 1286/2014, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended.

“UK Prospectus Regulation” means Regulation (EU) 2017/1129, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended.

“UK Qualified Investor” means a qualified investor as defined in Article 2 of the UK Prospectus Regulation.

“UK Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of United Kingdom domestic law by virtue of the EUWA, and as amended; or (iii) not a UK Qualified Investor.

“UK Securitization Rules” means Regulation (EU) 2017/2402 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019), together with all relevant technical standards applicable in relation thereto, and any relevant guidance relating thereto.

“United States” or “U.S.” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•
a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States Person.

“U.S. Bank” means U.S. Bank National Association, and its successors.

“WTNA” means Wilmington Trust, National Association, and its successors.

“Yield Supplement Overcollateralization Amount” means, with respect to any Payment Date and the related Collection Period (or any date during such Collection Period), an aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Receivable (other than a Defaulted Receivable or a Purchased Receivable), exceeds the present value of each scheduled monthly payment of each such Receivable assuming the discount rate of such Receivable is the greater of the Required Rate or the related Contract Rate and all such monthly payments are made on the last day of each Collection Period and that each Collection Period has 30 days.

The Yield Supplement Overcollateralization Amount will be calculated as of the Cutoff Date for all future Payment Dates and will not be recalculated to give effect to delays, defaults or prepayments.  The Yield Supplement Overcollateralization Amount for the Closing Date and each Payment Date will be:

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$34,735,936.60	August 2024	$4,959,170.16
October 2021	$32,087,403.19	September 2024	$4,586,473.16
November 2021	$30,807,462.42	October 2024	$4,230,080.81
December 2021	$29,557,281.50	November 2024	$3,889,911.53
January 2022	$28,336,998.72	December 2024	$3,565,886.90
February 2022	$27,146,746.61	January 2025	$3,257,925.61
March 2022	$25,986,656.91	February 2025	$2,965,896.78
April 2022	$24,856,804.09	March 2025	$2,689,605.97
May 2022	$23,757,261.91	April 2025	$2,428,881.91
June 2022	$22,688,089.95	May 2025	$2,183,559.95
July 2022	$21,649,322.04	June 2025	$1,953,474.36
August 2022	$20,640,995.20	July 2025	$1,738,468.45
September 2022	$19,663,071.04	August 2025	$1,538,282.43
October 2022	$18,715,532.79	September 2025	$1,352,625.30
November 2022	$17,798,354.40	October 2025	$1,181,066.12
December 2022	$16,911,510.19	November 2025	$1,023,225.61
January 2023	$16,054,983.44	December 2025	$878,686.27
February 2023	$15,228,749.57	January 2026	$747,104.85
March 2023	$14,432,725.57	February 2026	$628,212.87
April 2023	$13,666,856.53	March 2026	$521,680.49
May 2023	$12,931,209.73	April 2026	$427,126.88
June 2023	$12,225,815.10	May 2026	$344,277.98
July 2023	$11,550,486.67	June 2026	$272,749.65
August 2023	$10,904,804.06	July 2026	$212,027.84
September 2023	$10,286,797.85	August 2026	$161,260.99
October 2023	$9,694,184.36	September 2026	$119,510.87
November 2023	$9,125,514.63	October 2026	$85,813.93
December 2023	$8,580,003.13	November 2026	$59,306.05
January 2024	$8,057,329.63	December 2026	$39,130.83
February 2024	$7,556,839.49	January 2027	$24,261.28
March 2024	$7,077,199.54	February 2027	$13,737.43
April 2024	$6,617,237.61	March 2027	$6,776.55
May 2024	$6,176,383.06	April 2027	$2,620.63
June 2024	$5,753,719.69	May 2027	$630.19
July 2024	$5,348,232.80	June 2027	$15.78
		July 2027	$0.00

ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

The globally-offered Notes to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered Notes may hold those Notes through any of DTC, Clearstream or Euroclear.  The globally-offered Notes will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered Notes through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered Notes through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered Notes will be affected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Description of the Notes—Book-Entry Registration” in the prospectus for further information.

A beneficial owner of globally-offered Notes holding Notes through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.)  will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the Notes through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ Notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons.  Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for United States federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing IRS Form W-8BEN or W-8BEN-E.  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income.  Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing IRS Form W-8ECI.

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries.  Non-United States Persons that for United States federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing IRS Form W-8BEN or W-8BEN-E.  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for United States Persons.  United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing IRS Form W‑9.

A-I-1

United States Federal Income Tax Reporting Procedure.  The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency.  IRS Form W-8BEN, W-8BEN-E and W-8ECI are effective from the date the form is signed through the end of the third succeeding calendar year.  If the information on either IRS Form W-8BEN, W-8BEN-E or W-8ECI changes, a new IRS Form W-8BEN, W-8BEN-E or W-8ECI, as applicable, must be filed within 30 days of such change.  IRS Form W-8BEN, W-8BEN-E and W-8ECI may be filed by the beneficial owner of a security or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered Notes.  We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered Notes.  The information contained in this Annex I is an integral part of the prospectus to which it is attached.

A-I-2

APPENDIX A
Static Pool Information for Prior Securitizations

This Appendix A sets forth in tabular format static pool information of specified pools of receivables included in the auto loan securitizations of MBFS USA issued during the last five years.  The information in this Appendix A consists of summary information about the original characteristics of the prior pools and prepayment, delinquency and loss data for the prior securitized pools as well as graphical presentation of the data.  Because MBFS USA regularly implements changes to various aspects of its origination, purchasing and underwriting policies, the policies used to originate the various static pools included in Appendix A differ somewhat from those used to originate the pool of Receivables securitized in the current offering.  However, the prior pools are generally comparable since these changes have not been substantial and the receivables in the prior pools were originated under the same general underwriting and purchasing policy framework as the Receivables securitized in the current offering.  Nevertheless, prepayments, delinquencies and losses for the pool of Receivables in the securitization transaction described in this prospectus may differ from the information shown in this Appendix A for prior securitized pools of receivables, due to the differing characteristics of the pools along with the varying economic conditions applicable to those securitizations of MBFS USA.

Mercedes-Benz Auto Receivables Trust 2016-1

Composition of the Receivables as of the Cutoff Date

Closing Date	September 14, 2016
Cutoff Date	July 31, 2016
Aggregate Principal Balance	$1,591,275,988.02
Number of Receivables	59,357
Average Principal Balance	$26,808.56
Principal Balance (Range)	$2,001.98 to $196,981.11
Average Original Principal Balance	$38,182.89
Original Principal Balance (Range)	$4,959.86 to $229,009.55
Percentage of New Vehicles	29.87%
Percentage of Pre-owned Vehicles	70.13%
Weighted Average Contract Rate	3.09%
Contract Rate (Range)	0.00% to 11.99%
Weighted Average Original Term(1)	65.78 months
Original Term (Range)(1)	18 to 72 months
Weighted Average Remaining Term(2)	50.38 months
Remaining Term (Range)(2)	2 to 71 months
Weighted Average FICO® Score(3)	767.90
Range of FICO® Scores(3)	651 to 899

(1)	Based on the number of scheduled monthly payments at origination.
(2)	Based on the number of monthly payments remaining as of the Cutoff Date.
(3)	The FICO® score with respect to any receivable with co-obligors is the highest of each obligor’s FICO® score at the time of application.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date(1)

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
2 months to 12 months	4,723	7.96%	$28,434,186.89	1.79%
13 months to 24 months	4,897	8.25	70,745,857.38	4.45
25 months to 36 months	7,394	12.46	154,007,240.59	9.68
37 months to 48 months	12,256	20.65	320,019,263.65	20.11
49 months to 60 months	19,253	32.44	636,482,614.90	40.00
61 months to 72 months	10,834	18.25	381,586,824.61	23.98
Total	59,357	100.00%	$1,591,275,988.02	100.00%

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	Percentages may not add up to 100.00% due to rounding.

Distribution of the Receivables by State of Obligor Mailing Address Representing
more than 5% of the Total Outstanding Principal Balance as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
California	11,799	19.88%	$304,846,139.75	19.16%
Texas	6,086	10.25	185,181,156.75	11.64
Florida	5,926	9.98	168,692,763.08	10.60
New York	4,491	7.57	118,836,655.80	7.47
Total	28,302	47.68%	$777,556,715.38	48.87%

Prepayment Information

Set forth below is prepayment information relating to the motor vehicle installment sales contracts and installment loans owned by Mercedes-Benz Auto Receivables Trust 2016-1 (“MBART 2016-1”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this Prospectus.

MBART 2016-1

	Payment Date	Planned Pool Amortization based on 1.3 ABS Speed in $	Pool Factor	Actual Amortization in $	Pool Factor
	Close Date	1,591,275,988.02	1.00	1,591,275,988.02	1.00
1	15-Oct-16	1,471,703,362.28	0.92	1,474,609,195.27	0.93
2	15-Nov-16	1,413,747,081.92	0.89	1,420,931,275.96	0.89
3	15-Dec-16	1,357,016,557.53	0.85	1,369,799,154.44	0.86
4	15-Jan-17	1,301,516,108.51	0.82	1,315,474,927.00	0.83
5	15-Feb-17	1,247,250,069.27	0.78	1,261,576,876.26	0.79
6	15-Mar-17	1,194,222,789.28	0.75	1,211,664,461.75	0.76
7	15-Apr-17	1,142,438,633.12	0.72	1,161,224,336.62	0.73
8	15-May-17	1,091,901,980.57	0.69	1,114,938,667.97	0.70
9	15-Jun-17	1,044,527,221.09	0.66	1,064,968,064.21	0.67
10	15-Jul-17	998,156,229.38	0.63	1,018,204,166.21	0.64
11	15-Aug-17	952,792,697.05	0.60	974,688,769.24	0.61
12	15-Sep-17	908,440,329.08	0.57	929,746,939.76	0.58
13	15-Oct-17	865,102,843.88	0.54	888,182,525.72	0.56
14	15-Nov-17	822,783,973.34	0.52	846,131,257.58	0.53
15	15-Dec-17	781,487,462.86	0.49	807,718,472.97	0.51
16	15-Jan-18	741,217,071.42	0.47	770,210,789.70	0.48
17	15-Feb-18	701,976,571.65	0.44	730,458,883.45	0.46
18	15-Mar-18	663,769,749.85	0.42	695,216,670.34	0.44
19	15-Apr-18	626,717,036.65	0.39	658,813,585.25	0.41
20	15-May-18	592,767,864.00	0.37	624,827,958.41	0.39
21	15-Jun-18	559,731,321.70	0.35	592,087,928.92	0.37
22	15-Jul-18	527,610,896.46	0.33	560,573,206.02	0.35
23	15-Aug-18	496,410,087.93	0.31	529,807,252.09	0.33
24	15-Sep-18	466,132,408.78	0.29	498,745,981.69	0.31
25	15-Oct-18	436,781,384.73	0.27	471,532,158.16	0.30
26	15-Nov-18	408,360,554.63	0.26	442,696,513.55	0.28
27	15-Dec-18	380,873,470.46	0.24	415,324,782.60	0.26
28	15-Jan-19	354,323,697.44	0.22	389,834,318.63	0.24
29	15-Feb-19	328,714,814.06	0.21	364,984,691.42	0.23
30	15-Mar-19	304,050,412.13	0.19	342,905,117.24	0.22
31	15-Apr-19	282,492,782.19	0.18	319,937,157.62	0.20
32	15-May-19	261,829,817.00	0.16	298,028,510.27	0.19
33	15-Jun-19	241,948,146.73	0.15	277,529,724.98	0.17
34	15-Jul-19	222,850,906.05	0.14	258,870,905.72	0.16
35	15-Aug-19	204,541,241.72	0.13	239,291,003.83	0.15
36	15-Sep-19	187,022,312.64	0.12	220,566,728.29	0.14
37	15-Oct-19	170,297,289.92	0.11	203,252,997.21	0.13
38	15-Nov-19	154,369,356.89	0.10	185,883,324.83	0.12
39	15-Dec-19	139,241,709.18	0.09	171,049,972.54	0.11
40	15-Jan-20	124,917,554.76	0.08	155,999,718.56	0.10
41	15-Feb-20	111,400,113.99	0.07	141,862,073.00	0.09
42	15-Mar-20	98,692,619.67	0.06	129,114,329.80	0.08

	Payment Date	Planned Pool Amortization based on 1.3 ABS Speed in $	Pool Factor	Actual Amortization in $	Pool Factor
43	15-Apr-20	88,578,871.82	0.06	116,861,185.32	0.07
44	15-May-20	79,009,972.56	0.05	106,773,198.32	0.07
45	15-Jun-20	69,988,204.94	0.04	96,714,129.57	0.06
46	15-Jul-20	61,515,861.27	0.04	86,466,113.14	0.05
47	15-Aug-20	53,595,243.18	0.03	76,744,323.83	0.05*
48	15-Sep-20	46,228,661.66	0.03
49	15-Oct-20	39,418,437.10	0.02
50	15-Nov-20	33,166,899.33	0.02
51	15-Dec-20	27,476,387.64	0.02
52	15-Jan-21	22,349,250.87	0.01
53	15-Feb-21	17,787,847.41	0.01
54	15-Mar-21	13,794,545.24	0.01
55	15-Apr-21	11,442,169.97	0.01
56	15-May-21	9,454,792.57	0.01
57	15-Jun-21	7,644,488.09	0.00
58	15-Jul-21	6,012,079.39	0.00
59	15-Aug-21	4,558,393.12	0.00
60	15-Sep-21	3,284,259.77	0.00
61	15-Oct-21	2,190,513.67	0.00
62	15-Nov-21	1,277,992.99	0.00
63	15-Dec-21	547,539.80	0.00

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2016-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes.”

Period	Scheduled Principal in $	Principal Coll. According to Investor Report in $	Unscheduled Principal in $	Principal Defaulted Amounts in $	Ending Pool Balance in $	Weighted Average Seasoning	All –In SMM	ABS Speed
Aug-16					1,591,275,988.02	15.40
Sep-16	34,582,977.48	115,836,611.63	81,253,634.15	830,181.12	1,474,609,195.27	17.31	2.64%	1.88%
Oct-16	34,627,977.48	53,216,452.03	18,588,474.55	461,467.28	1,420,931,275.96	18.23	1.32%	1.08%
Nov-16	33,445,537.20	50,637,010.64	17,191,473.44	495,110.88	1,369,799,154.44	19.06	1.27%	1.03%
Dec-16	32,872,626.67	53,396,826.76	20,524,200.09	927,400.68	1,315,474,927.00	19.06	1.60%	1.23%
Jan-17	31,439,783.97	53,148,440.74	21,708,656.77	749,610.00	1,261,576,876.26	20.83	1.75%	1.31%
Feb-17	30,318,943.23	48,924,230.11	18,605,286.88	988,184.40	1,211,664,461.75	21.57	1.59%	1.20%
Mar-17	29,546,565.38	49,627,625.15	20,081,059.77	812,499.98	1,161,224,336.62	22.59	1.77%	1.28%
Apr-17	28,876,314.44	45,567,509.44	16,691,195.00	718,159.21	1,114,938,667.97	23.44	1.54%	1.14%
May-17	28,246,913.79	48,870,962.57	20,624,048.78	1,099,641.19	1,064,968,064.21	24.37	2.00%	1.36%
Jun-17	26,773,057.43	46,125,153.05	19,352,095.62	638,744.95	1,018,204,166.21	25.22	1.93%	1.31%
Jul-17	26,289,017.92	43,047,215.38	16,758,197.46	468,181.59	974,688,769.24	26.17	1.74%	1.21%
Aug-17	26,394,094.40	44,266,936.22	17,872,841.82	674,893.26	929,746,939.76	27.09	1.96%	1.29%
Sep-17	25,819,528.90	40,845,999.53	15,026,470.63	718,414.51	888,182,525.72	27.97	1.74%	1.18%
Oct-17	26,544,833.26	40,735,119.36	14,190,286.10	1,316,148.78	846,131,257.58	28.94	1.80%	1.20%
Nov-17	26,790,104.49	37,490,284.26	10,700,179.77	922,500.35	807,718,472.97	29.82	1.42%	1.01%
Dec-17	24,805,851.16	36,572,442.09	11,766,590.93	935,241.18	770,210,789.70	29.82	1.62%	1.09%
Jan-18	23,323,646.34	38,939,555.25	15,615,908.91	812,351.00	730,458,883.45	31.72	2.20%	1.33%

* The Servicer exercised its option to purchase the receivables on the first distribution date following the last day of the collection period as of which the aggregate principal balance was 5% or less of the aggregate principal balance of the receivables as of July 31, 2016.

Period	Scheduled Principal in $	Principal Coll. According to Investor Report in $	Unscheduled Principal in $	Principal Defaulted Amounts in $	Ending Pool Balance in $	Weighted Average Seasoning	All –In SMM	ABS Speed
Feb-18	22,248,739.20	34,311,175.14	12,062,435.94	931,037.97	695,216,670.34	32.51	1.83%	1.16%
Mar-18	21,575,760.78	35,451,344.48	13,875,583.70	951,740.61	658,813,585.25	33.58	2.20%	1.28%
Apr-18	21,035,915.54	33,113,523.07	12,077,607.53	872,103.77	624,827,958.41	34.45	2.03%	1.21%
May-18	20,469,459.95	32,162,405.74	11,692,945.79	577,623.75	592,087,928.92	35.41	2.03%	1.19%
Jun-18	19,748,129.50	30,821,603.20	11,073,473.70	693,119.70	560,573,206.02	36.29	2.06%	1.19%
Jul-18	19,331,338.34	30,396,336.86	11,064,998.52	369,617.07	529,807,252.09	37.26	2.11%	1.20%
Aug-18	19,061,678.82	30,330,361.05	11,268,682.23	730,909.35	498,745,981.69	38.18	2.35%	1.25%
Sep-18	18,301,682.90	26,523,954.26	8,222,271.36	689,869.27	471,532,158.16	39.06	1.85%	1.09%
Oct-18	17,545,800.14	28,130,978.56	10,585,178.42	704,666.05	442,696,513.55	40.01	2.49%	1.26%
Nov-18	16,912,401.74	26,924,112.71	10,011,710.97	447,618.24	415,324,782.60	40.89	2.46%	1.24%
Dec-18	16,551,735.19	25,200,824.70	8,649,089.51	289,639.27	389,834,318.63	41.83	2.24%	1.17%
Jan-19	15,639,459.43	24,101,882.73	8,462,423.30	747,744.48	364,984,691.42	42.72	2.46%	1.21%
Feb-19	14,962,985.87	21,602,044.06	6,639,058.19	477,530.12	342,905,117.24	43.49	2.03%	1.09%
Mar-19	14,451,521.20	22,670,298.07	8,218,776.87	297,661.55	319,937,157.62	44.54	2.59%	1.22%
Apr-19	14,013,314.03	21,565,769.13	7,552,455.10	342,878.22	298,028,510.27	45.37	2.58%	1.20%
May-19	13,493,320.18	20,369,386.38	6,876,066.20	129,398.91	277,529,724.98	46.28	2.46%	1.16%
Jun-19	12,903,754.96	18,495,637.52	5,591,882.56	163,181.74	258,870,905.72	47.11	2.17%	1.08%
Jul-19	12,765,832.92	19,341,600.76	6,575,767.84	238,301.13	239,291,003.83	48.02	2.77%	1.20%
Aug-19	12,075,658.66	18,431,027.98	6,355,369.32	293,247.56	220,566,728.29	48.90	2.93%	1.22%
Sep-19	11,618,305.78	17,063,205.50	5,444,899.72	250,525.58	203,252,997.21	49.72	2.73%	1.17%
Oct-19	11,070,535.10	16,998,625.51	5,928,090.41	371,046.87	185,883,324.83	50.61	3.28%	1.25%
Nov-19	10,352,771.11	14,710,065.00	4,357,293.89	123,287.29	171,049,972.54	51.42	2.55%	1.11%
Dec-19	10,095,330.82	14,766,218.09	4,670,887.27	284,035.89	155,999,718.56	52.30	3.08%	1.19%
Jan-20	9,191,768.10	13,982,356.93	4,790,588.83	155,288.63	141,862,073.00	53.13	3.37%	1.22%
Feb-20	8,730,435.86	12,590,728.09	3,860,292.23	157,015.11	129,114,329.80	53.88	3.02%	1.16%
Mar-20	8,258,844.67	12,132,623.06	3,873,778.39	120,521.42	116,861,185.32	54.81	3.31%	1.19%
Apr-20	8,126,622.64	9,930,299.85	1,803,677.21	157,687.15	106,773,198.32	55.61	1.80%	0.91%
May-20	9,736,054.99	10,003,482.27	267,427.28	55,586.48	96,714,129.57	56.49	0.33%	0.28%
Jun-20	6,980,147.09	10,136,660.76	3,156,513.67	111,355.67	86,466,113.14	57.27	3.64%	1.19%
Jul-20	6,414,765.01	9,619,952.69	3,205,187.68	101,836.62	76,744,323.83	58.12	4.13%	1.23%

Delinquency Experience

Set forth below is delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2016-1 presented on a monthly basis.

MBART 2016-1(1)

Period	Ending Pool Balance in $	31-60 Days Delinquent in $	31-60 Days Delinquent Number of Receivables	% of Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Delinquent Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Delinquent Number of Receivables	% of Ending Pool Balance	Over 120 Days Delinquent in $	Over 120 Days Delinquent Number of Receivables	% of Ending Pool Balance
Aug-16	1,591,275,988.02	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%
Sep-16	1,474,609,195.27	2,208,786.45	63	0.15%	473,311.88	8	0.03%	97,674.24	2	0.01%	0.00	0	0.00%
Oct-16	1,420,931,275.96	2,845,252.28	76	0.20%	663,963.38	15	0.05%	139,398.35	4	0.01%	0.00	0	0.00%
Nov-16	1,369,799,154.44	2,995,085.26	88	0.22%	864,401.60	16	0.06%	228,102.33	5	0.02%	0.00	0	0.00%
Dec-16	1,315,474,927.00	3,357,534.21	104	0.26%	1,140,244.40	27	0.09%	272,501.13	4	0.02%	0.00	0	0.00%
Jan-17	1,261,576,876.26	3,116,231.04	91	0.25%	842,679.31	28	0.07%	433,455.71	8	0.03%	0.00	0	0.00%
Feb-17	1,211,664,461.75	3,688,630.50	98	0.30%	532,144.38	21	0.04%	365,341.02	12	0.03%	0.00	0	0.00%
Mar-17	1,161,224,336.62	3,410,703.81	96	0.29%	910,450.70	23	0.08%	204,204.51	7	0.02%	0.00	0	0.00%
Apr-17	1,114,938,667.97	2,986,722.75	91	0.27%	906,490.21	31	0.08%	330,267.01	6	0.03%	0.00	0	0.00%
May-17	1,064,968,064.21	3,418,298.45	106	0.32%	919,980.44	27	0.09%	297,340.67	11	0.03%	0.00	0	0.00%
Jun-17	1,018,204,166.21	3,488,260.53	105	0.34%	677,107.07	23	0.07%	234,386.15	10	0.02%	0.00	0	0.00%
Jul-17	974,688,769.24	3,724,829.75	113	0.38%	786,105.39	31	0.08%	259,257.21	9	0.03%	0.00	0	0.00%
Aug-17	929,746,939.76	3,456,188.53	119	0.37%	1,000,926.70	37	0.11%	208,145.28	8	0.02%	0.00	0	0.00%
Sep-17	888,182,525.72	3,878,939.10	115	0.44%	756,804.85	35	0.09%	249,083.92	13	0.03%	0.00	0	0.00%
Oct-17	846,131,257.58	3,993,690.66	135	0.47%	931,462.38	32	0.11%	233,738.94	13	0.03%	0.00	0	0.00%
Nov-17	807,718,472.97	3,485,594.78	125	0.43%	766,250.93	30	0.09%	295,178.48	10	0.04%	0.00	0	0.00%
Dec-17	770,210,789.70	4,253,486.29	151	0.55%	996,733.35	44	0.13%	270,791.22	13	0.04%	0.00	0	0.00%
Jan-18	730,458,883.45	3,941,479.92	137	0.54%	943,375.15	35	0.13%	317,657.00	13	0.04%	0.00	0	0.00%
Feb-18	695,216,670.34	3,401,778.72	127	0.49%	1,658,078.19	48	0.24%	416,483.75	16	0.06%	0.00	0	0.00%
Mar-18	658,813,585.25	3,370,304.97	119	0.51%	803,323.02	28	0.12%	586,626.08	17	0.09%	0.00	0	0.00%
Apr-18	624,827,958.41	3,159,720.92	117	0.51%	1,061,521.84	42	0.17%	308,310.17	11	0.05%	0.00	0	0.00%
May-18	592,087,928.92	3,173,516.59	133	0.54%	838,681.14	29	0.14%	342,450.15	10	0.06%	0.00	0	0.00%
Jun-18	560,573,206.02	3,948,030.38	143	0.70%	882,424.65	36	0.16%	94,624.52	6	0.02%	0.00	0	0.00%
Jul-18	529,807,252.09	2,890,781.73	121	0.55%	1,174,441.75	40	0.22%	327,258.25	14	0.06%	0.00	0	0.00%
Aug-18	498,745,981.69	3,234,387.19	134	0.65%	707,292.77	28	0.14%	513,531.33	13	0.10%	0.00	0	0.00%
Sep-18	471,532,158.16	3,745,568.21	146	0.79%	882,765.13	34	0.19%	246,280.75	10	0.05%	0.00	0	0.00%
Oct-18	442,696,513.55	3,855,232.79	157	0.87%	795,435.21	30	0.18%	268,032.61	9	0.06%	0.00	0	0.00%
Nov-18	415,324,782.60	3,262,763.60	147	0.79%	977,173.73	39	0.24%	263,531.78	10	0.06%	0.00	0	0.00%
Dec-18	389,834,318.63	3,096,800.47	143	0.79%	1,102,109.93	46	0.28%	399,667.18	12	0.10%	0.00	0	0.00%
Jan-19	364,984,691.42	2,891,076.64	142	0.79%	872,535.62	38	0.24%	307,060.48	13	0.08%	0.00	0	0.00%
Feb-19	342,905,117.24	3,065,773.57	144	0.89%	677,853.69	41	0.20%	161,000.91	9	0.05%	0.00	0	0.00%
Mar-19	319,937,157.62	2,064,838.56	105	0.65%	464,194.13	19	0.15%	189,673.19	15	0.06%	0.00	0	0.00%
Apr-19	298,028,510.27	2,508,561.39	123	0.84%	327,553.92	20	0.11%	154,586.66	5	0.05%	0.00	0	0.00%
May-19	277,529,724.98	2,186,686.59	117	0.79%	423,898.52	22	0.15%	192,178.06	6	0.07%	0.00	0	0.00%
Jun-19	258,870,905.72	2,363,724.03	134	0.91%	395,565.79	19	0.15%	96,328.56	4	0.04%	0.00	0	0.00%
Jul-19	239,291,003.83	1,905,579.26	113	0.80%	638,098.35	32	0.27%	258,498.96	10	0.11%	0.00	0	0.00%
Aug-19	220,566,728.29	2,075,274.85	119	0.94%	486,953.79	27	0.22%	233,746.86	12	0.11%	0.00	0	0.00%
Sep-19	203,252,997.21	1,931,236.39	122	0.95%	435,940.08	24	0.21%	212,410.42	8	0.10%	0.00	0	0.00%

Period	Ending Pool Balance in $	31-60 Days Delinquent in $	31-60 Days Delinquent Number of Receivables	% of Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Delinquent Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Delinquent Number of Receivables	% of Ending Pool Balance	Over 120 Days Delinquent in $	Over 120 Days Delinquent Number of Receivables	% of Ending Pool Balance
Oct-19	185,883,324.83	1,579,911.51	113	0.85%	401,462.44	22	0.22%	72,913.28	8	0.04%	0.00	0	0.00%
Nov-19	171,049,972.54	1,714,845.37	120	1.00%	359,673.00	22	0.21%	134,331.63	10	0.08%	0.00	0	0.00%
Dec-19	155,999,718.56	1,305,580.17	118	0.84%	355,779.10	23	0.23%	135,710.13	10	0.09%	0.00	0	0.00%
Jan-20	141,862,073.00	1,266,810.46	104	0.89%	318,659.79	29	0.22%	129,397.83	8	0.09%	0.00	0	0.00%
Feb-20	129,114,329.80	1,281,171.80	104	0.99%	347,394.94	29	0.27%	130,326.00	11	0.10%	0.00	0	0.00%
Mar-20	116,861,185.32	1,244,936.59	111	1.07%	361,196.68	33	0.31%	83,844.90	9	0.07%	0.00	0	0.00%
Apr-20	106,773,198.32	845,455.34	97	0.79%	451,485.49	47	0.42%	134,489.15	12	0.13%	0.00	0	0.00%
May-20	96,714,129.57	511,471.18	62	0.53%	232,570.22	25	0.24%	160,261.43	17	0.17%	0.00	0	0.00%
Jun-20	86,466,113.14	615,713.66	68	0.71%	106,065.07	15	0.12%	96,892.71	10	0.11%	0.00	0	0.00%
Jul-20	76,744,323.83	587,425.31	59	0.77%	122,656.32	23	0.16%	88,868.95	10	0.12%	0.00	0	0.00%

(1)	A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.

Loss Experience

Set forth below is loss information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2016-1 presented on a monthly basis.

MBART 2016-1

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Sep-16	830,181.12	309,706.23	520,474.89	0.033%
Oct-16	461,467.28	182,193.36	279,273.92	0.050%
Nov-16	495,110.88	210,378.43	284,732.45	0.068%
Dec-16	927,400.68	482,684.02	444,716.66	0.096%
Jan-17	749,610.00	320,053.71	429,556.29	0.123%
Feb-17	988,184.40	415,586.69	572,597.71	0.159%
Mar-17	812,499.98	495,135.08	317,364.90	0.179%
Apr-17	718,159.21	742,286.27	-24,127.06	0.178%
May-17	1,099,641.19	675,405.13	424,236.06	0.204%
Jun-17	638,744.95	349,888.48	288,856.47	0.222%
Jul-17	468,181.59	686,388.35	-218,206.76	0.209%
Aug-17	674,893.26	530,552.61	144,340.65	0.218%
Sep-17	718,414.51	386,757.52	331,656.99	0.239%
Oct-17	1,316,148.78	1,058,589.99	257,558.79	0.255%
Nov-17	922,500.35	560,985.88	361,514.47	0.277%
Dec-17	935,241.18	582,329.93	352,911.25	0.300%
Jan-18	812,351.00	477,287.55	335,063.45	0.321%
Feb-18	931,037.97	426,373.86	504,664.11	0.352%
Mar-18	951,740.61	627,170.45	324,570.16	0.373%
Apr-18	872,103.77	888,969.13	-16,865.36	0.372%
May-18	577,623.75	466,154.56	111,469.19	0.379%
Jun-18	693,119.70	570,358.53	122,761.17	0.386%
Jul-18	369,617.07	297,231.58	72,385.49	0.391%
Aug-18	730,909.35	543,429.80	187,479.55	0.403%
Sep-18	689,869.27	380,540.28	309,328.99	0.422%
Oct-18	704,666.05	411,290.49	293,375.56	0.441%
Nov-18	447,618.24	475,971.78	-28,353.54	0.439%
Dec-18	289,639.27	219,530.44	70,108.83	0.443%
Jan-19	747,744.48	400,003.81	347,740.67	0.465%
Feb-19	477,530.12	221,640.03	255,890.09	0.481%
Mar-19	297,661.55	217,893.14	79,768.41	0.486%
Apr-19	342,878.22	333,002.33	9,875.89	0.487%
May-19	129,398.91	360,838.35	-231,439.44	0.472%
Jun-19	163,181.74	321,958.58	-158,776.84	0.462%
Jul-19	238,301.13	229,514.81	8,786.32	0.463%
Aug-19	293,247.56	243,513.20	49,734.36	0.466%
Sep-19	250,525.58	183,404.93	67,120.65	0.470%
Oct-19	371,046.87	203,752.93	167,293.94	0.481%
Nov-19	123,287.29	204,622.77	-81,335.48	0.476%
Dec-19	284,035.89	163,756.17	120,279.72	0.483%
Jan-20	155,288.63	209,894.48	-54,605.85	0.480%
Feb-20	157,015.11	161,433.60	-4,418.49	0.479%
Mar-20	120,521.42	143,129.03	-22,607.61	0.478%
Apr-20	157,687.15	63,864.82	93,822.33	0.484%
May-20	55,586.48	120,893.52	-65,307.04	0.480%
Jun-20	111,355.67	162,800.66	-51,444.99	0.477%
Jul-20	101,836.62	76,164.73	25,671.89	0.478%

Mercedes-Benz Auto Receivables Trust 2018-1

Composition of the Receivables as of the Cutoff Date

Closing Date	July 25, 2018
Cutoff Date	May 31, 2018
Aggregate Principal Balance	$1,508,391,985.09
Number of Receivables	50,953
Average Principal Balance	$29,603.60
Principal Balance (Range)	$2,000.54 to $212,879.47
Average Original Principal Balance	$40,453.19
Original Principal Balance (Range)	$4,753.42 to $243,281.14
Percentage of New Vehicles	48.05%
Percentage of Pre-owned Vehicles	51.95%
Weighted Average Contract Rate	3.39%
Contract Rate (Range)	0.00% to 11.49%
Weighted Average Original Term(1)	66.76 months
Original Term (Range)(1)	18 to 72 months
Weighted Average Remaining Term(2)	52.70 months
Remaining Term (Range)(2)	2 to 71 months
Weighted Average FICO® Score(3)	768.07
Range of FICO® Scores(3)	651 to 899

(1)	Based on the number of scheduled monthly payments at origination.
(2)	Based on the number of monthly payments remaining as of the Cutoff Date.
(3)	The FICO® score with respect to any receivable with co-obligors is the highest of each obligor’s FICO® score at the time of application.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date(1)

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
2 months to 12 months	2,747	5.39%	$16,590,984.99	1.10%
13 months to 24 months	4,363	8.56	53,231,640.25	3.53
25 months to 36 months	6,542	12.84	136,823,088.38	9.07
37 months to 48 months	8,698	17.07	234,744,653.18	15.56
49 months to 60 months	17,129	33.62	569,814,307.53	37.78
61 months to 72 months	11,474	22.52	497,187,310.76	32.96
Total	50,953	100.00%	$1,508,391,985.09	100.00%

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	Percentages may not add up to 100.00% due to rounding.

Distribution of the Receivables by State of Obligor Mailing Address Representing
more than 5% of the Total Outstanding Principal Balance as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
California	10,285	20.19%	$295,168,096.53	19.57%
Texas	5,864	11.51	199,812,664.37	13.25
Florida	4,982	9.78	152,557,582.14	10.11
New York	3,713	7.29	105,841,637.97	7.02
Total	24,844	48.77%	$753,379,981.01	49.95%

Prepayment Information

Set forth below is prepayment information relating to the motor vehicle installment sales contracts and installment loans owned by Mercedes-Benz Auto Receivables Trust 2018-1 (“MBART 2018-1”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this Prospectus.

MBART 2018-1

	Payment Date	Planned Pool Amortization based on 1.3 ABS Speed in $	Pool Factor	Actual Amortization in $	Pool Factor
	Close Date	1,508,391,985.09	1.00	1,508,391,985.09	1.00
1	15-Aug-18	1,400,495,232.48	0.93	1,412,328,883.58	0.94
2	15-Sep-18	1,348,062,504.64	0.89	1,363,059,146.82	0.90
3	15-Oct-18	1,296,645,483.05	0.86	1,318,586,267.71	0.87
4	15-Nov-18	1,246,248,142.12	0.83	1,271,163,285.14	0.84
5	15-Dec-18	1,196,874,471.46	0.79	1,226,233,251.98	0.81
6	15-Jan-19	1,148,528,476.02	0.76	1,180,886,131.76	0.78
7	15-Feb-19	1,101,214,176.09	0.73	1,133,563,125.06	0.75
8	15-Mar-19	1,055,007,071.22	0.70	1,092,726,711.43	0.72
9	15-Apr-19	1,011,072,449.33	0.67	1,051,066,963.82	0.70
10	15-May-19	968,071,105.56	0.64	1,007,338,953.52	0.67
11	15-Jun-19	926,006,812.17	0.61	964,966,506.40	0.64
12	15-Jul-19	884,883,356.22	0.59	927,357,461.83	0.61
13	15-Aug-19	844,704,539.60	0.56	887,850,708.49	0.59
14	15-Sep-19	805,474,179.12	0.53	849,670,356.96	0.56
15	15-Oct-19	767,196,106.54	0.51	812,875,357.94	0.54
16	15-Nov-19	729,874,168.68	0.48	774,900,099.27	0.51
17	15-Dec-19	693,512,227.42	0.46	741,836,442.05	0.49
18	15-Jan-20	659,632,885.11	0.44	707,297,601.30	0.47
19	15-Feb-20	626,667,167.23	0.42	672,654,592.61	0.45
20	15-Mar-20	594,528,244.63	0.39	641,096,827.53	0.43
21	15-Apr-20	563,219,578.71	0.37	609,575,037.83	0.40
22	15-May-20	532,744,644.88	0.35	583,440,334.94	0.39
23	15-Jun-20	503,106,932.57	0.33	556,698,239.90	0.37
24	15-Jul-20	474,309,945.35	0.31	526,754,850.84	0.35
25	15-Aug-20	446,357,200.96	0.30	496,057,800.48	0.33
26	15-Sep-20	419,252,231.34	0.28	467,522,499.73	0.31
27	15-Oct-20	392,998,582.75	0.26	439,627,351.05	0.29
28	15-Nov-20	367,599,815.79	0.24	412,581,092.64	0.27
29	15-Dec-20	343,059,505.47	0.23	388,136,684.37	0.26
30	15-Jan-21	319,381,241.27	0.21	362,234,633.59	0.24
31	15-Feb-21	298,311,157.75	0.20	338,431,681.21	0.22
32	15-Mar-21	278,062,744.26	0.18	317,304,968.30	0.21
33	15-Apr-21	258,521,377.54	0.17	293,240,342.42	0.19
34	15-May-21	239,690,148.26	0.16	272,524,670.86	0.18
35	15-Jun-21	221,572,160.07	0.15	253,940,191.21	0.17
36	15-Jul-21	204,170,529.65	0.14	233,957,484.29	0.16
37	15-Aug-21	187,488,386.82	0.12
38	15-Sep-21	171,528,874.53	0.11
39	15-Oct-21	156,295,148.99	0.10
40	15-Nov-21	141,790,379.66	0.09
41	15-Dec-21	128,017,749.34	0.08
42	15-Jan-22	114,980,454.23	0.08

	Payment Date	Planned Pool Amortization based on 1.3 ABS Speed in $	Pool Factor	Actual Amortization in $	Pool Factor
43	15-Feb-22	104,050,686.83	0.07
44	15-Mar-22	93,665,479.25	0.06
45	15-Apr-22	83,827,281.88	0.06
46	15-May-22	74,538,555.71	0.05
47	15-Jun-22	65,801,772.36	0.04
48	15-Jul-22	57,619,414.13	0.04
49	15-Aug-22	49,993,974.06	0.03
50	15-Sep-22	42,927,955.99	0.03
51	15-Oct-22	36,423,874.54	0.02
52	15-Nov-22	30,484,255.25	0.02
53	15-Dec-22	25,111,634.58	0.02
54	15-Jan-23	20,308,559.93	0.01
55	15-Feb-23	17,330,993.35	0.01
56	15-Mar-23	14,576,354.53	0.01
57	15-Apr-23	12,045,746.12	0.01
58	15-May-23	9,740,275.92	0.01
59	15-Jun-23	7,661,056.89	0.01
60	15-Jul-23	5,809,207.17	0.00
61	15-Aug-23	4,185,850.14	0.00
62	15-Sep-23	2,792,114.39	0.00
63	15-Oct-23	1,629,133.79	0.00
64	15-Nov-23	698,047.51	0.00

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2018-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this Prospectus.

Period	Scheduled Principal in $	Principal Coll. According to Investor Report in $	Unscheduled Principal in $	Principal Defaulted Amounts in $	Ending Pool Balance in $	Weighted Average Seasoning	All-In SMM	ABS Speed
Jun-18					1,508,391,985.09	14.06
Jul-18	58,991,015.40	95,333,105.99	36,342,090.59	729,995.52	1,412,328,883.58	16.18	1.28%	1.08%
Aug-18	29,732,797.33	48,645,285.49	18,912,488.16	624,451.27	1,363,059,146.82	17.06	1.41%	1.15%
Sep-18	29,105,000.22	43,539,688.41	14,434,688.19	933,190.70	1,318,586,267.71	17.90	1.15%	0.96%
Oct-18	29,016,600.18	46,663,031.31	17,646,431.13	759,951.26	1,271,163,285.14	18.80	1.43%	1.14%
Nov-18	28,560,346.16	44,087,591.44	15,527,245.28	842,441.72	1,226,233,251.98	19.64	1.32%	1.06%
Dec-18	28,237,318.75	44,611,613.57	16,374,294.82	735,506.65	1,180,886,131.76	20.56	1.43%	1.12%
Jan-19	27,554,982.70	46,556,660.89	19,001,678.19	766,345.81	1,133,563,125.06	21.44	1.71%	1.27%
Feb-19	27,207,357.10	40,096,863.89	12,889,506.79	739,549.74	1,092,726,711.43	22.18	1.23%	0.97%
Mar-19	26,218,490.39	40,826,964.25	14,608,473.86	832,783.36	1,051,066,963.82	23.19	1.45%	1.10%
Apr-19	25,590,987.96	42,808,153.83	17,217,165.87	919,856.47	1,007,338,953.52	24.02	1.77%	1.25%
May-19	25,151,548.78	41,457,223.88	16,305,675.10	915,223.24	964,966,506.40	24.95	1.75%	1.23%
Jun-19	24,335,252.08	37,166,142.90	12,830,890.82	442,901.67	927,357,461.83	25.81	1.41%	1.04%
Jul-19	23,681,762.41	38,763,739.59	15,081,977.18	743,013.75	887,850,708.49	26.73	1.75%	1.21%
Aug-19	23,309,711.88	37,332,907.79	14,023,195.91	847,443.74	849,670,356.96	27.62	1.72%	1.18%
Sep-19	22,865,786.81	35,921,706.46	13,055,919.65	873,292.56	812,875,357.94	28.46	1.68%	1.15%
Oct-19	22,189,509.11	36,772,363.09	14,582,853.98	1,202,895.58	774,900,099.27	29.40	2.00%	1.27%
Nov-19	21,518,900.24	32,514,734.26	10,995,834.02	548,922.96	741,836,442.05	30.27	1.53%	1.06%
Dec-19	21,098,553.07	33,927,093.73	12,828,540.66	611,747.02	707,297,601.30	31.19	1.86%	1.19%
Jan-20	20,782,234.50	33,955,118.59	13,172,884.09	687,890.10	672,654,592.61	32.09	2.02%	1.24%
Feb-20	20,020,790.72	30,670,341.32	10,649,550.60	887,423.76	641,096,827.53	32.90	1.77%	1.13%
Mar-20	19,617,203.42	30,561,405.69	10,944,202.27	960,384.01	609,575,037.83	33.89	1.92%	1.18%
Apr-20	23,223,899.76	25,505,913.62	2,282,013.86	628,789.27	583,440,334.94	34.77	0.50%	0.42%
May-20	18,902,265.02	25,999,667.78	7,097,402.76	742,427.26	556,698,239.90	35.71	1.39%	0.94%
Jun-20	18,246,369.01	29,142,057.71	10,895,688.70	801,331.35	526,754,850.84	36.56	2.17%	1.22%
Jul-20	17,591,534.96	30,211,850.78	12,620,315.82	485,199.58	496,057,800.48	37.50	2.57%	1.33%
Aug-20	16,938,853.59	27,967,145.68	11,028,292.09	568,155.07	467,522,499.73	38.39	2.42%	1.27%
Sep-20	16,479,518.41	27,565,973.87	11,086,455.46	329,174.81	439,627,351.05	39.23	2.53%	1.28%
Oct-20	15,887,503.91	26,681,812.20	10,794,308.29	364,446.21	412,581,092.64	40.16	2.63%	1.30%
Nov-20	15,249,832.84	23,889,146.89	8,639,314.05	555,261.38	388,136,684.37	41.02	2.31%	1.20%
Dec-20	14,715,982.56	25,596,972.54	10,880,989.98	305,078.24	362,234,633.59	41.95	3.00%	1.34%
Jan-21	14,435,589.60	23,613,763.32	9,178,173.72	189,189.06	338,431,681.21	42.85	2.69%	1.26%
Feb-21	13,788,992.52	20,863,766.48	7,074,773.96	262,946.43	317,304,968.30	43.61	2.26%	1.15%
Mar-21	13,122,594.96	23,829,659.20	10,707,064.24	234,966.68	293,240,342.42	44.59	3.60%	1.40%
Apr-21	12,524,448.06	20,568,703.50	8,044,255.44	146,968.06	272,524,670.86	45.41	2.92%	1.27%
May-21	12,239,431.39	18,467,713.25	6,228,281.86	116,766.40	253,940,191.21	46.34	2.44%	1.16%
Jun-21	11,667,443.23	19,851,646.69	8,184,203.46	131,060.23	233,957,484.29	47.17	3.43%	1.32%

Delinquency Experience

Set forth below is delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2018-1 presented on a monthly basis.

MBART 2018-1(1)

Period	Ending Pool Balance in $	31-60 Days Delinquent in $	31-60 Days Delinquent Number of Receivables	% of Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Delinquent Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Delinquent Number of Receivables	% of Ending Pool Balance	Over 120 Days Delinquent in $	Over 120 Days Delinquent Number of Receivables	% of Ending Pool Balance
Jun-18	1,508,391,985.09	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%
Jul-18	1,412,328,883.58	2,364,399.79	73	0.17%	214,610.43	4	0.02%	0.00	0	0.00%	0.00	0	0.00%
Aug-18	1,363,059,146.82	2,432,044.34	61	0.18%	504,899.28	16	0.04%	0.00	0	0.00%	0.00	0	0.00%
Sep-18	1,318,586,267.71	2,890,261.45	68	0.22%	793,088.68	22	0.06%	121,088.97	4	0.01%	0.00	0	0.00%
Oct-18	1,271,163,285.14	3,370,060.20	89	0.27%	1,219,576.14	29	0.10%	234,349.20	7	0.02%	0.00	0	0.00%
Nov-18	1,226,233,251.98	2,374,634.85	78	0.19%	579,706.64	16	0.05%	412,711.83	10	0.03%	0.00	0	0.00%
Dec-18	1,180,886,131.76	3,458,947.44	104	0.29%	311,632.89	12	0.03%	243,204.06	7	0.02%	0.00	0	0.00%
Jan-19	1,133,563,125.06	4,076,443.62	118	0.36%	769,193.55	22	0.07%	40,052.47	3	0.00%	0.00	0	0.00%
Feb-19	1,092,726,711.43	3,637,188.80	110	0.33%	1,135,833.64	23	0.10%	284,835.64	8	0.03%	0.00	0	0.00%
Mar-19	1,051,066,963.82	3,997,211.78	112	0.38%	834,890.03	22	0.08%	168,110.30	5	0.02%	0.00	0	0.00%
Apr-19	1,007,338,953.52	3,578,110.41	96	0.36%	1,236,104.72	25	0.12%	159,008.18	5	0.02%	0.00	0	0.00%
May-19	964,966,506.40	4,439,691.45	126	0.46%	657,356.51	20	0.07%	108,586.16	2	0.01%	0.00	0	0.00%
Jun-19	927,357,461.83	4,298,595.82	126	0.46%	1,381,946.95	32	0.15%	260,211.61	5	0.03%	0.00	0	0.00%
Jul-19	887,850,708.49	4,207,200.36	127	0.47%	1,147,388.33	29	0.13%	496,169.74	11	0.06%	0.00	0	0.00%
Aug-19	849,670,356.96	4,169,296.24	122	0.49%	1,246,080.30	32	0.15%	661,503.02	10	0.08%	0.00	0	0.00%
Sep-19	812,875,357.94	4,022,311.09	140	0.49%	966,001.37	24	0.12%	526,826.64	8	0.06%	0.00	0	0.00%
Oct-19	774,900,099.27	3,664,358.73	132	0.47%	1,030,476.24	35	0.13%	339,346.85	7	0.04%	0.00	0	0.00%
Nov-19	741,836,442.05	4,239,342.91	137	0.57%	880,331.25	34	0.12%	306,976.94	11	0.04%	0.00	0	0.00%
Dec-19	707,297,601.30	4,798,199.76	171	0.68%	1,381,871.91	36	0.20%	219,153.00	11	0.03%	0.00	0	0.00%
Jan-20	672,654,592.61	4,641,373.58	158	0.69%	1,110,285.27	41	0.17%	354,587.87	10	0.05%	0.00	0	0.00%
Feb-20	641,096,827.53	4,649,735.07	150	0.73%	1,258,217.31	43	0.20%	241,205.89	8	0.04%	0.00	0	0.00%
Mar-20	609,575,037.83	3,556,799.33	136	0.58%	1,196,531.11	38	0.20%	338,994.01	11	0.06%	0.00	0	0.00%
Apr-20	583,440,334.94	3,105,591.96	118	0.53%	1,230,212.19	43	0.21%	603,968.13	21	0.10%	0.00	0	0.00%
May-20	556,698,239.90	1,910,080.53	78	0.34%	710,924.35	27	0.13%	644,578.11	21	0.12%	0.00	0	0.00%
Jun-20	526,754,850.84	1,963,546.26	74	0.37%	516,245.85	23	0.10%	307,930.95	11	0.06%	0.00	0	0.00%
Jul-20	496,057,800.48	2,231,346.80	95	0.45%	498,882.50	23	0.10%	377,456.39	13	0.08%	0.00	0	0.00%
Aug-20	467,522,499.73	3,028,440.83	112	0.65%	782,714.17	27	0.17%	197,937.22	12	0.04%	0.00	0	0.00%
Sep-20	439,627,351.05	2,941,983.11	111	0.67%	629,062.65	25	0.14%	246,271.92	12	0.06%	0.00	0	0.00%
Oct-20	412,581,092.64	2,777,708.40	118	0.67%	669,001.83	27	0.16%	245,110.44	8	0.06%	0.00	0	0.00%
Nov-20	388,136,684.37	3,117,463.63	143	0.80%	658,092.04	27	0.17%	158,546.63	6	0.04%	0.00	0	0.00%
Dec-20	362,234,633.59	3,058,737.56	145	0.84%	755,347.69	26	0.21%	184,939.51	10	0.05%	0.00	0	0.00%
Jan-21	338,431,681.21	2,743,480.16	127	0.81%	988,854.84	42	0.29%	228,692.34	12	0.07%	0.00	0	0.00%
Feb-21	317,304,968.30	2,640,660.07	118	0.83%	925,931.27	43	0.29%	216,194.85	13	0.07%	0.00	0	0.00%
Mar-21	293,240,342.42	2,145,855.55	95	0.73%	651,128.88	23	0.22%	83,942.42	6	0.03%	0.00	0	0.00%
Apr-21	272,524,670.86	1,831,017.53	82	0.67%	589,572.77	24	0.22%	43,916.82	2	0.02%	0.00	0	0.00%
May-21	253,940,191.21	1,972,897.24	87	0.78%	449,016.36	18	0.18%	103,381.71	4	0.04%	0.00	0	0.00%
Jun-21	233,957,484.29	1,830,827.67	81	0.78%	242,835.93	12	0.10%	129,479.21	6	0.06%	0.00	0	0.00%

(1)	A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.

Loss Experience

Set forth below is loss information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2018-1 presented on a monthly basis.

MBART 2018-1

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Jul-18	729,995.52	434,029.58	295,965.94	0.020%
Aug-18	624,451.27	185,249.89	439,201.38	0.049%
Sep-18	933,190.70	550,454.32	382,736.38	0.074%
Oct-18	759,951.26	641,313.18	118,638.08	0.082%
Nov-18	842,441.72	618,124.63	224,317.09	0.097%
Dec-18	735,506.65	333,665.04	401,841.61	0.123%
Jan-19	766,345.81	490,048.95	276,296.86	0.142%
Feb-19	739,549.74	481,642.93	257,906.81	0.159%
Mar-19	832,783.36	184,908.59	647,874.77	0.202%
Apr-19	919,856.47	612,521.00	307,335.47	0.222%
May-19	915,223.24	934,438.56	-19,215.32	0.221%
Jun-19	442,901.67	743,621.27	-300,719.60	0.201%
Jul-19	743,013.75	542,177.38	200,836.37	0.214%
Aug-19	847,443.74	341,254.88	506,188.86	0.248%
Sep-19	873,292.56	301,603.03	571,689.53	0.286%
Oct-19	1,202,895.58	576,132.65	626,762.93	0.327%
Nov-19	548,922.96	486,353.76	62,569.20	0.331%
Dec-19	611,747.02	689,398.33	-77,651.31	0.326%
Jan-20	687,890.10	502,277.71	185,612.39	0.339%
Feb-20	887,423.76	499,178.08	388,245.68	0.364%
Mar-20	960,384.01	692,871.24	267,512.77	0.382%
Apr-20	628,789.27	252,251.32	376,537.95	0.407%
May-20	742,427.26	457,275.48	285,151.78	0.426%
Jun-20	801,331.35	400,255.87	401,075.48	0.453%
Jul-20	485,199.58	501,232.49	-16,032.91	0.452%
Aug-20	568,155.07	265,813.74	302,341.33	0.472%
Sep-20	329,174.81	323,471.15	5,703.66	0.472%
Oct-20	364,446.21	383,635.42	-19,189.21	0.471%
Nov-20	555,261.38	306,454.65	248,806.73	0.487%
Dec-20	305,078.24	458,091.24	-153,013.00	0.477%
Jan-21	189,189.06	306,648.88	-117,459.82	0.469%
Feb-21	262,946.43	268,524.44	-5,578.01	0.469%
Mar-21	234,966.68	236,022.79	-1,056.11	0.469%
Apr-21	146,968.06	224,615.32	-77,647.26	0.464%
May-21	116,766.40	240,978.22	-124,211.82	0.455%
Jun-21	131,060.23	216,126.20	-85,065.97	0.450%

Mercedes-Benz Auto Receivables Trust 2019-1

Composition of the Receivables as of the Cutoff Date

Closing Date	September 25, 2019
Cutoff Date	July 31, 2019
Aggregate Principal Balance	$1,615,006,230.09
Number of Receivables	50,838
Average Principal Balance	$31,767.70
Principal Balance (Range)	$2,004.39 to $215,574.74
Average Original Principal Balance	$41,111.47
Original Principal Balance (Range)	$5,000.00 to $248,193.31
Percentage of New Vehicles	40.29%
Percentage of Pre-owned Vehicles	59.71%
Weighted Average Contract Rate	3.71%
Contract Rate (Range)	0.00% to 11.39%
Weighted Average Original Term(1)	64.34 months
Original Term (Range)(1)	12 to 72 months
Weighted Average Remaining Term(2)	52.01 months
Remaining Term (Range)(2)	3 to 71 months
Weighted Average FICO® Score(3)	773.11
Range of FICO® Scores(3)	651 to 899

(1)	Based on the number of scheduled monthly payments at origination.
(2)	Based on the number of monthly payments remaining as of the Cutoff Date.
(3)	The FICO® score with respect to any receivable with co-obligors is the highest of each obligor’s FICO® score at the time of application.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date(1)

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
2 months to 12 months	936	1.84%	$6,071,349.04	0.38%
13 months to 24 months	2,995	5.89	40,946,358.45	2.54
25 months to 36 months	8,437	16.60	198,414,233.67	12.29
37 months to 48 months	12,234	24.06	346,498,237.50	21.45
49 months to 60 months	13,464	26.48	484,054,306.12	29.97
61 months to 72 months	12,772	25.12	539,021,745.31	33.38
Total	50,838	100.00%	$1,615,006,230.09	100.00%

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	Percentages may not add up to 100.00% due to rounding.

Distribution of the Receivables by State of Obligor Mailing Address Representing
more than 5% of the Total Outstanding Principal Balance as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
California	10,374	20.41%	$328,252,868.44	20.33%
Texas	5,725	11.26	202,951,383.53	12.57
Florida	4,648	9.14	153,359,490.90	9.50
New York	3,713	7.30	112,710,589.37	6.98
Total	24,460	48.11%	$797,274,332.24	49.38%

Prepayment Information

Set forth below is prepayment information relating to the motor vehicle installment sales contracts and installment loans owned by Mercedes-Benz Auto Receivables Trust 2019-1 (“MBART 2019-1”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this Prospectus.

MBART 2019-1

	Payment Date	Planned Pool Amortization based on 1.3 ABS Speed in $	Pool Factor	Actual Amortization in $	Pool Factor
	Close Date	1,615,006,230.09	1.00	1,615,006,230.09	1.00
1	15-Oct-19	1,503,116,976.52	0.93	1,510,335,825.54	0.94
2	15-Nov-19	1,448,600,519.34	0.90	1,456,574,634.79	0.90
3	15-Dec-19	1,395,041,657.56	0.86	1,408,706,916.86	0.87
4	15-Jan-20	1,342,444,525.30	0.83	1,357,096,046.48	0.84
5	15-Feb-20	1,290,813,274.72	0.80	1,306,037,725.00	0.81
6	15-Mar-20	1,240,152,076.05	0.77	1,260,872,743.16	0.78
7	15-Apr-20	1,190,465,117.72	0.74	1,214,135,195.00	0.75
8	15-May-20	1,141,756,606.40	0.71	1,173,579,629.38	0.73
9	15-Jun-20	1,094,528,168.08	0.68	1,132,574,192.30	0.70
10	15-Jul-20	1,048,250,765.58	0.65	1,085,046,582.83	0.67
11	15-Aug-20	1,002,928,539.47	0.62	1,038,598,846.60	0.64
12	15-Sep-20	958,565,648.55	0.59	992,924,987.81	0.61
13	15-Oct-20	915,166,269.92	0.57	944,047,892.25	0.58
14	15-Nov-20	872,734,599.08	0.54	898,100,506.12	0.56
15	15-Dec-20	831,274,850.02	0.51	856,347,521.41	0.53
16	15-Jan-21	790,791,255.29	0.49	810,341,214.02	0.50
17	15-Feb-21	751,288,066.11	0.47	770,302,778.67	0.48
18	15-Mar-21	712,769,552.44	0.44	733,232,944.23	0.45
19	15-Apr-21	676,338,594.17	0.42	688,462,941.02	0.43
20	15-May-21	640,811,268.75	0.40	650,294,724.32	0.40
21	15-Jun-21	606,291,316.96	0.38	616,167,086.83	0.38
22	15-Jul-21	572,677,082.37	0.35	576,975,871.13	0.36
23	15-Aug-21	539,972,603.16	0.33
24	15-Sep-21	508,181,935.74	0.31
25	15-Oct-21	477,309,154.86	0.30
26	15-Nov-21	447,358,353.65	0.28
27	15-Dec-21	418,333,643.77	0.26
28	15-Jan-22	390,239,155.45	0.24
29	15-Feb-22	363,079,037.60	0.22
30	15-Mar-22	336,857,457.90	0.21
31	15-Apr-22	311,578,602.89	0.19
32	15-May-22	287,478,646.26	0.18
33	15-Jun-22	266,822,123.75	0.17
34	15-Jul-22	246,919,678.98	0.15
35	15-Aug-22	227,774,914.88	0.14
36	15-Sep-22	209,391,451.53	0.13
37	15-Oct-22	191,772,926.24	0.12
38	15-Nov-22	174,922,993.64	0.11
39	15-Dec-22	158,845,325.76	0.10
40	15-Jan-23	143,543,612.10	0.09
41	15-Feb-23	129,021,559.77	0.08
42	15-Mar-23	117,387,814.71	0.07

	Payment Date	Planned Pool Amortization based on 1.3 ABS Speed in $	Pool Factor	Actual Amortization in $	Pool Factor
43	15-Apr-23	106,296,777.16	0.07
44	15-May-23	96,035,353.37	0.06
45	15-Jun-23	86,282,982.57	0.05
46	15-Jul-23	77,042,369.81	0.05
47	15-Aug-23	68,316,234.15	0.04
48	15-Sep-23	60,107,308.72	0.04
49	15-Oct-23	52,418,340.80	0.03
50	15-Nov-23	45,252,091.90	0.03
51	15-Dec-23	38,611,337.84	0.02
52	15-Jan-24	32,498,868.80	0.02
53	15-Feb-24	26,917,489.41	0.02
54	15-Mar-24	21,870,018.83	0.01
55	15-Apr-24	18,080,914.43	0.01
56	15-May-24	15,113,761.59	0.01
57	15-Jun-24	12,392,904.71	0.01
58	15-Jul-24	9,919,686.98	0.01
59	15-Aug-24	7,695,458.96	0.00
60	15-Sep-24	5,721,578.63	0.00
61	15-Oct-24	3,999,411.38	0.00
62	15-Nov-24	2,530,330.13	0.00
63	15-Dec-24	1,315,715.30	0.00
64	15-Jan-25	356,954.90	0.00

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2019-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this Prospectus.

Period	Scheduled Principal in $	Principal Coll. According to Investor Report in $	Unscheduled Principal in $	Principal Defaulted Amounts in $	Ending Pool Balance in $	Weighted Average Seasoning	All-In SMM	ABS Speed
Aug-19					1,615,006,230.09	12.33
Sep-19	62,870,095.03	103,718,569.56	40,848,474.53	951,834.99	1,510,335,825.54	14.65	1.35%	1.15%
Oct-19	31,554,701.25	52,707,157.31	21,152,456.06	1,054,033.44	1,456,574,634.79	15.61	1.50%	1.23%
Nov-19	31,076,600.96	46,910,727.60	15,834,126.64	956,990.33	1,408,706,916.86	16.50	1.18%	0.99%
Dec-19	30,623,852.51	50,686,661.15	20,062,808.64	924,209.23	1,357,096,046.48	17.46	1.52%	1.22%
Jan-20	30,628,309.49	49,670,847.83	19,042,538.34	1,387,473.65	1,306,037,725.00	18.38	1.54%	1.21%
Feb-20	29,591,296.94	43,665,494.51	14,074,197.57	1,499,487.33	1,260,872,743.16	19.23	1.22%	1.00%
Mar-20	29,237,831.66	45,507,048.43	16,269,216.77	1,230,499.73	1,214,135,195.00	20.25	1.42%	1.12%
Apr-20	28,777,754.87	39,333,455.40	10,555,700.53	1,222,110.22	1,173,579,629.38	21.14	0.99%	0.83%
May-20	28,228,293.32	40,026,996.48	11,798,703.16	978,440.60	1,132,574,192.30	22.12	1.12%	0.90%
Jun-20	27,729,188.81	46,837,715.55	19,108,526.74	689,893.92	1,085,046,582.83	22.99	1.79%	1.28%
Jul-20	27,096,362.68	45,871,353.06	18,774,990.38	576,383.17	1,038,598,846.60	23.95	1.83%	1.29%
Aug-20	26,474,205.74	44,593,804.25	18,119,598.51	1,080,054.54	992,924,987.81	24.86	1.90%	1.30%
Sep-20	25,889,774.67	47,862,189.83	21,972,415.16	1,014,905.73	944,047,892.25	25.73	2.38%	1.49%
Oct-20	25,426,300.29	44,676,125.36	19,249,825.07	1,271,260.77	898,100,506.12	26.70	2.23%	1.42%
Nov-20	24,691,793.60	41,100,857.22	16,409,063.62	652,127.49	856,347,521.41	27.57	1.95%	1.28%
Dec-20	24,084,589.25	45,524,041.33	21,439,452.08	482,266.06	810,341,214.02	28.53	2.63%	1.53%
Jan-21	23,965,589.20	39,562,950.52	15,597,361.32	475,484.83	770,302,778.67	29.45	2.04%	1.29%
Feb-21	23,647,910.04	36,604,280.54	12,956,370.50	465,553.90	733,232,944.23	30.24	1.80%	1.18%
Mar-21	22,582,500.80	43,879,787.05	21,297,286.25	890,216.16	688,462,941.02	31.29	3.12%	1.61%
Apr-21	21,716,834.10	37,208,342.92	15,491,508.82	959,873.78	650,294,724.32	32.15	2.47%	1.39%
May-21	21,609,875.50	33,399,342.28	11,789,466.78	728,295.21	616,167,086.83	33.14	1.99%	1.21%
Jun-21	20,656,101.38	38,764,698.32	18,108,596.94	426,517.38	576,975,871.13	34.00	3.11%	1.53%

Delinquency Experience

Set forth below is delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2019-1 presented on a monthly basis.

MBART 2019-1(1)

Period	Ending Pool Balance in $	31-60 Days Delinquent in $	31-60 Days Delinquent Number of Receivables	% of Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Delinquent Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Delinquent Number of Receivables	% of Ending Pool Balance	Over 120 Days Delinquent in $	Over 120 Days Delinquent Number of Receivables	% of Ending Pool Balance
Aug-19	1,615,006,230.09	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%
Sep-19	1,510,335,825.54	2,418,560.19	54	0.16%	532,087.08	10	0.04%	0.00	0	0.00%	0.00	0	0.00%
Oct-19	1,456,574,634.79	3,626,258.91	75	0.25%	523,013.97	13	0.04%	357,512.94	5	0.02%	0.00	0	0.00%
Nov-19	1,408,706,916.86	3,171,356.94	87	0.23%	1,062,861.67	25	0.08%	309,687.20	6	0.02%	0.00	0	0.00%
Dec-19	1,357,096,046.48	3,288,273.87	93	0.24%	1,433,555.33	34	0.11%	430,901.62	10	0.03%	0.00	0	0.00%
Jan-20	1,306,037,725.00	4,719,694.71	116	0.36%	735,720.73	19	0.06%	446,613.51	12	0.03%	0.00	0	0.00%
Feb-20	1,260,872,743.16	3,340,895.61	89	0.26%	1,463,752.04	30	0.12%	281,112.68	7	0.02%	0.00	0	0.00%
Mar-20	1,214,135,195.00	3,871,824.03	96	0.32%	844,698.39	19	0.07%	456,260.83	11	0.04%	0.00	0	0.00%
Apr-20	1,173,579,629.38	3,507,536.21	108	0.30%	877,606.94	22	0.07%	549,698.68	13	0.05%	0.00	0	0.00%
May-20	1,132,574,192.30	2,292,560.73	66	0.20%	654,752.51	20	0.06%	372,731.48	10	0.03%	0.00	0	0.00%
Jun-20	1,085,046,582.83	2,036,123.06	59	0.19%	498,583.70	12	0.05%	342,548.76	10	0.03%	0.00	0	0.00%
Jul-20	1,038,598,846.60	3,471,984.06	91	0.33%	395,928.97	16	0.04%	258,063.07	6	0.02%	0.00	0	0.00%
Aug-20	992,924,987.81	3,806,867.99	102	0.38%	1,319,172.08	30	0.13%	129,920.14	5	0.01%	0.00	0	0.00%
Sep-20	944,047,892.25	3,221,754.50	97	0.34%	902,671.49	24	0.10%	576,582.92	12	0.06%	0.00	0	0.00%
Oct-20	898,100,506.12	4,456,586.03	122	0.50%	990,884.92	28	0.11%	284,535.52	9	0.03%	0.00	0	0.00%
Nov-20	856,347,521.41	4,673,352.19	133	0.55%	998,119.23	27	0.12%	272,968.42	9	0.03%	0.00	0	0.00%
Dec-20	810,341,214.02	4,691,705.71	151	0.58%	1,481,808.83	39	0.18%	202,792.22	7	0.03%	0.00	0	0.00%
Jan-21	770,302,778.67	3,977,291.87	114	0.52%	1,295,913.70	39	0.17%	435,904.14	14	0.06%	0.00	0	0.00%
Feb-21	733,232,944.23	3,868,769.84	117	0.53%	1,395,338.90	39	0.19%	323,132.87	12	0.04%	0.00	0	0.00%
Mar-21	688,462,941.02	2,901,416.99	87	0.42%	1,157,190.23	30	0.17%	424,783.72	9	0.06%	0.00	0	0.00%
Apr-21	650,294,724.32	2,611,409.77	75	0.40%	737,440.48	23	0.11%	387,685.41	8	0.06%	0.00	0	0.00%
May-21	616,167,086.83	2,200,820.99	70	0.36%	402,792.49	18	0.07%	104,956.14	4	0.02%	0.00	0	0.00%
Jun-21	576,975,871.13	2,305,459.05	71	0.40%	318,125.83	13	0.06%	66,220.40	4	0.01%	0.00	0	0.00%

(1)	A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.

Loss Experience

Set forth below is loss information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2019-1 presented on a monthly basis.

MBART 2019-1

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Sep-19	951,834.99	455,044.22	496,790.77	0.031%
Oct-19	1,054,033.44	842,352.57	211,680.87	0.044%
Nov-19	956,990.33	654,042.98	302,947.35	0.063%
Dec-19	924,209.23	490,484.69	433,724.54	0.089%
Jan-20	1,387,473.65	703,846.39	683,627.26	0.132%
Feb-20	1,499,487.33	680,787.66	818,699.67	0.183%
Mar-20	1,230,499.73	785,378.87	445,120.86	0.210%
Apr-20	1,222,110.22	686,848.17	535,262.05	0.243%
May-20	978,440.60	849,475.28	128,965.32	0.251%
Jun-20	689,893.92	795,485.92	-105,592.00	0.245%
Jul-20	576,383.17	683,117.33	-106,734.16	0.238%
Aug-20	1,080,054.54	730,206.57	349,847.97	0.260%
Sep-20	1,014,905.73	774,318.39	240,587.34	0.275%
Oct-20	1,271,260.77	524,808.01	746,452.76	0.321%
Nov-20	652,127.49	565,916.83	86,210.66	0.326%
Dec-20	482,266.06	661,979.70	-179,713.64	0.315%
Jan-21	475,484.83	452,796.10	22,688.73	0.316%
Feb-21	465,553.90	399,089.04	66,464.86	0.321%
Mar-21	890,216.16	626,778.64	263,437.52	0.337%
Apr-21	959,873.78	697,969.36	261,904.42	0.353%
May-21	728,295.21	751,606.10	-23,310.89	0.352%
Jun-21	426,517.38	464,934.86	-38,417.48	0.349%

Mercedes-Benz Auto Receivables Trust 2020-1

Composition of the Receivables as of the Cutoff Date

Closing Date	June 23, 2020
Cutoff Date	April 30, 2020
Aggregate Principal Balance	$1,124,777,926.44
Number of Receivables	35,214
Average Principal Balance	$31,941.21
Principal Balance (Range)	$2,016.06 to $219,424.13
Average Original Principal Balance	$41,503.24
Original Principal Balance (Range)	$5,314.00 to $236,721.35
Percentage of New Vehicles	40.19%
Percentage of Pre-owned Vehicles	59.81%
Weighted Average Contract Rate	3.82%
Contract Rate (Range)	0.00% to 11.14%
Weighted Average Original Term(1)	63.55 months
Original Term (Range)(1)	12 to 72 months
Weighted Average Remaining Term(2)	52.53 months
Remaining Term (Range)(2)	3 to 71 months
Weighted Average FICO® Score(3)	777.43
Range of FICO® Scores(3)	651 to 899

(1)	Based on the number of scheduled monthly payments at origination.
(2)	Based on the number of monthly payments remaining as of the Cutoff Date.
(3)	The FICO® score with respect to any receivable with co-obligors is the highest of each obligor’s FICO® score at the time of application.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date(1)

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables(2)	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance(2)
3 months to 12 months	1,566	4.45%	$9,391,227.92	0.83%
13 months to 24 months	1,767	5.02	28,445,632.45	2.53
25 months to 36 months	7,694	21.85	180,478,921.19	16.05
37 months to 48 months	4,242	12.05	125,128,014.33	11.12
49 months to 60 months	10,120	28.74	348,915,346.57	31.02
61 months to 72 months	9,825	27.90	432,418,783.98	38.44
Total	35,214	100.00%	$1,124,777,926.44	100.00%

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)	Percentages may not add up to 100.00% due to rounding.

Distribution of the Receivables by State of Obligor Mailing Address Representing
more than 5% of the Total Outstanding Principal Balance as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
California	7,798	22.14%	$244,717,835.79	21.76%
Texas	4,311	12.24	153,100,735.75	13.61
Florida	3,169	9.00	109,339,919.33	9.72
New York	2,659	7.55	80,445,443.55	7.15
Total	17,937	50.93%	$587,603,934.42	52.24%

Prepayment Information

Set forth below is prepayment information relating to the motor vehicle installment sales contracts and installment loans owned by Mercedes-Benz Auto Receivables Trust 2020-1 (“MBART 2020-1”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this Prospectus.

MBART 2020-1

	Payment Date	Planned Pool Amortization based on 1.3 ABS Speed in $	Pool Factor	Actual Amortization in $	Pool Factor
	Close Date	1,124,777,926.44	1.00	1,124,777,926.44	1.00
1	15-Jul-20	1,046,385,010.90	0.93	1,048,907,771.42	0.93
2	17-Aug-20	1,008,233,874.96	0.90	1,008,910,793.05	0.90
3	15-Sep-20	970,783,661.46	0.86	968,824,505.53	0.86
4	15-Oct-20	934,037,417.97	0.83	930,225,957.24	0.83
5	16-Nov-20	897,998,205.43	0.80	892,075,451.84	0.79
6	15-Dec-20	862,669,098.22	0.77	856,178,935.86	0.76
7	15-Jan-21	828,053,184.23	0.74	817,000,649.49	0.73
8	15-Feb-21	794,153,564.93	0.71	783,604,189.86	0.70
9	15-Mar-21	761,590,180.98	0.68	752,951,540.47	0.67
10	15-Apr-21	729,662,926.13	0.65	714,474,789.81	0.64
11	17-May-21	698,374,645.41	0.62	680,838,256.70	0.61
12	15-Jun-21	667,728,196.74	0.59	648,619,107.77	0.58
13	15-Jul-21	637,726,450.98	0.57	613,932,148.88	0.55
14	16-Aug-21	608,372,292.01	0.54
15	15-Sep-21	579,668,616.76	0.52
16	15-Oct-21	551,618,335.30	0.49
17	15-Nov-21	524,224,370.90	0.47
18	15-Dec-21	497,489,660.09	0.44
19	17-Jan-22	471,417,152.72	0.42
20	15-Feb-22	446,115,422.01	0.40
21	15-Mar-22	422,191,777.99	0.38
22	15-Apr-22	398,888,515.03	0.35
23	16-May-22	376,208,464.51	0.33
24	15-Jun-22	354,154,470.88	0.31
25	15-Jul-22	332,729,391.71	0.30
26	15-Aug-22	311,936,097.76	0.28
27	15-Sep-22	291,777,473.05	0.26
28	17-Oct-22	272,256,414.90	0.24
29	15-Nov-22	253,375,834.01	0.23
30	15-Dec-22	238,027,556.82	0.21
31	16-Jan-23	223,329,327.28	0.20
32	15-Feb-23	209,085,145.47	0.19
33	15-Mar-23	195,297,385.53	0.17
34	17-Apr-23	181,968,433.52	0.16
35	15-May-23	169,100,687.53	0.15
36	15-Jun-23	156,696,557.71	0.14
37	17-Jul-23	144,758,466.35	0.13
38	15-Aug-23	133,288,847.94	0.12
39	15-Sep-23	122,290,149.20	0.11
40	16-Oct-23	111,764,829.21	0.10
41	15-Nov-23	101,715,359.40	0.09
42	15-Dec-23	92,144,223.64	0.08

	Payment Date	Planned Pool Amortization based on 1.3 ABS Speed in $	Pool Factor	Actual Amortization in $	Pool Factor
43	16-Jan-24	83,566,063.20	0.07
44	15-Feb-24	75,628,762.02	0.07
45	15-Mar-24	68,072,694.60	0.06
46	15-Apr-24	60,899,880.32	0.05
47	15-May-24	54,112,348.91	0.05
48	17-Jun-24	47,712,140.51	0.04
49	15-Jul-24	41,701,305.74	0.04
50	15-Aug-24	36,081,905.72	0.03
51	16-Sep-24	30,856,012.16	0.03
52	15-Oct-24	26,025,707.40	0.02
53	15-Nov-24	21,593,084.46	0.02
54	16-Dec-24	17,560,247.12	0.02
55	15-Jan-25	14,943,310.07	0.01
56	18-Feb-25	12,521,497.26	0.01
57	17-Mar-25	10,295,899.92	0.01
58	15-Apr-25	8,267,615.24	0.01
59	15-May-25	6,437,746.36	0.01
60	16-Jun-25	4,807,402.45	0.00
61	15-Jul-25	3,377,698.69	0.00
62	15-Aug-25	2,149,756.34	0.00
63	15-Sep-25	1,124,702.80	0.00
64	15-Oct-25	303,671.50	0.00

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2020-1.  For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this Prospectus.

Period	Scheduled Principal in $	Principal Coll. According to Investor Report in $	Unscheduled Principal in $	Principal Defaulted Amounts in $	Ending Pool Balance in $	Weighted Average Seasoning	All-In SMM	ABS Speed
May-20					1,124,777,926.44	11.02
Jun-20	43,953,979.41	74,874,219.20	30,920,239.79	995,935.82	1,048,907,771.42	13.34	1.48%	1.27%
Jul-20	21,388,497.38	39,696,778.84	18,308,281.46	300,199.53	1,008,910,793.05	14.29	1.81%	1.46%
Aug-20	21,070,251.51	39,551,916.58	18,481,665.07	534,370.94	968,824,505.53	15.19	1.93%	1.51%
Sep-20	21,388,497.38	38,087,081.19	16,698,583.81	511,467.10	930,225,957.24	16.04	1.82%	1.42%
Oct-20	20,895,331.00	37,676,718.63	16,781,387.63	473,786.77	892,075,451.84	16.98	1.90%	1.45%
Nov-20	20,583,579.45	35,308,813.77	14,725,234.32	587,702.21	856,178,935.86	17.85	1.76%	1.35%
Dec-20	19,974,959.56	38,872,452.12	18,897,492.56	305,834.25	817,000,649.49	18.80	2.30%	1.63%
Jan-21	20,346,370.46	32,997,060.40	12,650,689.94	399,399.23	783,604,189.86	19.72	1.64%	1.25%
Feb-21	19,479,637.68	30,418,402.17	10,938,764.49	234,247.22	752,951,540.47	20.51	1.46%	1.13%
Mar-21	19,138,362.31	38,214,258.02	19,075,895.71	262,492.64	714,474,789.81	21.53	2.64%	1.71%
Apr-21	18,314,258.51	33,327,289.07	15,013,030.56	309,244.04	680,838,256.70	22.41	2.20%	1.49%
May-21	17,907,800.45	31,402,734.09	13,494,933.64	816,414.84	648,619,107.77	23.39	2.16%	1.45%
Jun-21	17,358,319.93	34,542,560.45	17,184,240.52	144,398.44	613,932,148.88	24.24	2.75%	1.67%

Delinquency Experience

Set forth below is delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2020-1 presented on a monthly basis.

MBART 2020-1(1)

Period	Ending Pool Balance in $	31-60 Days Delinquent in $	31-60 Days Delinquent Number of Receivables	% of Ending Pool Balance	61-90 Days Delinquent in $	61-90 Days Delinquent Number of Receivables	% of Ending Pool Balance	91-120 Days Delinquent in $	91-120 Days Delinquent Number of Receivables	% of Ending Pool Balance	Over 120 Days Delinquent in $	Over 120 Days Delinquent Number of Receivables	% of Ending Pool Balance
May-20	1,124,777,926.44	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%	0.00	0	0.00%
Jun-20	1,048,907,771.42	821,392.32	24	0.08%	172,919.00	5	0.02%	0.00	0	0.00%	0.00	0	0.00%
Jul-20	1,008,910,793.05	911,769.63	24	0.09%	154,053.40	4	0.02%	238,474.73	6	0.02%	0.00	0	0.00%
Aug-20	968,824,505.53	1,336,431.89	34	0.14%	282,922.50	8	0.03%	42,246.87	1	0.00%	0.00	0	0.00%
Sep-20	930,225,957.24	1,399,528.68	33	0.15%	410,351.08	8	0.04%	95,682.74	2	0.01%	0.00	0	0.00%
Oct-20	892,075,451.84	967,148.71	32	0.11%	667,588.32	11	0.07%	160,508.75	5	0.02%	0.00	0	0.00%
Nov-20	856,178,935.86	1,946,524.65	42	0.23%	275,512.94	9	0.03%	266,795.72	4	0.03%	0.00	0	0.00%
Dec-20	817,000,649.49	1,139,539.47	32	0.14%	430,573.27	10	0.05%	96,393.31	4	0.01%	0.00	0	0.00%
Jan-21	783,604,189.86	1,480,160.95	38	0.19%	104,743.74	6	0.01%	81,155.05	2	0.01%	0.00	0	0.00%
Feb-21	752,951,540.47	1,968,157.39	50	0.26%	365,928.01	11	0.05%	47,310.19	3	0.01%	0.00	0	0.00%
Mar-21	714,474,789.81	1,517,630.57	37	0.21%	276,646.85	12	0.04%	295,494.90	6	0.04%	0.00	0	0.00%
Apr-21	680,838,256.70	1,223,204.35	32	0.18%	590,765.58	10	0.09%	195,320.60	7	0.03%	0.00	0	0.00%
May-21	648,619,107.77	1,268,669.55	36	0.20%	289,885.23	5	0.04%	15,418.10	1	0.00%	0.00	0	0.00%
Jun-21	613,932,148.88	936,916.13	31	0.15%	185,362.79	5	0.03%	0.00	0	0.00%	0.00	0	0.00%

(1)	A receivable is not considered delinquent if the amount past due is less than 10% of the payment due under such receivable.

Loss Experience

Set forth below is loss information relating to the motor vehicle installment sales contracts and installment loans owned by MBART 2020-1 presented on a monthly basis.

MBART 2020-1

Period	Gross Principal Losses in $	Recoveries in $	Net Principal Losses in $	Cumulative Net Principal Losses as % of Cutoff Date Pool Balance
Jun-20	995,935.82	401,802.27	594,133.55	0.053%
Jul-20	300,199.53	534,122.32	-233,922.79	0.032%
Aug-20	534,370.94	438,697.33	95,673.61	0.041%
Sep-20	511,467.10	379,625.56	131,841.54	0.052%
Oct-20	473,786.77	220,064.07	253,722.70	0.075%
Nov-20	587,702.21	293,735.96	293,966.25	0.101%
Dec-20	305,834.25	283,862.12	21,972.13	0.103%
Jan-21	399,399.23	367,429.86	31,969.37	0.106%
Feb-21	234,247.22	273,979.68	-39,732.46	0.102%
Mar-21	262,492.64	364,396.04	-101,903.40	0.093%
Apr-21	309,244.04	144,129.92	165,114.12	0.108%
May-21	816,414.84	263,513.83	552,901.01	0.157%
Jun-21	144,398.44	251,313.30	-106,914.86	0.147%

Graphical Presentation for Prior Securitizations

Delinquency Experience.  The delinquency information set forth below relating to the motor vehicle installment sales contracts and installment loans included in the referenced trusts is presented on a monthly basis.

Loss Experience.  The indicated loss information set forth below relating to the motor vehicle installment sales contracts and installment loans included in the referenced trusts is presented on a monthly basis.

Mercedes-Benz Auto Receivables Trust 2021-1
Issuer

Daimler Retail Receivables LLC
Depositor

Mercedes-Benz Financial Services USA LLC
Sponsor, Servicer and Administrator

$332,500,000	0.00%	Class A-1 Asset Backed Notes*
$560,000,000	_______%	Class A-2 Asset Backed Notes
$560,000,000	_______%	Class A-3 Asset Backed Notes
$130,000,000	_______%	Class A-4 Asset Backed Notes

*The Class A-1 Notes are not offered hereby and will be retained by the Depositor or one or more of its affiliates.

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus.  Daimler Retail Receivables LLC has not authorized anyone to provide you with additional or different information.  Daimler Retail Receivables LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the Notes may be required to deliver a prospectus until 90 days after the date of this prospectus.

Joint Bookrunners

Mizuho Securities	Santander	TD Securities

Co-Managers
Barclays	Deutsche Bank Securities

September __, 2021